UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Voya Financial, Inc.
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April 11, 2024
Dear Fellow Shareholders:
On behalf of the Voya Financial, Inc. (the “Company” or “Voya”) Board of Directors (the “Board”), you are cordially invited to attend our 2024 Annual Meeting of Shareholders on Thursday, May 23, 2024.
Continuing to Execute and Grow
Over the past year, we remained steadfast in our focus on execution. This resulted in solid commercial momentum, the successful integration of acquisitions that support our strategy, expense management, and strong free cash flows along with excess capital deployment.
Today, our capabilities and strengths put us in a unique position to serve our customers’ broad health, wealth and investment needs with innovative products and holistic solutions that few in our industry can match. Our relentless focus on our customers’ needs translated into further client confidence in Voya as evidenced by solid growth in 2023:
▪	For Wealth Solutions, we grew full-service recurring deposits more than 10% compared with 2022, reflecting growth in both Corporate and Tax-Exempt markets;
▪
Health Solutions annualized in-force premiums and fees grew nearly 20% in 2023, reflecting growth across all product lines, favorable retention and the positive impact of the Benefitfocus acquisition; and

▪
In Investment Management, we navigated the economic and interest rate headwinds affecting active asset managers and delivered $3.8 billion of International Retail net flows in 2023 largely due to our new international distribution partnership.

Our ability to deliver profitable growth is driven by our compelling strategic positioning in capital-light businesses, our track record for generating and deploying excess capital to maximize shareholder returns, and our focus on providing an outstanding experience for our customers.
Strategic Execution of our Business Strategies
In Workplace Solutions, our ability to connect workplace benefits with savings distinguishes Voya in the marketplace and drives better outcomes for our participants and their employers. Our strategy enables us to land new customers and increase retention and provides us with an expanded solution set to grow business with our customers and create new revenue opportunities. For example, our first open enrollment season with Benefitfocus customers was a resounding success, including a year-over-year increase of over 35 points in Benefitfocus’s net promoter score, which is considered the gold standard for measuring customer experience and loyalty. We are also deepening our relationship with employers and employees. We provide tools and guidance to maximize the value of benefits and savings solutions, which helps employers realize greater value from their benefits and savings offerings and helps their employees build a more secure financial future.
Today, our Investment Management business is a diversified, international asset manager with a broad array of investment strategies across institutional and retail markets, and critical investment capabilities in high-growth strategies. Our distribution reach now extends to more than 20 international markets, including high-growth Asia Pacific markets, with robust demand for U.S. credit and U.S. dollar-denominated assets. As a result, Voya IM is positioned for long-term sustainable growth, with strong fundamentals, diversification across markets, and a well-established presence in attractive asset classes.
Voya is a purpose-driven organization with a clear strategy
Our purpose, “together we fight for everyone’s opportunity for a better financial future,” centers us on the needs of our clients, colleagues and communities. It also is an extension of our strong culture, which, along with our significant scale and leading capabilities, is why our clients choose Voya as their workplace and investment management partner. Our purpose advances our strategy, informing the priorities and initiatives that help us fulfill our vision of “clearing your path to financial confidence and a more fulfilling life” and deliver even further value to our stakeholders.

Voya 2024 Proxy Statement	2

I am enthusiastic about our strategy, our prospects and the opportunities before us. With our diversified, capital-light business mix, and our clear focus on the expanding needs of our clients and customers, Voya is well positioned for continued growth and success.
On behalf of the Board and our management team, I would like to thank you for your continued investment in and support of Voya.
Very truly yours,
Heather Lavallee
Chief Executive Officer

Voya 2024 Proxy Statement	3

Notice of 2024 Annual
Meeting of Shareholders
You are cordially invited to attend the Annual Meeting of Shareholders of Voya Financial, Inc., on Thursday, May 23, 2024, at 11:00 a.m., Eastern Time. The meeting will be held as a virtual meeting only, accessible at the following website address: www.virtualshareholdermeeting.com/VOYA2024. The proxy statement describes the items of business that we will conduct at the meeting in more detail, and also provides you with important information about the Company, including our corporate governance and executive compensation practices. I strongly encourage you to read these materials and vote your shares. Additional details regarding how to attend the meeting, submit questions and what to do in the event of technical difficulties are included in the proxy statement.
Time and Date 11:00 a.m., Eastern Time Thursday, May 23, 2024

Items of Business
1 Election of 11 directors to our Board for one-year terms
2 Advisory vote to approve executive compensation
3 Approval of the adoption of the Voya Financial, Inc.
2024 Omnibus Incentive Plan
4 Advisory vote to approve the frequency of future advisory votes on executive compensation
5 Ratification of appointment of Ernst & Young LLP as
our independent registered public accounting firm for
2024
6 Transaction of such other business as may properly
come before our 2024 Annual Meeting of Shareholders

Meeting Website Address www.virtualshareholdermeeting.com/VOYA2024

Record Date
The record date for the determination of the shareholders entitled to vote at our Annual Meeting of Shareholders, or any adjournments or postponements thereof, was the close of business on March 27, 2024.

Your vote is important to us. Please exercise your right to vote.
Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on May 23, 2024. Our Proxy Statement, 2023 Annual Report to Shareholders and other materials are available at www.proxyvote.com.
By Order of the Board of Directors,

My Chi To
Executive Vice President, Chief Legal Officer
and Corporate Secretary
April 11, 2024

Voya 2024 Proxy Statement	4

Proxy Summary
This summary highlights certain information contained elsewhere in our proxy statement. You should read the entire proxy statement carefully before voting.
Shareholders will be asked to vote on the following matters at the 2024 Annual Meeting:
Matter	Board Recommendation	See This Page for More Information
Election of Directors	FOR each Director Nominee	12
Advisory Vote on Approval of Executive Compensation	FOR approval	34
Approval of the Adoption of the Voya Financial, Inc. 2024 Omnibus Incentive Plan	FOR approval	74
Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation	EVERY YEAR	82
Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm	FOR approval	83
Our proxy statement contains information about the matters to be voted on at our 2024 Annual Meeting of Shareholders (which we refer to in this proxy statement as the “Annual Meeting”), as well as information about our corporate governance practices, the compensation we pay our executives, and other information about the Company. Our principal executive offices are located at 230 Park Avenue, New York, New York 10169.
We are furnishing proxy materials to our shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder, to save costs and reduce our impact on the environment. A Notice of Internet Availability of Proxy Materials, which contains instructions about how to access our proxy materials and vote online or by mail, will be mailed to our shareholders beginning on or about April 11, 2024.

Your vote is important. Please exercise your right to vote.

Voya 2024 Proxy Statement	6

Impact And Inclusion At A Glance
2023 Highlights
Executing on Voya’s purpose—Together we fight for everyone’s opportunity for a better financial future—guides our business strategy and our commitment to integrate responsible practices throughout our operations for long-term success and shareholder value. Our purpose informs the work we do to benefit our clients and customers, colleagues, communities and the environment. We focus our efforts where we believe our business practices can have the greatest impact for all stakeholders on our enterprise.
Please visit www.voya.com/impact to learn more about Voya’s purpose-driven initiatives and view our annual Impact Report. This report and other information from the Voya website are not incorporated by reference into this proxy statement.
Clients	Colleagues
A customer-centric approach drives our strategy to provide innovative, technology-driven solutions and capabilities that promote the financial well-being of all of our customers’ employees.

▪ Voya’s thought leadership paper, “Bringing greater financial equity to the workplace to support everyone’s opportunity for a better financial future,” shares the impactful diversity, equity and inclusion (DEI)-related differences that employer best practices can make to improve savings for all plan participants and financial outcomes, in particular for Black and Latino communities.

▪ Voya disbursed more than $1.13 million in proactive insurance claims through Voya Claims 360 and partnering insurance companies, where customers were unaware they have a claim opportunity.

We are committed to attracting and retaining talent and incentivizing high performance. We prioritize the development of a workforce that reflects the diversity of the marketplace, while cultivating a meaningful employee experience, a culture of inclusion, and a holistic approach to our employees’ well-being.

▪ Voya is taking intentional steps to make employees feel valued and cared for by offering new inclusive benefits for mental health, family formation, and more.

▪ Voya adopted an enterprise-wide approach to salary transparency. Now all salary ranges are disclosed for both candidates and employees. We strive to communicate pay programs and decisions in a transparent, timely and consistent manner so that employees understand performance, pay and career mobility.

Communities	Environment
We partner with businesses and organizations that share our commitment to advancing financial resilience and meeting the needs of our local communities.

▪ Voya Foundation, in partnership with the Council for Economic Education, successfully facilitated the first in-person National Personal Finance Challenge (NPFC) since 2019, which teaches thousands of students advanced financial planning skills so they can thrive through solving complex problems in financial literacy.

▪ Approximately 55% of employees participated in our National Days of Service challenge, where Voya employees logged 35,000+ volunteer hours.

We take actions that minimize the environmental impact of our business operations to help create a more sustainable future for our clients, colleagues and communities.

▪ Voya manages its operational impact responsibly, including through greenhouse gas (GHG) emission reduction, waste and energy usage management.

▪ Voya was recognized as a 2023 EPEAT Purchaser Award winner in the Computers and Displays category for choosing technologies and suppliers that incorporate responsible practices throughout the product lifecycle.

Voya 2024 Proxy Statement	7

Impact And Inclusion At A Glance  (continued)
Demographics1
We believe that each employee has a shared responsibility for advancing a culture of inclusion. We focus on representing the clients and customers we serve and believe in being transparent about our workforce composition.
	Employee Population	Female	Racially/Ethnically Diverse[1]
AVP and Above	748	39%	19%
People Managers	1235	44%	21%
Overall	7132	53%	31%
[1]	Numbers reflect US-based Voya and Benefitfocus employees, but not Voya India employees.
[2]	Racially/Ethnically Diverse numbers reflect employees who self-identify as non-White. Approximately 97% of employees included above self-identified their race or ethnicity.
ESG Governance
Enterprise Environmental, Social and Governance (ESG) strategy and execution are managed at the business and functional level, with enterprise management and reporting responsibility led by our ESG steering committee which reports to the Chief Executive Officer (CEO) and consists of our Chief Financial Officer, Chief Legal Officer, Chief Risk Officer, and Chief Risk Officer for Voya Investment Management. This steering committee meets regularly to manage evolving ESG risks and opportunities across the organization. In addition, to ensure alignment with our business goals, Voya maintains an Executive Council for Corporate Responsibility and Diversity & Inclusion (“Executive Council”) that is composed of the top leaders in the Company. Led by the CEO, this governing body meets quarterly to review strategy and performance regarding diversity, equity and inclusion, employee engagement, philanthropic endeavors, and charitable sponsorships. Critical topics are brought to the Executive Council during these meetings with recommendations for initiatives or actions to execute. The body makes determinations, guided by the nature of the issue, as to whether those topics should be discussed with the Nominating, Governance and Social Responsibility Committee or other directors of the Board.
Additionally, the Board’s Nominating, Governance and Social Responsibility Committee Charter includes the review of ESG matters of significance to the Company, including ESG-related risk matters. The Nominating, Governance and Social Responsibility Committee is engaged in ESG in the following ways, including reporting to the full Board as necessary:
▪	Provides oversight of the Code of Business Conduct & Ethics and the Related Party Transaction Policy;
▪	Provides input and guidance on the Impact Report on an annual basis before publication; and
▪	Provides recommendations on key ESG initiatives of significance to the Company.
The Nominating, Governance and Social Responsibility Committee will collaborate with the Risk, Investment and Finance Committee, as appropriate.

Voya 2024 Proxy Statement	8

Board At A Glance
Snapshot of Our Director Nominees
We believe that our director nominees bring a well-rounded variety of skills, qualifications and experiences, and represent an effective mix of deep company knowledge and fresh perspectives. Our Board believes that our nominees’ varying tenures, breadth of experience and mix of attributes strengthen our Board’s independent leadership and effective oversight of management given Voya’s businesses, the operating environment in our industries, and the Company’s long-term strategy.
Name and Principal Occupation	Independent	Director Since
Lynne Biggar Director	Yes	2014
Stephen Bowman Director	Yes	2023
Yvette S. Butler Director	Yes	2021
Jane P. Chwick Director	Yes	2014
Kathleen DeRose Director	Yes	2019
Hikmet Ersek Director	Yes	2023
Ruth Ann M. Gillis Director	Yes	2015
Heather Lavallee President and Chief Executive Officer	No	2022
Robert G. Leary Director	Yes	2024
Aylwin B. Lewis Director	Yes	2020
Joseph V. Tripodi Director	Yes	2015

Voya 2024 Proxy Statement	9

Board At A Glance  (continued)
2024 Board Nominee Statistics

50%
Independent Directors are Women

20%
Independent Directors are People of Color

10 of 11
Directors are Independent

4.9 years[1]
Average Director Tenure

4 of 6
Standing Board Committees are Chaired by Women
[1]	As of the date of the Annual Meeting.
Board Diversity
▪
The importance of DEI at Voya is reinforced at the highest level. Our Board comprises a highly skilled group of individuals representing a diversity of experiences, backgrounds, tenure, gender, and ethnicity.

▪
At Voya, we believe that the Board needs to draw upon a range of experiences in understanding opportunities, anticipating challenges and assessing risks to have effective corporate governance with a robust decision-making process.

Voya 2024 Proxy Statement	10

Board At A Glance  (continued)
Corporate Governance Best Practices and Accountability
We believe that strong and sustainable corporate governance is essential to the effective oversight of the Company. As such, we periodically review and strive to improve our corporate governance practices. We list below our current key corporate governance practices:
Accountability	Best Practices
✔ Annual election of directors ✔ Majority voting for directors ✔ Annual advisory vote on executive compensation ✔ Annual board and committee self-evaluations ✔ Oversight of political contributions
✔  Proactive shareholder engagement plan
✔  Independent directors meet regularly in executive sessions, including with our external auditors
✔  Stock ownership requirements for directors and executive officers
✔  No poison pill
✔  Director orientation and continuing education
✔  Anti-hedging and anti-pledging policies for directors and employees (including officers)
✔  Average of 97% Board and Committee attendance
✔  100% independent standing Board Committees (with the exception of the Executive Committee)
✔  Board oversight of ESG issues and priorities

Voya 2024 Proxy Statement	11

Part I: Corporate Governance
Proposal 1: Election of Directors
Our Board consists of 11 directors, who are elected annually by our shareholders for one-year terms, comprised of 10 independent directors, including the Non-Executive Chairman of our Board, and our President and CEO, Heather Lavallee.
At our Annual Meeting, our shareholders will be asked to elect 11 nominees to our Board (collectively, the “Director Nominees”).
Board Recommendation: Our Board unanimously recommends that our shareholders elect each of our Director Nominees described below under “Our Director Nominees”.
Director Skills and Qualifications
We believe that our director nominees bring a well-rounded variety of skills, qualifications and experiences, and represent an effective mix of deep company knowledge and fresh perspectives. Our Board believes that our Director Nominees' varying tenures, breadth of experience and mix of attributes strengthen our Board's independent leadership and effective oversight of management given Voya's businesses, the operating environment in our industries, and the Company's long-term strategy.
Our Director Nominees have significant skills and experience in the following areas:

Voya 2024 Proxy Statement	12

Director Nomination and Re-Nomination
The Nominating, Governance and Social Responsibility Committee is responsible for identifying individuals believed to be qualified to become Board members, consistent with criteria approved by our Board, and for selecting and recommending to the Board the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. The Committee does not set specific minimum qualifications that directors must meet in order to recommend them to the Board, but specific characteristics considered by the Committee when evaluating candidates for the Board include:

Diversity of background, including gender, ethnicity, race, culture and geography

Financial literacy or other professional business experience relevant to an understanding of our business

Significant leadership experience

Independence for purposes of the New York Stock Exchange (NYSE) listing rules

Accomplishments and reputation in the business community

Strong character and integrity
We also appreciate the importance of critically evaluating individual directors and their contributions to our Board in connection with re-nomination decisions. In considering whether to recommend re-nomination of a director for election at our annual meeting, the Nominating, Governance and Social Responsibility Committee considers factors such as:

The extent to which the Board is diverse as a whole and responds to shareholder views

Shareholder feedback, including the support received by director nominees at our last annual meeting

The extent to which the director’s skills, qualifications and experience continue to contribute to the success of our Board

Independence for purposes of the NYSE listing rules

Attendance and participation at, and preparation for, Board and Committee meetings

Voya 2024 Proxy Statement	13

Consideration of Shareholder Nominees
It is the policy of the Nominating, Governance and Social Responsibility Committee to consider candidates recommended by shareholders in the same manner as other candidates. Mr. Leary is standing for election by our shareholders for the first time. The Nominating, Governance and Social Responsibility Committee retained a third-party search firm and led a process for identifying director candidates. Mr. Leary was identified and recommended as a director candidate due to a number of factors, including his C-suite general management and financial services experience. Shareholders wishing to submit potential director candidates for consideration should submit the names of their nominees, a description of their qualifications and background and the signed consent of the nominee to be so considered, to our Nominating, Governance and Social Responsibility Committee, care of the Corporate Secretary, Voya Financial, Inc., 230 Park Avenue, New York, New York 10169. For more information on how and when to submit a nomination, see “Part V: Other information — Frequently Asked Questions About our Annual Meeting — How do I submit a shareholder proposal or director nominations for the 2025 Annual Meeting?”.
Our Director Nominees
If elected by our shareholders, the 11 Director Nominees, all of whom are currently members of our Board, will serve for a one-year term expiring at our 2025 Annual Meeting of Shareholders. Each duly elected director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
Each of our Director Nominees has been approved and nominated for election by our Board. All of our directors are elected by a majority vote of our shareholders, excluding abstentions.
Below is biographical information about our Director Nominees. This information is current as of the date of this proxy statement and has been confirmed by each of the Director Nominees for inclusion in this proxy statement.

Lynne Biggar Age: 61 Director Since: 2014-2021, 2022 to current
Experience
Ms. Biggar is currently a Senior Advisor at Boston Consulting Group (“BCG”) and an independent public and private board director. Prior to joining BCG in April 2022, she served as the Executive Vice President and Global Chief Marketing Officer of Visa Inc., a payment card services corporation, until March 2022. Prior to joining Visa in February 2016, Ms. Biggar served as the Executive Vice President of Consumer Marketing + Revenue at Time Inc. from November 2013 to January 2016. Prior to that, Ms. Biggar served as Executive Vice President & General Manager of International Card Products + Experiences for American Express from January 2012 to November 2013 and was a member of the company’s Global Management Team. From August 2009 to January 2012, Ms. Biggar served as Executive Vice President & General Manager of the Membership Rewards and Strategic Card Services group at American Express. Prior to that, Ms. Biggar led American Express’ consumer travel business from January 2005 to July 2009. Before joining American Express in 1992, Ms. Biggar held various positions in international strategy and marketing. Ms. Biggar has been recognized by Forbes as one of the World’s Most Influential CMOs three years in a row (2019–2021), by Business Insider as one of the 25 Most Innovative CMOs in the World (2020), by Adweek’s Top 50 and 30 Most Powerful Women in Sports (2018–2020), and Most Tech Savvy CMOs (2018). Brand Innovators also named her on its “Top 100” Women in Brand Marketing list for five consecutive years.

Board Memberships and Other Positions
■ Finastra
■ Leading Hotels of the World
■ Anheuser-Busch InBev (a public company)

Voya 2024 Proxy Statement	14

Stephen Bowman Age: 60 Director Since: 2023
Experience
Mr. Bowman served as Chief Financial Officer of The Northern Trust Corporation, a financial services company, from 2014 until his retirement in February 2020. As CFO, Mr. Bowman was responsible for the company’s Global Finance function including Controller’s group, Financial Planning and Analysis, Tax, Investor Relations, Treasury, Capital Adequacy, Business Unit Finance, Corporate Real Estate, Procurement, Fee Billing and Finance Technology. Prior to his CFO role, Mr. Bowman served in various leadership positions at The Northern Trust Corporation, including Chief Human Resources Officer and CEO of Northern Trust’s European and North American region. Mr. Bowman is a National Trustee of Miami University and serves as the Chair of the Investment Subcommittee. Mr. Bowman has also served as the Chairman of the Lincoln Park Zoo and Glenwood Academy. Mr. Bowman is a graduate of Miami University and earned an MBA from DePaul University.

Board Memberships and Other Positions
■ First Interstate Bank (a public company)
■ FNZ Trust Company

Yvette S. Butler Age: 58 Director Since: 2021
Experience
Ms. Butler is the founder of Hive Wealth, a community-driven, financial planning mobile app aimed at helping people build financial wealth. Founded in 2017, Ms. Butler later became CEO of the company in February 2022. Ms. Butler previously was President of SVB Private Bank & Wealth Management from June 2018 to May 2022. Prior to joining SVB, Ms. Butler was the Executive Vice President of Capital One Investing from April 2013 to March 2018. Prior to joining Capital One, Ms. Butler served as Managing Director for Wells Fargo Advisors heading up the direct business teams, including WFA Solutions and WellsTrade. Ms. Butler also led investor marketing for E*Trade and launched Merrill Lynch’s Financial Advisory Center which later became MerrillEdge. In 2001, she moved to Merrill Lynch as Retirement Group Director. Ms. Butler’s early career included Merrill Lynch investment banking, Charles Schwab and McKinsey.

Board Memberships and Other Positions
■ Synctera
■ Hillcrest Finance, LLC

Voya 2024 Proxy Statement	15

Jane P. Chwick Age: 61 Director Since: 2014
Experience
Ms. Chwick was a partner at Goldman Sachs Group, Inc., where she had a 30-year career in technology, most recently as the co-chief operating officer of the Technology Division, until her retirement in 2013. In that role, she was responsible for financial and business planning, setting the technical strategy and the management of an 8,000-person organization within the firm. While at Goldman, Ms. Chwick served on many governance committees, including the firm’s Finance Committee, the Firm Wide New Activity Committee and the Technology Risk Committee, and was co-chair of the Technology Division Operating Committee. Ms. Chwick was also the co-founder and co-CEO of Trewtec, Inc., providing corporate directors, chief executive officers and chief technology officers with the information they need to improve their oversight of a company’s technology function. Ms. Chwick previously served on the board of directors of Essent Group (a public company) and The Queens College Foundation, both until December 31, 2021.

Board Memberships and Other Positions
■ M&T Bank (a public company)
■ MarketAxess Holdings, Inc. (a public company)
■ ThoughtWorks (a public company)

Kathleen DeRose Age: 63 Director Since: 2019
Experience
Ms. DeRose is a Clinical Professor of Finance at the New York University Leonard N. Stem School of Business, where she leads the FinTech curriculum and is the Director of the Fubon Center for Technology, Business, and Innovation. Ms. DeRose was the Managing Director, Head of Business Strategy and Solutions, Investment Strategy and Research at Credit Suisse Group AG, from 2013 to 2015, and the Managing Director, Head of Global Investment Process, Asset Management at Credit Suisse from 2010 to 2013. Prior to that, Ms. DeRose was the Managing Partner, Head of Portfolio Management and Research at Hagin Investment Management from 2006 to 2010, and the Managing Director, Head of Large Cap Equities at Bessemer Trust from 2003 to 2006. Prior to 2003, Ms. DeRose also held a number of roles at Deutsche Bank, from 1991 to 2003, where she became the Managing Director, and at JP Morgan Chase (formerly Chase Manhattan Bank), from 1983 to 1991.

Board Memberships and Other Positions
■ London Stock Exchange Group (a public company)
■ Enfusion, LLC (a public company)
■ Experian (a public company)

Voya 2024 Proxy Statement	16

Hikmet Ersek Age: 63 Director Since: 2023
Experience
Mr. Ersek has more than 38 years of executive experience in Global Financial Services. Mr. Ersek is currently Advisor Board Member of waterdrop® Company, a global beverage supplements company. Between 2022-2023 he was a Supervisory Board member of Erste Bank Holding (EBS.VI). With his investment vehicle, Ersek Enterprises LLC, he is also advising and investing in privately held companies. Additionally, since 2015 he has been serving as the Austrian Honorary Consul in the U.S., responsible for Colorado, Wyoming, and New Mexico. Mr. Ersek began his global career in financial services in Europe when he joined Europay/MasterCard in Austria in 1986. A decade later in 1996, he joined General Electric (GE) Capital as Business Development executive, and he also represented the GE Corporation as the National Executive for Austria and Slovenia.

Mr. Ersek speaks English, German and Turkish fluently and is a citizen of Austria & Turkey and a resident of the U.S., Mr. Ersek draws on his international background. Mr. Ersek joined Western Union (NYSE: WU) in 1999 and until 2010 was responsible for international expansion of Western Union in Europe, Africa, and Asia. From 2010 until 2021, he was the CEO and a Director of the company. Founded more than 170 years ago, Western Union has become under Mr. Ersek’s leadership one of the world’s largest companies, serving more than 150 million customers in 200 countries, with 12,000 employees speaking more than 75 languages. Mr. Ersek successfully diversified and evolved Western Union’s business portfolio to become a global digital payments company.

Board Memberships and Other Positions
■ Special Advisor to waterdrop®

Ruth Ann M. Gillis Age: 69 Director Since: 2015
Experience
From 2008 until her retirement in 2014, Ms. Gillis served as Executive Vice President and Chief Administrative Officer of Exelon Corporation, a publicly-held Fortune 100 diversified energy company, and President of Exelon Business Services Company, a subsidiary of Exelon Corporation. Ms. Gillis also served as Chief Diversity Officer and as Chief Financial Officer of Exelon Corporation. Prior to her time at Exelon Corporation, Ms. Gillis served as Chief Financial Officer of the University of Chicago Hospitals and Health System and, from 1977 to 1996, Ms. Gillis held various senior management and lending positions at First Chicago Corporation. Ms. Gillis has extensive finance, banking, risk management, financial reporting, operations and information technology, human capital management, and regulatory expertise acquired in highly regulated and complex industries with a history of accomplishment and executive capability. Ms. Gillis qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission and has been recognized as a National Association of Corporate Directors Board Leadership Fellow since 2017.

Board Memberships and Other Positions
■ Snap-On Incorporated (a public company)
■ KeyCorp (a public company)
■ Life Trustee of the Goodman Theatre and
■ Life Director of the Lyric Opera of Chicago

Voya 2024 Proxy Statement	17

Heather Lavallee Chief Executive Officer Age: 54 Director Since: 2022
Experience
Heather Lavallee has been chief executive officer since January 2023 and a director of the Company since July 2022. Ms. Lavallee has more than 30 years of experience in the financial services industry. As Chief Executive Officer, Ms. Lavallee is responsible for the overall strategy and performance of the Company. Prior to assuming her current role as CEO, Ms. Lavallee served as the Company’s president and CEO-elect, overseeing Voya’s Workplace Solutions and Investment Management businesses, as well as Voya’s technology and data organizations, strategy and risk teams. Previously at Voya, Ms. Lavallee served as CEO of Voya’s Wealth Solutions business where she led its customer experience and profitable growth. Ms. Lavallee also served as the president of the Company’s Tax-Exempt Markets business, and was responsible for all aspects of that business, including product, distribution, financial management, strategy and operational performance. Under her leadership, Voya’s Tax-Exempt Markets business achieved significant client growth, including Voya becoming the largest retirement plan provider in the government market in 2020. Prior to that, Ms. Lavallee was president of Employee Benefits (now Health Solutions), where she oversaw all aspects of the group and voluntary insurance business, including strategy, product development, underwriting, actuarial, distribution and marketing.

Board Memberships and Other Positions
■ Council for Economic Education

Robert G. Leary Director Since: 2024 Age: 61
Experience
Mr. Leary has more than 30 years of experience across the asset management, employee benefits, retirement, insurance and annuities industries. Mr. Leary has served as Group CEO of The Olayan Group; CEO of TIAA Global Asset Management, LLC; CEO of Nuveen Investments, Inc.; and CEO of ING Financial Services Inc., a predecessor to Voya Financial. Earlier in his career, Mr. Leary held roles at both AIG Financial Products Corp. and JPMorgan Chase & Co. Mr. Leary has served on the Board of the American Council of Life Insurers (ACLI) and numerous not for profits focusing on education, the environment and humanitarian aid. He received a J.D. from Fordham University School of Law and a bachelor’s degree in history from Union College.

Board Memberships and Other Positions
■ Intact Financial Corporation (a public company)
■ Citizens Financial Group, Inc. Citizens Bank, N.A. (a public company)
■ Wilton Re U.S. Holdings, Inc.
■ Arrow Global Group

Voya 2024 Proxy Statement	18

Aylwin B. Lewis Director Since: 2020 Age: 70
Experience
Mr. Lewis served as Chairman, Chief Executive Officer and President of Potbelly Corporation, a franchisor of quick service restaurants, from June 2008 until his retirement in November 2017. From September 2005 to February 2008, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation and Chief Executive Officer of Kmart and Sears Retail following Sears’ acquisition of Kmart Holding Corporation in March 2005. Mr. Lewis also served as Chief Multi-Branding and Operating Officer of YUM! Brands, Inc., a franchisor and licensor of quick service restaurants including KFC, Long John Silvers, Pizza Hut, Taco Bell and A&W, from 2003 until October 2004, Chief Operating Officer of YUM! Brands from 2000 until 2003, and Chief Operating Officer of Pizza Hut from 1996 to 1997. Mr. Lewis previously served on the board of directors of Red Robin Gourmet Burgers, Inc., The Walt Disney Company and Starwood Hotels, each a public company.

Board Memberships and Other Positions
■ Marriott International (a public company)
■ Chefs’ Warehouse Inc (a public company)

Joseph V. Tripodi Age: 68 Director Since: 2015
Experience
Mr. Tripodi has significant global and functional experience in numerous diverse industries. Mr. Tripodi was the Chief Marketing Officer of The Subway Corporation from December 2016 to 2019. Prior to that, Mr. Tripodi was the Executive Vice President and Chief Marketing & Commercial Officer of The Coca-Cola Company from 2007 to 2015. Prior to joining The Coca-Cola Company in 2007, Mr. Tripodi was Senior Vice President and Chief Marketing Officer of Allstate Insurance Company from 2003 to 2007. Mr. Tripodi also previously served as Chief Marketing Officer for The Bank of New York in 2002 and Seagram Spirits & Wine from 1999 to 2002. Prior to joining Seagram, Mr. Tripodi held several marketing roles at MasterCard International, including serving as its Executive Vice President, Global Marketing, Products and Services from 1989 to 1998.

Board Memberships and Other Positions
■ Newman’s Own
■ Playfly Sports, LLC

Voya 2024 Proxy Statement	19

BOARD LEADERSHIP
Our Board does not have a policy on whether the offices of the Chairperson of the Board (“Chairperson”) and the CEO should be separate or combined. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairperson and the CEO in such a manner as the Board considers in the best interests of the Company at the time, after considering all relevant circumstances. The Board will periodically consider the advantages of having an independent Chairperson or having a combined Chairperson and CEO and is open to different structures as circumstances may warrant. Following the expiration of Rodney O. Martin, Jr.’s term as Executive Chairperson on February 29, 2024, the Board appointed David Zwiener as Non-Executive Chairperson. Mr. Zwiener, who will not be standing for re-election at the Annual Meeting, will be succeeded by Ruth Ann Gillis.
The separate roles for the Chairperson and CEO allow the Chairperson to focus on leading the Board in its oversight and governance responsibilities and allows the CEO to focus on setting and executing the Company’s strategic plans and initiatives, and on leading the operations of the Company. It is the policy of our Board that, during any period where the Chairperson is not “independent” for purposes of the NYSE listing rules, the Board will appoint a Lead Director who is an independent director.
We believe that effective independent board leadership is a key component of good corporate governance and long-term value creation. As such, our Board believes that an effective Chairperson must:
▪
Be a good communicator: since the role requires facilitating discussions among board members, between directors and the CEO/management and engaging with other stakeholders, strong communications skills are necessary;

▪	Have the required time commitment: given the key functions of the position, the role requires a significant time commitment to execute responsibilities effectively;
▪	Have relevant industry expertise: the Chairperson acts as a sounding board to our CEO and we believe that relevant industry expertise enhances the effectiveness of the role; and
▪	Have personal effectiveness: the ability to earn support of other directors and management and exercise sound judgment and leadership are key to the effectiveness of the role.

Voya 2024 Proxy Statement	20

Key Functions and Responsibilities of our Non-Executive Chairperson
The following table outlines the key functions and responsibilities of our Non-Executive Chairperson:
Function	Description	Responsibilities
Board Leadership	Presides over the Board, which provides oversight and guidance to the Company	•	Acts as liaison between independent directors and the CEO
		•	Acts as a sounding board and advisor to the CEO
		•	Has the authority to call meetings of the independent directors
		•	Leads meetings of independent directors, including executive sessions
		•	Participates in CEO succession planning
Board Oversight of Strategy	Aligns major corporate decisions with the Company’s strategic plan	•	Ensures that the Board periodically reviews our long-term strategy
		•	Ensures that the Board oversees management’s execution of the long-term strategy
		•	Assists in aligning governance structures and Company culture with the long-term strategy
		•	Provides guidance to the CEO on executing the long-term strategy
Board Culture	Fosters an environment of open dialogue and constructive feedback	•	Encourages director participation by fostering an environment of open dialogue and constructive feedback among independent directors
		•	Helps ensure efficient and effective Board performance and functioning
Board Meetings	Reviews and approves Board meeting agendas; follows up on meeting outcomes	•	Consults on and approves Board meeting agendas with input from other directors
		•	Consults on and approves Board meeting schedules to ensure sufficient time for discussion on all agenda items
		•	Advises the CEO of the Board’s information needs and ensure the timeliness of information provided to the Board
		•	Follows up on Board meeting outcomes

Voya 2024 Proxy Statement	21

BOARD ROLE IN RISK OVERSIGHT
Our Board carries out its risk oversight function through its regularly scheduled meetings, through its committees (including the Audit Committee, which, consistent with NYSE rules, has a central role in risk oversight), and through informal interactions and discussions between our directors and our senior management. In particular, the Committees of our Board focus on overseeing the following risks:
Audit Committee	Compensation, Benefits and Talent Management Committee	Nominating, Governance and Social Responsibility Committee	Risk, Investment and Finance Committee	Technology, Innovation and Operations Committee	Voya Board
Model Risk

Operational Risk:
• Internal Fraud
• External Fraud
• Employment Practices &
Workplace Safety
• Clients, Products &
Business Practices

Strategic/Business Risk:
• Regulatory
• Financial
Reporting Risk
	Strategic/Business Risk: • Compensation and Benefits Risk • Talent Risk	Strategic/Business Risk: • Environmental and Social Risk • CEO Succession Risk
Credit and Counterparty Risk

ESG Risk

Insurance Risk

Liquidity Risk

Market Risk

Operational Risk:
• Issues with Material
Effect on the Capital
Plan

Strategic/Business Risk:
• Ratings
• Product Distribution
• Expense Risk

Technology and
Operational Risk:
• Cybersecurity Risk
• Execution, Delivery
& Process
Management
(Includes
Outsourcing Risk and Third-Party
Vendor Risk)
• Technology &
Infrastructure
Management
(Includes IT Risk)
• Information Risk
• Privacy Risk
• Natural Disasters & Public Safety
Strategic/ Business Risk: • Emerging Risk • Global Economy • Strategic Risk • Product Pricing • Investor Risk • Suitability Risk • Reputational Risk Any other Risk as appropriate
The Board receives regular reports from the Risk, Investment and Finance Committee, the management risk committee of the Company and the Company’s Chief Risk Officer on the Company’s ongoing adherence to the Board’s risk-related policies and the status of the Company’s risk management programs. The Board continues to monitor its risk oversight for best practice alignment.

Cybersecurity Risk Oversight: Voya maintains an information security program that seeks to comply with applicable regulatory requirements. Voya’s information security team, led by the Chief Information Security Officer, implements appropriate measures designed to safeguard sensitive information and protect our operations and systems against cyber threats. Voya’s information security team comprises over 100 employees with over 150 certifications from leading information security certification organizations. Additional management of cybersecurity risks is conducted by Voya’s Technology and Operational Risk Committee, which has been delegated authority by Voya’s management risk committee to provide oversight of operational risk, including information and technology risk, as well as related legal, compliance and regulatory risks.

The Board assigns oversight of information technology, including cybersecurity risks, to the relevant committee to support its oversight responsibilities and periodically reviews committee oversight structure.

CEO Succession Planning
Our Nominating, Governance and Social Responsibility Committee oversees the CEO succession planning process and together with the Chairperson of the Board facilitates, at least annually, the Board’s discussion of CEO succession planning. Our CEO provides the Board with recommendations for and evaluations of potential CEO successors and reviews with the Board development plans for these successors. Directors engage with potential CEO candidates and senior management talent at Board and Committee meetings and in less formal settings to enable directors to personally assess candidates. The Board reviews management succession in the ordinary course of business throughout the year as well as contingency planning in the event of an emergency or unanticipated event.

Voya 2024 Proxy Statement	22

BOARD OPERATIONS
Our directors are actively engaged inside and outside of Board meetings.
Actively Engaged Board and Outstanding Attendance
7 Board Meetings IN 2023	32 Standing Committee Meetings in 2023	33 Executive Sessions in 2023
No director attended fewer than 75% of the aggregate number of meetings of the Board and of the Committees on which the director served during 2023, which is the threshold for disclosure under U.S. Securities and Exchange Commission (“SEC”) rules. In 2023, our directors attended, on average, 97% of the combined total meetings of the full Board and Committees on which they served. In addition, we encourage our directors to attend each of our annual meetings of shareholders and, in 2023, all 12 of our directors serving at the time attended.
Discussions and Communications Outside of Board Meetings
The chairs of our Committees meet and speak regularly with members of our management between Board meetings. The chairs of our Committees have regular meetings with our management prior to Committee meetings to review meeting agendas, time allocated to each agenda item and meeting materials, and to discuss specific agenda items to ensure that the meeting will sufficiently fulfill the information needs of Committee members and that the Committees are carrying out in full the responsibilities set forth in their charters. After each meeting and on an ad hoc basis as needed, Committee chairs provide feedback to management in preparation for future meetings. The Lead Director conducted similar meetings with the Executive Chairman and CEO with respect to Board meetings. In addition, directors have discussions with each other and our senior management team and other key employees outside of Board meetings as needed.
Our directors also receive weekly analyst reports on the Company and its peers, and, on a quarterly basis, they receive updates from senior management on our meetings and interactions with investors.
Board and Committee Self-Assessments
Our Board is committed to enhancing its performance. Pursuant to NYSE requirements, our Corporate Governance Guidelines and the Committee charters, the Board and each of its Committees are required to conduct a self-evaluation on annual basis. To meet this requirement, the Nominating, Governance and Social Responsibility Committee solicits feedback using a written questionnaire and through periodic one-on-one discussions with each director.
The Corporate Secretary initiates the feedback process by developing and circulating a written questionnaire to directors for completion in advance of the Board’s evaluation discussion.
The Corporate Secretary then gathers the directors’ input and feedback. Summaries of the feedback are prepared and shared with each Committee and the full Board, and then discussed in executive sessions of each Committee and the full Board.
The Chair of each Committee and the Lead Director/Executive Chairperson share the results of the discussions with management to address any requests or enhancements in practices that may be warranted.
Our processes enable directors to provide confidential feedback on topics including:
▪	Board/Committee information and materials;
▪	Board/Committee meeting mechanics and structure;
▪	Board/Committee composition;
▪	Board/Committee responsibilities and accountability;
▪	Board meeting content and conduct; and
▪	Overall performance of Board members.

Voya 2024 Proxy Statement	23

While this formal self-evaluation is conducted on an annual basis, directors share perspectives, feedback and suggestions with management and each other year-round.
Board Continuing Education
Our Corporate Governance Guidelines encourage directors to attend director continuing education courses by providing reimbursement of such courses sponsored by recognized organizations for up to $15,000 per year per director. In addition, we provide, with the assistance of outside advisors as needed, presentations to the Board on current issues or topics relevant to the Board, including corporate governance trends and practices, cybersecurity, enterprise risk management, remote work and external perspectives and views of analysts and investors. Our new directors participate in various orientation meetings where senior management provides detailed presentations on our strategy and operations.
DIRECTOR INDEPENDENCE
As required by NYSE rules, our Board considers annually whether each of its members is “independent” for purposes of NYSE rules. Those rules provide that a director is “independent” if our Board determines that the director does not have any direct or indirect material relationship with Voya.
Our Board has determined that each of Mses. Biggar, Butler, Chwick, DeRose and Gillis, and Messrs. Bowman, Ersek, Leary, Lewis, and Tripodi are independent. This determination was based, in part, on detailed information that each director provided our Board regarding his or her business and professional relationships, and those of his or her family members, with Voya and those entities with which we have significant business or financial interactions.
In making its independence determinations, our Board considered both the “bright line” independence criteria set forth in NYSE rules, as well as other relationships that, although not expressly inconsistent with independence under NYSE rules, may nevertheless have been determined to constitute a “material direct or indirect relationship” that would prevent a director from being independent. The Board considered certain ordinary course business, customer, or client transactions, ordinary course charitable donations, and other relationships and transactions, and ultimately did not consider such relationships or transactions material. Our Board considers transactions to be in the ordinary course of business when such transactions are on terms substantially equivalent to those prevailing at the time for comparable transactions, that fall below the threshold levels set forth in our independence standards, and that do not impact a director’s independence.

Voya 2024 Proxy Statement	24

BOARD COMMITTEES
Our Board has the following Committees: Audit; Compensation, Benefits and Talent Management; Nominating, Governance and Social Responsibility; Risk, Investment and Finance; Technology, Innovation and Operations; and Executive. The current members of the Board and the Committees of the Board on which they currently serve are identified below.
Audit Committee*
Members: 5 ▪ Lynne Biggar ▪ Stephen Bowman ▪ Kathleen DeRose ▪ Ruth Ann M. Gillis (Chair, pictured**) ▪ Aylwin B. Lewis Audit Committee Financial Experts: ▪ Stephen Bowman ▪ Ruth Ann M. Gillis ▪ Aylwin Lewis
Key Responsibilities: The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities of the financial reports and other financial information filed with the U.S. Securities and Exchange Commission or provided by us to regulators; our risk and capital profile and policies; our independent auditors’ qualifications and independence; and the performance of our independent auditors and our internal audit function. As discussed more fully in the Audit Committee Charter, the Audit Committee performs many functions including:

▪        Exercising responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors, who report directly to the Audit Committee;
▪        Reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent auditors;
▪        Advising management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting; and
▪        Meeting with management, the independent auditors and, if appropriate, the Chief Auditor to discuss the scope of the annual audit, review and discuss the annual audited financial statements, and discuss any significant matters arising from any audit, among other matters described more fully in the Audit Committee Charter.

Number of Meetings in 2023: 11
The Audit Committee operates pursuant to the Audit Committee Charter, available on our website https://investors.voya.com. See Part III — Audit-Related Matters of this proxy statement for additional information about our Audit Committee.

*	The Board determined that all members of the Audit Committee are independent under the NYSE and SEC requirements.
**
Ruth Ann M. Gillis will assume the role of Non-Executive Chairperson upon the election of directors at the Annual Meeting. Upon Ms. Gillis’s appointment as Non-Executive Chair, Aylwin B. Lewis will become Chair of the Audit Committee.

Voya 2024 Proxy Statement	25

Compensation, Benefits and Talent Management Committee
Members: 7 ▪ Lynne Biggar (Chair, pictured) ▪ Yvette S. Butler ▪ Hikmet Ersek ▪ Robert G. Leary ▪ Aylwin B. Lewis ▪ Joseph V. Tripodi ▪ David Zwiener Number of Meetings in 2023: 8
Key Responsibilities: The Compensation, Benefits and Talent Management Committee’s primary function is to oversee the compensation and benefits of the CEO, Management Executive Committee Members and other employees of the Company, and to review the Company’s strategies related to talent management. As discussed more fully in the Compensation, Benefits and Talent Management Committee Charter, the Committee performs many functions including:

▪        Annually reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and evaluating his or her performance in light of these goals;
▪        Determining the compensation of our executive officers and other appropriate officers, and administering our incentive and equity-based compensation plans;
▪        Selecting, retaining, terminating and approving the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management; with respect to compensation consultants retained to assist in the evaluation of director, CEO or senior executive compensation, this authority is vested solely in the Compensation, Benefits and Talent Management Committee; and
▪        Reviewing, assessing and making reports and recommendations to the Board as appropriate on the Company’s policies, procedures and strategies relating to (a) diversity and inclusion, (b) the recruitment, retention and development of management resources, (c) talent management, (d) employee engagement and well-being, (e) workplace environment and corporate culture and (f) succession planning, with the emphasis on succession at the executive officer level and with the exception of CEO succession planning, which is overseen by the Nominating, Governance and Social Responsibility Committee.

The Compensation, Benefits and Talent Management Committee operates pursuant to the Compensation, Benefits and Talent Management Committee Charter, available on our website https://investors.voya.com.
Nominating, Governance and Social Responsibility
Members: 7 ▪ Yvette S. Butler ▪ Jane P. Chwick ▪ Hikmet Ersek ▪ Robert G. Leary ▪ Aylwin B. Lewis ▪ Joseph V. Tripodi (Chair, pictured) ▪ David Zwiener Number of Meetings in 2023: 4
Key Responsibilities: The primary purpose of the Nominating, Governance and Social Responsibility Committee is to identify, evaluate and recommend individuals qualified to become members of the Board, select or recommend director nominees to stand for election at each annual meeting or to fill vacancies, and oversee the annual performance evaluation of each committee. As discussed more fully in the Nominating, Governance and Social Responsibility Charter, the Committee performs many functions including:

▪        Identifying and recommending candidates for election to our Board and each Board Committee;
▪        Reviewing and reporting to the Board on compensation of directors and Board Committee members;
▪        Developing, recommending and monitoring corporate governance principles applicable to the Board and the Company as a whole;
▪        Reviewing environmental, sustainability and corporate social responsibility matters of significance to the Company; and
▪        Overseeing succession planning for the CEO and the development of the processes and protocols regarding succession plans for the CEO, and reviewing the development of individual high-potential executives.

The Nominating, Governance and Social Responsibility Committee operates pursuant to the Nominating, Governance and Social Responsibility Committee Charter, available on our website https://investors.voya.com.

Voya 2024 Proxy Statement	26

Risk, Investment and Finance Committee
Members: 6 ▪ Stephen Bowman ▪ Yvette S. Butler ▪ Jane P. Chwick ▪ Kathleen DeRose (Chair, pictured) ▪ Hikmet Ersek ▪ Ruth Ann M. Gillis Number of Meetings in 2023: 4
Key Responsibilities: The primary purpose of the Risk, Investment and Finance Committee is to assist the Board in fulfilling its oversight of management’s responsibilities with respect to capital management, investment and certain risk matters. As discussed more fully in the Risk, Investment and Finance Committee Charter, the Committee performs many functions including:

▪     Overseeing and reviewing information regarding enterprise risk management;
▪     Reviewing the investment strategy, portfolio composition and investment performance pertaining to our general account;
▪     Monitoring our capital needs, liquidity and financing arrangements, our ability to access capital markets and our financing plans; and
▪     Reviewing and making recommendations to the Board with respect to our capital management policies, including repurchases of securities, dividends on our common stock and preferred stock and stock splits.

The Risk, Investment and Finance Committee operates pursuant to the Risk, Investment and Finance Committee Charter, available on our website https://investors.voya.com.
Technology, Innovation and Operations Committee
Members: 7 ▪ Lynne Biggar ▪ Stephen Bowman ▪ Jane P. Chwick (Chair, pictured) ▪ Kathleen DeRose ▪ Robert G. Leary ▪ Joseph V. Tripodi ▪ David Zwiener Number of Meetings in 2023: 5
Key Responsibilities: The Technology, Innovation and Operations Committee is primarily responsible for reviewing the Company’s technology, cybersecurity, operations, operational resilience and innovation strategies, and associated budgets, and its duties include:

▪     Reviewing the measurements and tracking systems in place to achieve successful innovation;

▪     Monitoring existing and future trends in technology, cybersecurity, operations, operational resilience and innovation;

▪     Reviewing the major technology risk exposures of the Company, including risk relating to information security, cybersecurity, software change management and deployment and system capacity, and the steps to monitor and control such exposures;

▪     Reviewing the Company’s business continuity planning and disaster recovery capabilities and contingency plans; and

▪     Reviewing the Company’s risk management and risk assessment guidelines and policies with respect to technology related risks.

The Technology, Innovation and Operations Committee operates pursuant to the Technology, Innovation and Operations Committee Charter, available on our website https://investors.voya.com.

Voya 2024 Proxy Statement	27

Executive Committee
Members: 4 ▪ Kathleen DeRose ▪ Heather Lavallee ▪ Rodney O. Martin Jr.* ▪ David Zwiener (Chair, pictured) Number of Meetings in 2023: 0
Key Responsibilities: The Executive Committee of the Board is responsible for taking action where required in exigent circumstances, and where it is impracticable to convene or obtain the unanimous written consent of the full Board.

The Executive Committee operates pursuant to the Executive Committee Charter, available on our website https://investors.voya.com.

*	Mr. Martin served as Chair through the expiration of his term on February 29, 2024, and was succeeded by David Zwiener.

Voya 2024 Proxy Statement	28

OUR EXECUTIVE OFFICERS
Management of the Company is led by the Management Executive Committee, which comprises all of the executive officers set forth below. The Management Executive Committee is tasked with setting corporate strategy, managing overall operating performance, building a cohesive culture and establishing our organizational structure. The following table presents information regarding our executive officers as of the date of this proxy statement.
Heather Lavallee, President and Chief Executive Officer Age: 54
Experience

President and Chief Executive Officer of Voya Financial, Inc. since January 2023. Additional biographical information regarding Ms. Lavallee is provided above, under “Our Director Nominees.”

Robert Grubka, Chief Executive Officer, Workplace Solutions Age: 54
Experience

Mr. Grubka serves as Chief Executive Officer of Workplace Solutions for Voya Financial, Inc. Mr. Grubka leads Voya’s Health Solutions and Wealth Solutions businesses, which represent approximately 80% of Voya’s adjusted operating earnings and encompass all of the Company’s workplace businesses, including retirement, group and voluntary insurance, savings and other benefits products and solutions. Mr. Grubka has nearly 30 years of actuarial, product management and leadership experience. Prior to his current role, he led Voya’s Health Solutions business since November 2016 and oversaw all aspects of Voya’s group and voluntary insurance business, including strategy, product development, underwriting, actuarial, distribution and marketing.

Education

Mr. Grubka earned his bachelor’s degree in actuarial science from The Ohio State University.

Michael Katz, Executive Vice President, Finance Age: 48
Experience

Mr. Katz serves as Executive Vice President, Finance, leading the investor relations, financial planning and analysis, and treasury teams for the enterprise.

Mr. Katz brings 25 years of financial services experience across a variety of leadership roles within Voya, most recently as the chief financial officer for Voya’s Annuities, Individual Life and Employee Benefits businesses. Mr. Katz was instrumental in Voya’s preparation of its May 2013 initial public offering and, more recently, the sale of its annuities and life businesses. Before serving as a business unit CFO, he held a number of senior roles in product development, capital management, actuarial and business strategy at Voya. Before joining Voya, he served in a variety of financial reporting and planning roles at Aegon.

Education

Mr. Katz is a fellow of the Society of Actuaries and holds a bachelor of science degree in business administration from Pennsylvania State University.

Voya 2024 Proxy Statement	29

Santhosh Keshavan, Executive Vice President and Chief Information Officer Age: 50
Experience

Executive Vice President since March 2021 and Chief Information Officer since 2017, Mr. Keshavan is responsible for the firm’s technology systems, data and digital organization, information security and infrastructure. Prior to joining Voya, Mr. Keshavan held the position of EVP and CIO for Regions Bank based in Birmingham, Alabama, from 2010 to 2017. In this role, he managed core systems, enterprise and corporate systems, and enterprise data services. Previously, Mr. Keshavan served as vice president for the pricing and cash management division at Fidelity Investments. Prior to that, he held various positions at SunGard Data Systems (now FIS), eventually being named managing director, International Operations, with a focus on the retirement services industry.

Education

Mr. Keshavan has a bachelor’s degree in Computer Science from University of Mysore in India and a master’s of business administration from the University of Alabama at Birmingham with a major in Information Systems.

Trevor Ogle, Executive Vice President, Chief Strategy, M&A and Corporate Transactions Officer Age: 47
Experience

Serving as Executive Vice President and chief strategy, M&A and corporate transactions officer since September 2021, Mr. Ogle oversees all aspects of Voya’s corporate strategy, including acquisitions, divestitures, and other strategic transactions, and serves as an advisor to executive management and the board on these matters. Mr. Ogle is also responsible for Voya’s corporate communications, brand, consumer insights and strategic relations functions. Mr. Ogle, who joined Voya in 2013, previously was the Company’s lead for M&A, including corporate development, and deputy general counsel. He has been deeply involved in all of Voya’s significant strategic transactions over the course of his tenure, including Voya’s divestitures of its fixed and variable annuities businesses in 2017, and its Individual Life business, and Voya’s acquisitions of Allianz Global Investors’ U.S. asset management business in 2022 and Benefitfocus in 2023, alongside numerous smaller acquisitions and divestitures over the past decade. Prior to joining Voya, Mr. Ogle was an attorney in the General Practice Group of Sullivan & Cromwell LLP, where he focused on public and private corporate transactions, securities law, corporate finance, and general corporate law matters.

Education

Mr. Ogle earned his juris doctorate from the University of Toronto and his bachelor’s degree in life sciences from Queen’s University in Kingston, Ontario, Canada.

Voya 2024 Proxy Statement	30

Donald C. Templin, Executive Vice President, Chief Financial Officer Age: 60
Experience

Executive Vice President and Chief Financial Officer, Mr. Templin oversees Voya’s Finance organization as well as audit, strategy and corporate development, and continuous improvement. He joined Voya in November 2022. Mr. Templin has more than 30 years of corporate finance experience and, prior to joining Voya, served as executive vice president and CFO of Marathon Petroleum from July 2019 until January 2021. He also previously held the CFO role at Marathon Petroleum from June 2011 through February 2015 and built out and led Marathon Petroleum’s entire finance organization following its separation from Marathon Oil. He concurrently served as CFO of MPLX LP (NYSE: MPLX), a diversified, large-cap master limited partnership formed by Marathon Petroleum, from October 2012 through February 2015. He returned to the CFO role at Marathon Petroleum in 2019 to, among other things, drive execution and synergy capture across the enterprise. Between his two CFO tenures at Marathon Petroleum, Mr. Templin held several leadership positions at both Marathon Petroleum and MPLX, including executive vice president—supply, transportation and marketing for Marathon Petroleum; president of MPLX; and president of Marathon Petroleum. Prior to joining Marathon Petroleum in 2011, Mr. Templin held a number of roles at PwC, including serving as a partner at the firm.

Education

Mr. Templin received a bachelor’s degree in accounting from Grove City College.

Brannigan Thompson, Executive Vice President, Chief Human Resources Officer Secretary Age: 47
Experience

Mr. Thompson was appointed as Executive Vice President, Chief Human Resources Officer in August 2023 and is responsible for Human Resources, Corporate Responsibility and Voya Foundation and directs a strategy aimed at building the organization’s human capital by attracting, retaining and developing world-class employees and incenting them to deliver superior performance. Mr. Thompson joined Voya predecessor company ING in 2000 and has held increasing positions of responsibility in the United States, the United Kingdom and the Netherlands. Prior to his current role, Mr. Thompson co-led Voya’s HR team. Previously, he was senior vice president, HR — Workplace, Corporate Functions and Talent & Leadership Development, during which time he was key to the creation and adoption of Voya’s purpose and vision. Mr. Thompson has provided HR support for each of Voya’s businesses and corporate functions. He has also led work and teams across various Voya HR functions ranging from talent and leadership development to performance and rewards management. Prior to joining ING, he was an executive compensation consultant for Towers Perrin, which is now Willis Towers Watson and branded as WTW.

Education

Mr. Thompson earned a bachelor’s degree in business administration/finance, with a minor in economics, from University of North Carolina at Chapel Hill.

Voya 2024 Proxy Statement	31

My Chi To, Executive Vice President, Chief Legal Officer and Corporate Secretary Age: 51
Experience

Ms. To is Executive Vice President, Chief Legal Officer and Corporate Secretary, overseeing all aspects of Voya’s Law, Compliance and External Affairs department, serving as an advisor to senior management and the Board of Directors on legal, compliance, securities, and corporate governance matters. Prior to joining Voya in 2022, Ms. To was executive deputy superintendent of insurance for the New York State Department of Financial Services, which regulates all health, life and property/casualty insurers doing business in New York. In that role, she led a 500-person division, including examiners, actuaries and lawyers supervising over 1,600 entities with $5.5 trillion in assets. Previously, Ms. To was with Debevoise & Plimpton LLP for 21 years, including 14 years as a partner in the firm’s Restructuring Group and Global Insurance Practice.

Education

Ms. To earned her civil and common law degrees from the University of Ottawa and clerked for the Supreme Court of Canada. She also holds a master’s degree in political sciences and government from the University of Oxford, which she attended as a Rhodes Scholar.

Matt Toms, Chief Executive Office, Investment Management Age: 51
Experience

Mr. Toms is Chief Executive Officer of Voya Investment Management and leads the strategic direction and operational performance of the asset management business of the Company, which manages approximately $321 billion in assets under management (as of December 31, 2023) across public and private fixed income, equities, multi-asset solutions and alternative strategies for institutions, financial intermediaries and individual investors. Prior to becoming CEO in January 2024, Mr. Toms was the first global chief investment officer (CIO) at Voya Investment Management. In the global CIO role, he led a team of investment professionals with broad oversight of investment strategies and solutions across the firm. Prior to becoming global CIO in 2022, Mr. Toms served as CIO of fixed income. In this role, he led a team of more than 100 investment professionals who oversaw more than $200 billion in private and public fixed-income assets. He joined Voya Investment Management in 2009 as head of public fixed-income investments. Mr. Toms has over 30 years of asset management experience, both domestically and internationally. Prior to joining Voya, he worked at Calamos Investments, where he built their fixed-income business. He also has prior portfolio management experience at Northern Trust and Lincoln National.

Education

Mr. Toms earned a Bachelor of Business Administration degree from the University of Michigan and is a CFA® Charterholder.

Voya 2024 Proxy Statement	32

SHAREHOLDER ENGAGEMENT
We value the feedback and perspectives of our shareholders. In 2023, we meaningfully strengthened our shareholder outreach program. We added more rigor to our outreach process, expanded management access in discussions with shareholders, and improved disclosures that facilitated more constructive dialogue. As a result, our discussions with shareholders on our corporate governance, executive compensation program, disclosure practices and ESG programs and goals were exceptionally constructive.
More broadly, our shareholder engagement program is founded on principles of transparency, trust and accountability. Our program seeks to facilitate dialogue with key stakeholders, strengthen long-term relationships with shareholders and seek feedback to evolve our communications and corporate governance processes.
Our shareholder outreach is conducted by the Investor Relations team and includes select members of our Management Executive Committee. This complements the team’s program to meet with members of the investment community throughout the year. The team consistently seeks feedback from the investment community to share with our management team and Board to deepen their understanding of shareholder perspectives.
Investor presentations are made available on the Investors — Events and Presentations section of Voya’s investor relations website at https://investors.voya.com. These investor presentations, as well as any other information on the website, are not incorporated by reference into this proxy statement.

We solicited feedback through 14 engagements over the fall engagement period, which represented nearly 40% of the Company’s outstanding shares

Shareholder meetings offered to 75% of the Company’s shareholder base

Met with 100% of shareholders who accepted our offer

Discussions and feedback from holders of 39% of outstanding shares

Management, IR & Shareholders
- Discuss feedback and annual meeting vote results
- Review regulatory developments and compensation trends
- Plan fall engagement (who to contact and proposed topics to discuss)

Summer
Fall
Spring
Winter

Management, IR & Shareholders

Comprehensive engagement with stockholders to:
- Solicit feedback
- Discuss developments in business and strategy, Board and corporate governance matters, executive compensation and the say on pay vote, diversity and inclusion, environmental and social issues

Board, Management & IR
- Re-engage investors after proxy filing
- Discuss items on annual meeting agenda
- Gather feedback
- Provide update on changes

Board, Management & IR
- Review fall stockholder feedback with Board and management
- Determine changes to corporate governance and compensation programs as proxy statement is drafted
- Potential shareholder follow-up

VOYA FINANCIAL

For additional detail regarding our shareholder engagement on the topic of executive compensation, as well as our philosophy and practices in executive compensation, please see the Compensation Discussion and Analysis in Part II of this proxy statement.

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Part II: Compensation Matters
Proposal 2. Advisory Vote to Approve Executive Compensation
Section 14A of the U.S. Securities Exchange Act of 1934 (Exchange Act) requires that shareholders be given the opportunity to cast an advisory vote on the compensation of our named executive officers, or NEOs. Our NEO compensation for 2023 is disclosed and discussed in detail below.
We believe that the success of our business is based on our ability to attract, retain and motivate the executive officers who determine our strategy and provide the leadership necessary to ensure that we execute our business plan and foster long-term value creation for our shareholders. To support the achievement of these objectives, we focus our executive compensation programs on the principle of pay-for-performance. Consistent with this principle, our programs condition a significant portion of the compensation our executives receive on the achievement of business and individual performance results. The mix of compensation components is intended to provide our NEOs with a competitive total compensation package that both rewards short-term results and drives long-term corporate performance that results in sustained value creation.
We urge shareholders to read the Compensation Discussion and Analysis section of this proxy statement, as well as the “Summary Compensation Table for Fiscal Year 2023” and related compensation tables and narrative appearing on pages 55 through 56 of this proxy statement, which provide detailed information on the Company’s compensation policies and practices and the compensation of our NEOs.
Accordingly, the following resolution will be presented at our Annual Meeting:
RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
This vote is only advisory and will not be binding on the Compensation, Benefits and Talent Management Committee of the Board, which is responsible for determining the compensation of our NEOs. The results of the vote will be taken into account, however, by the Committee when considering our compensation policies and procedures. We have determined that this vote will occur annually, and so the next advisory vote will take place at our 2025 Annual Meeting of Shareholders.
Board Recommendation: Our Board unanimously recommends that shareholders vote FOR the resolution approving the compensation paid to the NEOs.
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis describes our compensation objectives and reviews compensation decisions for our NEOs. For 2023, our NEOs were as follows:
Name	Position
Heather Lavallee	President and Chief Executive Officer
Donald Templin	Executive Vice President, Chief Financial Officer
Rodney O. Martin, Jr.(1)	Executive Chairman
Christine Hurtsellers(2)	Chief Executive Officer, Investment Management
Rob Grubka	Chief Executive Officer, Workplace Solutions
Former Executive Officer
Kevin Silva(3)	Former Executive Vice President, Chief Human Resources Officer
(1)	As previously announced, Mr. Martin retired from Voya on February 29, 2024.
(2)	As previously announced, Ms. Hurtsellers has transitioned to the role of strategic advisor until her retirement later this year.
(3)
Mr. Silva’s employment with Voya was terminated on November 30, 2023. In accordance with the terms of Voya’s Severance Plan for Senior Managers, Mr. Silva’s termination is a qualifying termination without cause. Mr. Silva is included in this Compensation Discussion & Analysis as a former executive officer pursuant to SEC rules.

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CEO Succession
We successfully completed our leadership transition in 2023. On January 1, 2023, Heather Lavallee became our CEO and Rodney O. Martin, Jr. assumed the role of Executive Chairman. On February 29, 2024, Mr. Martin’s Executive Chairman role concluded and Mr. Martin has retired from the Company. Voya’s executive compensation practices played an especially important role as a means to position the Company for ongoing operational and financial success and to maximize long-term shareholder value during this transition.
2023 Business Highlights
The Company recorded $589 million, or $5.42 per diluted share, in full-year 2023 net income available to common shareholders and $763 million, or $7.02 per diluted share, in full-year 2023 after-tax adjusted operating earnings. In 2023, the Company generated approximately $800 million of excess capital, in line with our track record of generating free cash flow of over 90% of after-tax adjusted operating earnings. During the year, the Company also deployed approximately $1.3 billion of excess capital to drive further shareholder value. For additional information highlighting our 2023 business results, please see the discussion of individual NEO accomplishments starting on page 45. Adjusted operating earnings is a non-GAAP measure. See Exhibit A regarding Non-GAAP Financial Measures.
Shareholder Outreach
Voya has had a long history of shareholder support and positive outcomes on our say-on-pay votes, which include 95.5% and 93.3% support received in 2022 and 2021, respectively. We were disappointed in our 2023 say-on-pay outcome for which we received only 59.7% support. The Company and the Compensation, Benefits and Talent Management Committee undertook additional steps beyond our typical extensive outreach efforts to understand our shareholders’ concerns and make responsive changes to our executive compensation program which are summarized below.
We extended meeting invitations to 30 shareholders, representing approximately 75.2% of our outstanding shares, and met with 100% of those who requested to meet with us, including 14 shareholders representing approximately 40% of our outstanding shares. Prior to our 2023 annual meeting, we also offered the participation of the Chair of the Compensation, Benefits and Talent Management Committee, heard feedback on the value of this option for active dialogue, and will continue to follow this best practice going forward. The discussions were robust and the perspectives we heard were diverse. The feedback we received was shared with the full Board.
The highlights of our discussions in response to the result of our 2023 say-on-pay vote, and our subsequent shareholder outreach, are summarized below.
What We Heard	Company Perspective / Responsive Actions
Importance of alignment between CEO pay and relative total shareholder return (TSR) performance	✔
We are committed to the alignment between CEO pay and relative TSR. We accomplish this by regularly reviewing our results in relation to proxy advisory firm pay for performance methodology, as well as designing our incentive compensation plans such that payouts correlate to shareholder value creation.

	✔	To reinforce alignment of CEO pay with Voya’s TSR performance, our CEO’s performance stock unit award includes a 3-year relative TSR performance metric, which is weighted 50%.
	✔	Additionally, payout on the relative TSR component of the PSUs is capped at target if Voya’s absolute TSR is negative.
	✔	The portfolio of additional performance metrics included in our annual cash incentive plan and the long-term incentive plan are intended to be leading indicators of shareholder value creation.
	✔	All long-term incentives are stock-based, with the underlying realizable value based on our share price performance.

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What We Heard	Company Perspective / Responsive Actions
Provide greater disclosure on limited use and structure of one-time PSU awards	✔	One-time awards for NEOs are not a common practice for us and have only been used a handful of times in Voya’s history.
✔
The one-time awards granted in 2022 were used to incentivize the CEO-elect, stabilize and align the management team and accelerate the build of a meaningful equity position. As discussed more fully in supplements filed with our 2023 proxy statement and summarized in this CD&A, the awards were designed to align with shareholder interests through its multi-year attainment and vesting features and aggressive share price hurdles. This CD&A includes updates about the interim performance achievement during the completed fiscal year. Please see discussion starting on page 50.

	✔	No one-time or special awards were granted to NEOs during 2023, and no such awards are currently under consideration by the Compensation, Benefits and Talent Management Committee.
✔
Voya commits to using one-time awards for any NEOs sparingly. If we do so, we will similarly design such awards with performance and vesting features that align with long-term shareholder interests and provide complete and transparent disclosure about such awards.

Consider compensation peer group changes to ensure the peer group is appropriate and revisit more frequently	✔	We have assessed our compensation peer group as part of our regular practice. This includes reviewing size of comparable companies, among other business factors.
	✔	We are transitioning from a bi-annual peer review process to an annual review process.
✔
For 2024, we removed Athene Holding Limited and added CNO Financial Group, Inc. to the peer group. As a result of this change, Voya will be more competitively positioned from a revenue and market cap size perspective within the peer group.

Greater disclosure on features of compensation program	✔
We have strengthened and simplified the CD&A to provide comprehensive information for shareholders, including clear summaries of the 2023 performance year compensation, as well as the Company’s annual cash incentive and long-term incentive plans.

✔
With respect to the annual cash incentive awards, we provide detailed disclosure with respect to the financial metrics and goals (which are weighted 85%) and individual performance highlights (which are qualitatively assessed).

✔
We also provide disclosure of key categories of strategic indicators (which are collectively weighted 15%), with results reflected in the performance assessments of each NEO (see discussion starting on page 45). The individual strategic goals and associated quantitative targets, which seek to be rigorous, are not disclosed because they relate to our internal business objectives, and external disclosure would result in competitive harm. However, the indicators align with metrics that we periodically share with investors on our quarterly earnings calls. We believe that strong execution of the strategic indicators will be reflected in our overall profitability and return on equity.

✔
With respect to PSU awards, we forward disclose the full performance range and payout opportunity for the relative TSR performance metric (which is weighted 50% at the outset of the performance period). Additionally, payout on the relative TSR component of the PSUs is capped at target if Voya’s absolute TSR is negative. We also forward disclose the three-year financial metrics (which are collectively weighted 50%) and payout opportunity. We do not forward disclose the target goals for each financial metric because they may be indirectly viewed as forward-looking guidance. However, we will continue to provide complete and transparent disclosure of the target, threshold and maximum performance goals, achievement level and corresponding payout following completion of the performance period.

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Key 2023 Compensation Actions
The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Committee with respect to 2023 are set forth below.
Incentive Type	Compensation Element	Form of Compensation	Performance Metric	Objective/Purpose	Subject to Clawback and Forfeiture	Key 2023 Actions and Outcomes
Fixed	Base salary	Cash		Compensates NEOs for the day-to-day services performed for the Company. Attracts and retains talented executives with competitive compensation levels.	Yes	Base salary adjustments made for Ms. Lavallee and Mr. Martin in connection with their changed roles and responsibilities.
Variable	Annual cash incentive compensation	Cash	Adjusted Operating Earnings (50%) Adjusted Operating Return on Allocated Capital (35%) Strategic Indicators, with quantitative measures (15%)	Motivates executives to achieve performance goals selected based on the Company’s annual business plan. Pay differentiation based on business and individual performance.	Yes	Performance was below target for Adjusted Operating Earnings and Adjusted Operating Return on Allocated Capital and above target for Strategic Indicators, resulting in an 82% funding level.
Variable	Long-term equity-based incentive compensation— granted based upon prior year performance and other factors	Performance Stock Units (PSUs) weighted 55% Restricted Stock Units (RSUs) weighted 45%
PSUs have forward-looking performance vesting conditions for the 2024-2026 period based on the following metrics:

Relative Total Shareholder Return (TSR) vs. Compensation Peer Group (50%)

Adjusted Operating Earnings Per Share (EPS) (30%)

Adjusted Operating Return on Equity (ROE) (20%)

Equity-based compensation helps to create a culture that is focused on long-term value creation and enables retention of share ownership, and is used to retain executive talent.

PSUs are subject to 3-year cliff-vesting.

RSUs vest annually in three equal installments.

We forward disclose the relative TSR goals but do not forward disclose the Adjusted Operating Return on Equity and Adjusted Operating Earnings Per Share goals; however, we will provide complete and transparent disclosure after completion of the performance period.
Yes
Performance for the 2021-2023 period was above target for Adjusted Operating ROE and Adjusted Operating EPS but below target on relative TSR, resulting in payout of 85% of target for the PSUs granted in 2021.

Variable	2022 One-Time Award in connection with leadership transition	Performance Stock Units (weighted 80% for CEO; 70% for non-CEO grantees) Restricted Stock Units (weighted 20% for CEO; 30% for non-CEO grantees)
PSUs have six stock price vesting hurdles ranging from $69.10/share to $119.10/share (2x the grant price of $59.55/share), measured over a 3- year performance period.

CEO RSUs cliff-vest on July 1, 2025; non-CEO RSUs vest ratably in three annual tranches over three years.

The one-time award was intended to focus then CEO-elect, Heather Lavallee, on achieving business objectives resulting in stock price appreciation, retain the executive team over the next three years, and help build meaningful stock ownership. The PSUs were designed to specifically incentivize significant and sustained stock price performance.
					Yes	The first stock price vesting hurdle of $69.10/share was achieved in 2023; however, the earned PSUs will vest on June 30, 2025, subject to continued employment.

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Why We Use These Performance Metrics in Our Incentive Compensation Program
Our incentive compensation components consist of: (1) annual cash incentive awards that incentivize our NEOs to achieve pre-determined annual Company goals and individual performance with respect to such Company goals and (2) long-term equity based incentive awards that incentivize our NEOs to increase shareholder value over a sustained period of time and to achieve pre-determined long-term Company performance goals, which align the interests of our NEOs with the interests of our shareholders.
We believe that the use of a portfolio of performance metrics in the incentive compensation program, reflecting on operating profitability, capital efficiency, return on equity and relative stock price, are appropriate to motivate our executives to achieve outstanding results in any fiscal year, and, at the same time, help build long-term value for shareholders. We describe why we use these metrics in detail below.
Annual Cash Incentive Compensation:
Adjusted Operating Earnings
We believe that this earnings-based metric indicates the financial performance of the total Company and the underlying profitability factors and excludes items that are not indicative of ongoing performance. Adjusted Operating Earnings is a non-GAAP financial measure. See Exhibit A — Non-GAAP Financial Measures.
Adjusted Operating Return on Allocated Capital
We believe that the Adjusted Operating Return on Allocated Capital metric focuses our leaders and employees on achieving competitive returns on the capital allocated to our businesses and rewards them accordingly. Adjusted Operating Return on Allocated Capital is a non-GAAP financial measure. See Exhibit A — Non-GAAP Financial Measures.
Strategic Indicators
The strategic indicators are a portfolio of 13 quantitative indicators. The indicators are key metrics that drive financial performance and provide indications of current and future growth or net profit trajectories, such as growth in net flows or in-force premium growth, integration objectives related to our acquisitions of AllianzGI and Benefitfocus, and efficiency gains. The indicators align with metrics that we periodically share with investors on our quarterly earnings calls. We believe that, taken together, these are useful compensation measures as they align compensation decisions with measures and strategies that contribute to the achievement of our profitability and ROE goals.
Long-term Equity-based Incentive Compensation:
Relative Total Shareholder Return (TSR) versus Compensation Peer Group
This TSR metric provides a measure of relative performance to our program and a direct correlation between total shareholder return results and our compensation decisions, which strengthens the alignment of pay-for-performance outcomes with shareholder interests. Our peer group is periodically updated to be current with how investors view relative performance.
Adjusted Operating Earnings per Share (EPS)
We believe that this earnings-based metric indicates the financial performance of the total Company and the underlying profitability factors and excludes items that are not indicative of ongoing performance. We measure EPS on an absolute basis to minimize the complications associated with relative EPS, such as having to adjust peer companies’ EPS for exclusions. Adjusted Operating Earnings per Share is a non-GAAP financial measure. See Exhibit A — Non-GAAP Financial Measures.
Adjusted Operating Return on Equity (ROE)
We believe that Adjusted Operating ROE is a good metric by which to measure management’s performance and base compensation decisions because it measures the earnings contributions of all our segments, including Corporate, which drives excess capital that can be used to invest in our businesses or for share repurchases leading to future EPS growth. Importantly, it measures how effectively we use equity capital. Adjusted Operating ROE is a non-GAAP financial measure. See Exhibit A — Non-GAAP Financial Measures.

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2023 NEO Compensation
The following table shows the base salary actually earned during 2023 as well as annual cash incentives paid and equity awards granted to our NEOs in first quarter 2024 for the 2023 performance year.
			LTI Grant Value
	Annual Base Salary	Annual Cash Incentive	PSUs	RSUs	Total LTI	Total Compensation for 2023
Ms. Lavallee	$950,000	$1,752,750	$3,918,750	$3,206,250	$7,125,000	$9,827,750
Mr. Templin	$800,000	$1,246,400	$1,650,000	$1,350,000	$3,000,000	$5,046,400
Mr. Martin(1)	$1,025,000	$1,891,125	$4,228,125	$3,459,375	$7,687,500	$10,603,625
Ms. Hurtsellers	$625,000	$1,537,500	$1,289,063	$1,054,688	$2,343,750	$4,506,250
Mr. Grubka	$650,000	$1,599,000	$1,126,125	$921,375	$2,047,500	$4,296,500
Former Executive Officer
Mr. Silva(2)	$540,833	$554,354	—	—	—	$1,095,187
(1)
Mr. Martin’s compensation is set by a pre-existing employment contract, pursuant to which Mr. Martin’s base salary was reduced by 15% in connection with his transition from CEO to Executive Chairman, effective January 1, 2023. Please see discussion in “Employment Agreements” on page 68.

(2)
Mr. Silva’s employment was terminated on November 30, 2023. In accordance with the terms of Voya’s Severance Plan for Senior Managers, Mr. Silva’s termination is a qualifying termination without cause, and he was therefore eligible for severance payments and benefits. Amounts shown reflect prorated amounts for Mr. Silva’s 2023 employment and do not include severance payments and benefits. Please see discussion and tables in “Summary Compensation Table” on page 55 and “Potential Payments upon Termination or Change in Control” on page 69.

The information contained in this supplemental table differs substantially from the total direct compensation information contained in the “Summary Compensation Table” for 2023 because the stock awards and option awards columns for a particular year in the “Summary Compensation Table” report awards actually granted in that fiscal year (not equity awards granted in respect of the preceding performance year). For example, for 2023, the “Summary Compensation Table” includes awards made in February 2023 in respect of the 2022 performance year but does not include awards made in February 2024 in respect of the 2023 performance year. On the other hand, the information presented above includes stock-based grants made in February 2024 in respect of the 2023 performance year and not the stock-based grants made in February 2023 in respect of the 2022 performance year. The table above is not intended to be a substitute for the reporting of compensation in accordance with SEC rules as shown in the 2023 Summary Compensation Table beginning on page 55.
2023 Executive Compensation Structure and Pay Mix is Aligned with Performance
Approximately 90% of the total compensation delivered to our CEO and 88% delivered to our other NEOs (excluding Mr. Silva, who is a former executive officer) in 2023 was variable. By variable, we mean that there is no guarantee that executives will actually realize the originally intended “target” compensation values. This variable feature demonstrates management’s alignment with shareholders’ interests, as the delivery of the variable compensation is dependent on performance, including our stock price.

We believe that the mix of compensation, the allocation between cash and equity, the time horizon between short-term and long-term, and the differentiation between fixed and variable compensation collectively provide appropriate incentives to motivate near-term performance, while providing significant incentives to keep executives focused on longer-term corporate goals that drive shareholder value.

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Our Executive Compensation Philosophy
The following principles help guide and inform the Compensation, Benefits and Talent Management Committee in delivering effective executive compensation programs that drive performance, mitigate risks and foster the attraction, motivation and retention of top leadership talent to enable us to execute our business plan and ultimately deliver shareholder value.
Attract and retain talent
Our success depends on the quality of our executive team. Our compensation program needs to be market-competitive in order to attract and retain a talented and diverse workforce. We regularly review peer group compensation data to inform competitive and reasonable compensation decisions to help grow and sustain our business in a changing and challenging environment.

Pay for performance
A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance. The performance metrics and goals are reviewed and challenged by the Compensation, Benefits and Talent Management Committee before they are approved, with the objective of making the goals rigorous and challenging to motivate and reward stretch performance.

Transparency with and feedback from shareholders
We believe that transparency with shareholders relating to our executive compensation program is essential. We are continuously improving the disclosure of our programs to provide enough information and context for shareholders to assess the effectiveness of our programs. We proactively engage with shareholders and take actions to improve our compensation programs based on feedback from shareholders.

Integrate risk management into compensation
Risk management and clawback policies need to be robust to deter imprudent risk taking. We conduct an annual review of the features of our compensation program that guard against excessive risk-taking.

Compensation Governance
We are committed to good compensation governance, which we believe promotes the long-term interests of our shareholders, fosters sustained business success, and strengthens Board and management accountability. We have the following practices in place to promote the long-term interests of our shareholders.
Key Compensation-Related Governance Practices
What we do:	What we don’t do:
✔   Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance.
✔   Long-term objectives are aligned with the creation of shareholder value.
✔   Performance assessment of the CEO is conducted by the Compensation, Benefits and Talent Management Committee with input from all independent directors and advice from the Committee’s independent compensation consultant.
✔   A majority of long-term incentive equity grants to our NEOs are in the form of performance share units (PSUs).
✔   The Compensation, Benefits and Talent Management Committee’s independent compensation consultant performs services only for the Committee.
✔   Executive perquisites are limited and do not include tax gross-ups.
✔   Executives are subject to a rigorous clawback policy that exceeds the NYSE listing requirements.
✔   Compensation programs do not encourage excessive risk-taking.
✔   Robust stock ownership guidelines.

✘   No automatic single-trigger acceleration of equity awards on a change in control transaction.
✘    No “liberal share recycling” or dividends / dividend equivalent rights for stock options or stock appreciation rights.
✘    No excise tax gross-up provisions.
✘    No re-pricing of stock options or stock appreciation rights permitted without shareholder approval.
✘    No hedging or pledging of Voya securities is permitted under Company policy.

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Participants in the Process to Determine Compensation
Compensation, Benefits and Talent Management Committee and the Board
The Committee is responsible to our Board for:
▪	Evaluation of corporate goals and objectives relevant to the compensation of our NEOs as well as individual goals and objectives relevant to the compensation of our CEO;
▪	Evaluation of the market competitiveness of each NEO’s total compensation package based on market data and each executive’s experience and contributions;
▪
Review and approval of the CEO’s compensation based on an evaluation of the CEO’s performance in light of goals and objectives that were approved by the Compensation, Benefits and Talent Management Committee;

▪	Approval of any change to the total compensation package of NEOs, including base salary, annual cash incentive awards and long-term equity incentive awards; and
▪	Review and oversight of the Company’s strategies relating to talent management.
For the CEO, the Compensation, Benefits and Talent Management Committee also receives input from all of the independent directors in assessing CEO performance and reviewing CEO compensation.
Chief Executive Officer
Within the framework of the compensation programs approved by the Compensation, Benefits and Talent Management Committee and based on evaluation of individual performance and potential as well as review of market competitive positions, our CEO recommends the level of base salary, the annual cash incentive award and the long-term equity incentive award value for the other NEOs. The Committee reviews and discusses our CEO’s recommendations and approves any compensation changes affecting our NEOs as it determines in its sole discretion.

Independent Compensation Consultant
The Compensation, Benefits and Talent Management Committee retained Pay Governance LLC (Pay Governance) to serve as its independent executive compensation consultant until October 2023. Effective November 2023, the Committee appointed Frederic W. Cook & Co., Inc. (FW Cook) as its new independent executive compensation consultant.
During its appointment, Pay Governance regularly attended Committee meetings and assisted and advised the Committee in connection with its review of executive compensation policies and practices. Pay Governance provided market data, trends and analysis regarding our executive compensation in comparison to our peers to assist the Committee in its decision-making process. The Committee reviewed and confirmed the independence of Pay Governance. Pay Governance did not perform any other work for management.
Starting in the fall of 2023, FW Cook has been providing and is expected to continue to provide a similar scope of services during 2024. The Committee has reviewed and confirmed the independence of FW Cook and will do so on an annual basis. FW Cook has not performed any other work for management.

Evaluating Market Competitiveness
Comparison Group
The Compensation, Benefits and Talent Management Committee has established a comparison group of peer companies, with the assistance and advice of the Company’s management and Pay Governance. The Committee uses this comparison group, in part, to evaluate the Company’s compensation policies and practices, and as a means by which to measure the compensation packages of its executives. In establishing the comparison group, the Committee considers certain factors, including whether potential member companies competed with us in the same competitive labor market or in similar lines of business, the potential member companies’ market capitalization and various other factors, including the revenues, workforce size and assets under management or assets under administration of potential member companies, and ensures that the group is consistent with how investors assess relative performance.

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The Committee intends to review the comparison group annually to ensure the relevance of the group and to evaluate any changes in the Company’s own business mix as well as those of the peer companies.
For 2023, the comparison group of companies considered by the Committee (Comparison Group) for competitive data for all of our NEOs was the same as the 2022 Comparison Group and included the following companies:
▪	Alight, Inc.
▪	Ameriprise Financial, Inc.
▪	Athene Holding
▪	Conduent, Inc.
▪	Equitable Holdings, Inc.
▪	Franklin Resources, Inc.
▪	The Hartford Financial Services Group, Inc.
▪	Health Equity, Inc.
▪	Invesco Ltd.
▪	Lincoln National Corp.
▪	MetLife, Inc.
▪	Northern Trust Corporation
▪	Principal Financial Group, Inc.
▪	Prudential Financial, Inc.
▪	T. Rowe Price Group, Inc.
▪	Unum Group
The 2024 Comparison Group will be the same as the 2023 Comparison Group, except that we removed Athene Holding as a result of its merger with Apollo Global Management, Inc. and added CNO Financial Group.
Surveys and Competitive Data
As part of its 2023 compensation review, the Compensation, Benefits and Talent Management Committee also considered compensation data provided by a number of surveys and sources to determine the relative competitiveness of compensation programs as well as competitive levels of pay. These surveys included a diversified study of executive compensation in the insurance industry prepared by Willis Towers Watson (Willis Towers Watson Survey) and a survey of investment management companies prepared by McLagan (McLagan Survey), a consulting firm that provides market pay and performance information in the financial services industry.
The Committee takes into consideration the Willis Towers Watson Survey and the McLagan Survey when making decisions on base salary, annual cash incentive and long-term equity incentive opportunities for NEOs except the CEO. For the CEO, the Committee solely takes into consideration proxy data of the Comparison Group. The identity of the individual companies comprising the survey data is disclosed to the Committee in its evaluation process.
Determination of 2023 Compensation
In late 2022 and early 2023, the Compensation, Benefits and Talent Management Committee met multiple times to consider the compensation opportunity that would be provided to the Company’s NEOs and other senior executives during 2023. These considerations included an assessment of the Company’s compensation practices and compensation packages against those of the Comparison Group including, in particular, an assessment of the total target compensation opportunity for each NEO. In late 2023 and early 2024, the Committee met multiple times to evaluate the Company’s and individual performance in order to determine 2023 compensation. In addition, the Committee considered the vote result of our say-on-pay proposal in 2023 and took into account the outcome of the vote in reviewing our executive compensation programs and policies.

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Base salary
Mr. Martin’s salary is set in accordance with his employment agreement. The 2023 base salary for our other NEOs was reviewed taking into account several factors, including the NEOs’ experience, responsibilities, 2022 performance, 2022 base salary and the competitiveness of that base salary as compared to internal peers and similarly situated executives at companies that compete with us for executive talent within the Comparison Group and the survey data. Based on these criteria, the NEOs’ 2023 annual base salaries are set forth in the table below.
	2022 Annual Base Salary (as of 12/31/2022)	2023 Annual Base Salary (as of 12/31/2023)	Increase / (Decrease) (%)
Ms. Lavallee(1)	$835,000	$950,000	14%
Mr. Templin	$800,000	$800,000	No change
Mr. Martin(2)	$1,200,000	$1,025,000	(15%)
Ms. Hurtsellers	$625,000	$625,000	No change
Mr. Grubka(3)	—	$650,000	—
Former Executive Officer
Mr. Silva(4)	—	$540,833	—
(1)	Ms. Lavallee’s 2023 base salary was increased in connection with her promotion to CEO.
(2)	Mr. Martin’s 2023 base salary was reduced in connection with his transition to Executive Chairman.
(3)	Mr. Grubka was not an NEO in 2022.
(4)
Mr. Silva was not an NEO in 2022. His employment was terminated on November 30, 2023; the base salary shown is the prorated 2023 amount. In accordance with the terms of Voya’s Severance Plan for Senior Managers, Mr. Silva’s termination is a qualifying termination without cause.

Annual cash incentive compensation
Our annual cash incentive program is designed to reward participants based on critical financial results and for their annual contributions to those results. Individual incentive awards are based on an annual evaluation of business performance and each NEO’s individual performance.
In this CD&A, references to 2023 annual cash incentive compensation awards are to the annual cash incentive compensation amounts that were paid to NEOs in March 2024, which were designed to recognize individual and Company performance during 2023. As described in more detail below, an NEO’s annual cash incentive award is determined after taking into account the performance of the Company under several financial measures relative to quantitative goals set forth at the beginning of the fiscal year and based on a qualitative assessment of individual performance and other factors considered relevant by the Compensation, Benefits and Talent Management Committee.

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The Compensation, Benefits and Talent Management Committee determined 2023 annual cash incentive compensation for our NEOs by applying a multi-step process:

Each of these steps is described in more detail below:
Step 1: Establishment of Annual Cash Incentive Compensation Target and Maximum Opportunity. Each NEO’s 2023 target annual cash incentive opportunity was originally determined under the terms of their respective employment agreement or offer letter, and reviewed by the Compensation, Benefits and Talent Management Committee in early 2023 or in connection with their promotion, with reference to the compensation amount publicly disclosed by the Comparison Group to assess competitiveness. The target and maximum annual cash incentive amounts were considered as one element of our NEOs’ overall total direct compensation opportunities, and, based in part on this review, total direct compensation opportunities were set with reference to median total target compensation as reflected in the comparative data.
The target 2023 annual cash incentive award opportunities for the NEOs, as a percentage of 2023 base salary, were as follows:
	Annual Base Salary	2023 Target Annual Cash Incentive	Target Annual Cash Incentive as % of Base Salary
Ms. Lavallee	$950,000	$2,137,500	225%
Mr. Templin	$800,000	$1,600,000	200%
Mr. Martin	$1,025,000	$2,306,250	225%
Ms. Hurtsellers	$625,000	$1,875,000	300%
Mr. Grubka	$650,000	$1,950,000	300%
Former Executive Officer
Mr. Silva(1)	$540,833	$676,042	125%
(1)	Mr. Silva’s employment was terminated on November 30, 2023. Pursuant to the terms of Voya’s Severance Plan for Senior Managers, Mr. Silva was eligible for a prorated annual incentive for 2023.
The maximum 2023 annual cash incentive opportunity was capped at two times the target award opportunity for all NEOs.
Step 2: Establishment of Preliminary Annual Cash Incentive Compensation Amounts. Preliminary annual cash incentive amounts were determined based on Company performance in 2023 against target performance levels set by the Compensation, Benefits and Talent Management Committee during the first quarter of 2023, based on business forecasts and projections. Achievement against these targets was assessed by the Committee during the first quarter of 2024, following the availability of Company financial information for 2023.
For 2023 annual cash incentive awards, preliminary annual compensation amounts were based on the target annual cash incentive compensation amounts for each of our NEOs, and on the Company financial performance under pre-established financial and strategic measures: Adjusted Operating Earnings, Adjusted Operating Return on Allocated Capital, and Strategic Indicators. Please see discussion above under “Key 2023 Compensation Actions” and “Why We Use These Performance Metrics in Our Incentive Compensation Program” for the rationale for using these measures in the annual cash incentive program. Performance between levels are subject to straight-line interpolation. Each of Adjusted Operating Earnings and Adjusted Operating Return on Allocated Capital is a non-GAAP financial measure. See Exhibit A — Non-GAAP Financial Measures.

Voya 2024 Proxy Statement	44

	Weight	Minimum	Target	Maximum	Actual Performance	Payout
Payout Opportunity		50%	100%	150%
Adjusted Operating Earnings ($ millions)	50%	$834	$1,042	$1,251	$917	70%
Adjusted Operating Return on Allocated Capital	35%	16.4%	20.5%	24.7%	19.3%	85%
Strategic Indicators(1)	15%	1.5	3.0	4.5	3.5	117%
Total	100%					82%
(1)	Each strategic indicator is assigned a rating from 1 to 5; a 3 rating indicates that the performance met the target.
The strategic indicators are a portfolio of 13 quantitative indicators. The indicators are key metrics that drive financial performance and provide indications of current and future growth or net profit trajectories, such as growth in net flows or in-force premium growth, integration objectives related to our acquisition of AllianzGI and Benefitfocus, and efficiency gains. The individual strategic goals and associated quantitative targets, which seek to be rigorous, are not disclosed because they relate to our internal business objectives, and external disclosure would result in competitive harm to Voya. However, the indicators align with metrics that we periodically share with investors on our quarterly earnings calls.
The average performance rating for the 2023 portfolio of strategic indicators was slightly above target (3.5) due to exceptional in-force premium and revenue growth in Health Solutions and above target achievement in our integration objectives for the AllianzGI and Benefitfocus acquisitions, partially offset by below target net flows in Investment Management driven by industry-wide pressures.
Step 3: Individual Assessment and Determination of Individual Annual Cash Incentive Award.
Following determination of the preliminary annual cash incentive amounts, the Compensation, Benefits and Talent Management Committee qualitatively assessed each NEO’s performance based on performance objectives that included individualized qualitative performance goals and business line or functional area performance. In the case of NEOs other than Ms. Lavallee, the views of Ms. Lavallee with respect to such performance were considered by the Committee as part of this assessment. The results of this assessment were as follows:
Under Ms. Lavallee’s leadership, the Company achieved a number of significant accomplishments during 2023. These include, but are not limited to:
▪
Financial results: Drove healthy performance through strong capital generation of approximately $800 million, as well as 7% growth in EPS excluding notable items[1], which included record adjusted operating earnings, excluding notable items, in Health.

▪
Strategic execution: Advanced Voya’s workplace strategy by completing the acquisition of Benefitfocus, Inc. (NASDAQ: BNFT) in January, which added industry-leading benefits administration capabilities. Voya’s benefits administration business serves the leading brokerage and consulting firms in the health and benefits industry and, through Voya’s employer and health plan customers, reaches approximately 12.2 million employees on its platform. The acquisition also strengthened revenue diversification across Voya with additional recurring fee revenues.

▪
Strategically enhanced Voya’s operating model by taking full ownership of Voya India in August to better serve Voya clients through greater automation, faster speed to market and enhanced innovation as well as create value for our shareholders through greater efficiency and expanded margin opportunity.

▪	Drove profitable growth, building on organic growth plans with progress across all three businesses, while managing impacts from macroeconomic trends in 2023.
▪
Wealth Solutions: Grew full-service recurring deposits in 2023 by 10% to $14.7 billion, consistent with our 2021 Investor Day target while maintaining retention levels at 98%. Net revenues excluding notable items also increased in 2023, as we generated net plan and participant growth, and diversification across spread- and fee revenues helped manage macroeconomic effects.

▪
Health Solutions: Delivered a 12th consecutive year of sales growth with a record sales effort to close 2023. This resulted in the third consecutive year of double-digit growth in annualized in-force premium and fees with growth across all product lines, including and excluding Benefitfocus.

▪
Voya Investment Management: Successfully integrated middle and back-office functions of Allianz Global Investors and generated $3.8 billion of net inflows in the international retail business during 2023 against a backdrop of industry-wide pressure, partly offsetting net outflows for overall IM. Voya IM ended 2023 with a diverse and expanded pipeline of US business. Additionally, Voya IM delivered strong investment performance with 76% and 77% of AUM above the benchmark or peer median on a 5- and 10-year basis, respectively, with 1-year performance being very strong across all asset classes.

[1]	For information regarding notable items and accompanying reconciliations, see Exhibit A.

Voya 2024 Proxy Statement	45

▪
Advanced our purpose to support clients, colleagues, and communities through initiatives like expanding multilingual capabilities in the Employee Benefits Resource Center, advancing the Voya Ambassadors program, cultivating a culture of employee volunteerism and charitable giving, advocating for disability inclusion through the Voya Cares program, and facilitating the National Personal Finance Challenge to advance nationwide youth financial literacy, all of which help to differentiate Voya in the market.

▪
Streamlined organization with efforts supported by robust leadership succession plans: Executed seamless transition of Chief Growth Officer role held by Charlie Nelson in April 2023; the Chief HR Officer role from Kevin Silva to internal successor Brannigan Thompson in August 2023; the CEO of IM role from Christine Hurtsellers to internal successor Matt Toms in January 2024; and the retirement of Rod Martin as Executive Chairman in February 2024.

▪
External Recognitions: Top 3 CEO in midcap insurance, as rated by buyside investors and sellside analysts and recognized by Institutional Investor Magazine. We were recognized by Fortune as a Great Place to Work® and Fortune Best Workplaces in Financial Services & Insurance, included in the 2023 Bloomberg Gender-Equality Index (GEI) for the 8th consecutive year, recertified as a Great Place to Work by the Great Place to Work Institute for the 8th consecutive year and recognized by the Ethisphere Institute as one of the 2023 World's Most Ethical Companies® for the 11th consecutive year.

Under Mr. Templin’s leadership, the Company accomplished the following:
▪
Developed a successful capital plan which allowed us to deploy in the current quarter the capital we generated in the prior quarter. Our strong capital generation of approximately $800 million, which was over 90% of adjusted operating earnings, supported our capital deployment in 2023:

▪
Deployed approximately $1.3 billion of capital in 2023 including: $0.6 billion of investment in the business through acquisitions, $0.5 billion of capital return to shareholders and $0.1 billion of debt retirement.

▪	Doubled the quarterly common stock dividend to $0.40, increasing the dividend yield to over 2%, while maintaining a conservative payout ratio.
▪	Managed strong balance sheet outcomes including healthy excess capital of $0.4 billion, RBC ratio of 433% and leverage ratio of 27.8% within our targeted range of 25% - 30%.
▪	Debt reduction resulted in annualized interest expense savings of $10 million.
▪
Focused on expense management to enable future growth: Delivered on internal expense reduction targets that will enable Voya to drive greater efficiency and create investment capacity for future growth.

▪	Transitioned to and successfully completed financial reporting under the Targeted Improvements to the Accounting for Long-Duration Contracts accounting standard.
▪	External Recognitions: Ranked #2 CFO in midcap insurance, as rated by buyside investors and sellside analysts and recognized by Institutional Investor Magazine.
Under Mr. Grubka’s leadership, the Company accomplished the following:
▪
Financial results: Drove outperformance against financial targets in Health, with strong year-over-year growth in revenues and earnings, offset by a shortfall in Wealth where business continued to face macroeconomic headwinds.

▪
In Health, delivered record earnings driven by favorable stop loss underwriting results and 20% in-force premiums and fees growth across the business (13% excluding Benefitfocus). 2023 Health sales were 97% of target (reflecting prior year sales activity).

▪
In Wealth, delivered 2023 net revenue excluding notables of $2.0 billion, up 1.2% year-over-year[2] although below target due to lower spread income caused by higher credited rates, fewer variable to fixed transfers and elevated participant surrenders.

▪	Strategic execution:
▪
Integrated Benefitfocus, resulting in a successful first open enrollment season under Voya ownership. Delivered myVoyage decision support integration to over 190,000 eligible employees, addressing the key needs of different customers.

▪
Expanded stop loss product down market achieving $50 million in sales (a 156% growth year-over-year in that market). Launched Voya Protect, a new supplemental health product to address the growing need in the supplemental benefits market.

▪	Actively progressed implementation of SECURE Act 2.0 provisions.
▪	Rolled out key components of our business growth strategy to deepen and expand our capabilities to improve outcomes for our workplace customers.
▪	Operational excellence:
▪
Improved the operational performance of Benefitfocus, which, for the first time in recent history, had 100% of employers go live on schedule, hit 100% of its call center service level agreements and increased the net promoter score approximately 36 points over the prior year.

▪	People and culture:
▪	Realigned leadership team to streamline organization with clear roles and responsibilities while supporting expense saves.
▪
Continued focus on talent development through mentorship and development programs for high-performing employees – through programs such as Leading with Purpose which provides select employees coaching to accelerate development, the Workplace Solutions Leadership Development Program which

[2]	For information regarding notable items and accompanying reconciliations, see Exhibit A.

Voya 2024 Proxy Statement	46

provides high-performing junior-level managers with business and leadership courses as well as mentors, and Strategic Use of Really Great Employees (SURGE), a re-skilling program. SURGE was a Health Solutions focused program, which Voya piloted and committed to continue in both businesses to develop diverse talent.
Under Ms. Hurtsellers' leadership, the Company accomplished the following:
▪
Financial results: Organically grew the Privates and Alternatives platform to a $90 billion+ franchise, with the Privates franchise delivering more than $3 billion in 2023 despite challenging net cash flows, and Pomona Investment Fund standing at over $1.4 billion in AUM at year end, setting the stage for Voya IM to capitalize on increasing demand for uncorrelated asset classes.

▪
Capitalized on the AllianzGI acquisition, assumed responsibility for several new Allianz Capital Partner relationships, and launched two UCITS for AllianzGI to distribute internationally with assets surpassing $200 million to date. AllianzGI’s international retail channel delivered over $3.8 billion in positive net flows.

▪
Improved multi-sector performance, which, combined with a pickup in consultant advocacy for our Core Fixed Income strategy, has positioned Voya to re-capture allocations into Core Fixed Income from new clients while simultaneously increasing the stake of existing clients.

▪	Strategic execution: Facilitated increased collaboration between IM and Wealth, leading to key wins in our Target Date suite in the Large Market.
▪	Launched modernization of our Variable Portfolio platform by converting Variable portfolios to Mutual Funds to improve commercial attractiveness and drive scale into these vehicles.
▪
Operational excellence: Unveiled a detailed strategy to improve productivity, lower cost to originate and upscale talent of the Intermediary Distribution channel. This was against a tough backdrop driven by challenging performance in key IM strategies, which was further exacerbated by the rate environment. For the first time in 2023, the channel posted two consecutive months of positive net cash flows in the fourth quarter.

▪	Launched a new Securitized Credit Income Fund to capitalize on our known brand in specialty fixed income.
▪
Set Voya IM's strategic goals to grow a team at Voya India, better support the Company's increasingly global client base, tap into technology and data talent and reduce expenses; a new Head of Voya India Investment Management was hired in late 2023 with additional hires since then.

▪	Met all critical 2023 milestones for the integration of AllianzGI and successfully achieved full transition to the new interim operating model in January 2024, while staying below budget.
▪	Designed, built and deployed a new IM Data Platform “Astra” infrastructure, below budget, as a foundational step to the overall IM transformation to a data-driven organization.
▪
People and culture: Focused on talent and thoughtful leadership planning, Ms. Hurtsellers laid the foundation for successful transitions including Matt Toms to CEO and Eric Stein to Head of Investments. Through Eric Stein's new leadership as Head of Investments and CIO Fixed Income, Voya IM expects continued momentum through its Institutional pipeline in 2024.

▪	Elevated Barbara Reinhard to the first female CIO in IM in the last seven years through restructuring efforts around MASS simplification.
▪	Streamlined leadership and enhanced accountability via the merging of the San Francisco Thematic Equity team with the Fundamental Equity team under a single CIO.
▪	During 2023, 64% of external hires were either female or people of color with overall self-disclosed gender and ethnic diversity as of December 31, 2024 at 53% of the IM population.
▪	Achieved a top-50 ranking, for the first time, in the latest list of the largest money managers as compiled by Pensions & Investments.
Mr. Martin’s leadership as former CEO and most recently as Executive Chairman of the Board was critical to Voya’s leadership succession plan. Following Ms. Lavallee’s appointment as CEO on January 1, 2023, Mr. Martin:
▪	Provided strategic leadership by facilitating a successful leadership transition plan in support of the incoming CEO:
▪	Successfully facilitated a smooth and seamless CEO transition while maintaining credibility with investors, customers, and employees, thereby ensuring continuity of leadership.
▪	Provided strategic guidance to Ms. Lavallee enabling her to quickly acclimate to the new role and drive performance.
▪	Provided guidance on major ongoing transactions and transition strategies involving Executive Committee roles and responsibilities including role expansions, succession, and transitions.
▪	Monitored key performance indicators and financial metrics during the CEO transition period, ensuring that the Company remained on track with its strategic goals and objectives.
▪	Collaborated with Ms. Lavallee to develop and communicate compelling vision and strategic plan to investors, showcasing continuity and alignment with shareholder interests.
▪	Collaborated with the Executive Committee team to develop contingency plans and risk mitigation strategies to address investor reactions to the CEO transition.
▪	Strengthened the incoming CEO's relationship with the Board, demonstrating effective stewardship during the

Voya 2024 Proxy Statement	47

transition period and establishing clear communication channels between the Board, executive leadership, and stakeholders throughout the CEO transition process.
▪	Collaborated with Ms. Lavallee to successfully onboard two highly experienced independent directors to the Board, further enhancing the strong Board that Mr. Martin built during his tenure as CEO.
▪
Successfully partnered with CEO and Lead Director by setting meeting agendas, discussing meeting strategies, hosting pre-calls and chairing meetings, and provided follow-up in support of a “no surprises” approach to Board management.

▪	Effectively communicated Board priorities to CEO and provided feedback.
▪	External Recognition: Mr. Martin has been recognized by Institutional Investor as a top 3 finalist for best-in-class CEO within the mid-cap insurance sector.
Following this assessment, the Compensation, Benefits and Talent Management Committee considered the total 2023 compensation package being proposed for each NEO. Based on this review, the Committee adjusted the annual cash incentive award payable to each NEO to between 95% and 100% of the preliminary payout determined as part of Step 3.
Annual Cash Incentive Compensation Outcomes
The following table presents, for each NEO, the results of the foregoing annual cash incentive award determination, the target annual cash incentive compensation for 2023 and the amount of the award paid in the form of cash in March 2024.
	2023 Target Annual Cash Incentive	2023 Target Annual Cash Incentive After Applying 82% Company Funding	2023 Actual Annual Cash Incentive Payment After Applying Qualitative Assessment	% of Actual Payment to Target Opportunity
Ms. Lavallee	$2,137,500	$1,752,750	$1,752,750	82%
Mr. Templin	$1,600,000	$1,312,000	$1,246,400	78%
Mr. Martin	$2,306,250	$1,891,125	$1,891,125	82%
Ms. Hurtsellers	$1,875,000	$1,537,500	$1,537,500	82%
Mr. Grubka	$1,950,000	$1,599,000	$1,599,000	82%
Former Executive Officer
Mr. Silva(1)	$676,042	$554,354	$554,354	82%
(1)	Mr. Silva’s employment was terminated on November 30, 2023. Pursuant to the terms of Voya’s Severance Plan for Senior Managers, Mr. Silva was eligible for a prorated annual incentive for 2023.
Long-Term Equity-Based Incentive Compensation
Equity compensation is an important element of executive compensation, because it aligns executive pay with the performance of our stock, and in turn the interests of our shareholders. The size of each award is generally based on each NEO’s individual performance during the year preceding the grant date. We have historically made grants of equity-based awards in February, in respect of prior-year individual performance.
Equity Grants Made in 2024 for 2023 Performance
For each of our NEOs (other than the CEO), target long-term equity awards with respect to 2023 performance were set or reviewed by the Compensation, Benefits and Talent Management Committee during 2023, with reference to the survey and competitive data described above. The target long-term equity incentive amounts were considered as one element of our NEOs’ overall total direct compensation opportunity, and, based in part on this review, total direct compensation opportunities were set with reference to median total target compensation as reflected in the comparative data. For equity awards granted in respect of 2023 performance, we made grants on February 21, 2024. Long-term equity incentive awards to our NEOs were made on the basis of an evaluation of individual performance and other qualifications during 2023, which evaluations are described above under “Step 3” of the Annual Cash Incentive Compensation determination process.
As discussed above under “Key 2023 Compensation Actions” and “Why We Use These Performance Metrics”, for the 2024-2026 performance period, the measures approved by the Committee for the PSUs are Adjusted Operating Return on Equity (weighted 20%), Adjusted Operating Earnings Per Share (weighted 30%) and Relative Total Shareholder Return versus the Comparison Group (weighted 50%). With respect to the financial goals, the Committee established that performance results meeting target goals would result in a payout equal to 100% of the target award, while stronger performance would result in increased award levels up to a maximum payout of 150% of the target award. Performance below target goals would result in a payout of less than 100%, and potentially 0%. With respect to the relative TSR goal, threshold payout of 25% of target requires at least 25th percentile performance, target payout requires at least median performance and maximum payout of 150% of target requires 75th percentile or better performance, with results between points interpolated. Payout on the TSR component of PSUs is capped at target if the Company’s absolute TSR is negative.

Voya 2024 Proxy Statement	48

The Committee established the performance goals for the PSUs to encourage strong, focused performance. In establishing the goals, the Committee considered the economic and market conditions at the time of grant, the Company’s long-range goals and recent actual performance results, the expectations of investors for future performance, and other factors. These performance levels are intended to be aggressive but realistic, such that achieving threshold levels would represent minimum acceptable performance and achieving maximum levels would represent outstanding performance.
The table below sets forth the long-term equity awards granted in 2024 for 2023 performance:
Equity Grants Made in 2024 for 2023 Performance	Total Grant Value ($)	PSU Grant Value ($)	PSUs (#)	RSU Grant Value ($)	RSUs (#)
Ms. Lavallee	$7,125,000	$3,918,750	57,815	$3,206,250	46,474
Mr. Templin	$3,000,000	$1,650,000	24,343	$1,350,000	19,568
Mr. Martin	$7,687,500	$4,228,125	62,380	$3,459,375	50,143
Ms. Hurtsellers	$2,343,750	$1,289,063	19,018	$1,054,688	15,287
Mr. Grubka	$2,047,500	$1,126,125	16,614	$921,375	13,355
Former Executive Officer
Mr. Silva	Not eligible	—	—	—	—
Although these amounts were granted in respect of 2023 performance, because of the SEC rules governing the presentation of executive compensation in proxy statements, such amounts do not appear in the table titled “—Summary Compensation Table” and other tables below under “—Executive Compensation Tables and Narratives” as compensation for 2023, because such awards were granted in 2024.
Equity Grants Made in 2023 for 2022 Performance
For each of our NEOs (other than the CEO), target long-term equity awards with respect to 2022 performance were set or reviewed by the Compensation, Benefits and Talent Management Committee during 2022, with reference to the survey and competitive data described above. The target long-term equity incentive amounts were considered as one element of our NEOs’ overall total direct compensation opportunity, and, based in part on this review, total direct compensation opportunities were set with reference to median total target compensation as reflected in the comparative data. For equity awards granted in respect of 2022 performance, we made grants on February 22, 2023. Long-term equity incentive awards to our NEOs were made on the basis of an evaluation of individual performance and other qualifications during 2022, which evaluations were described in the 2023 Compensation Discussion and Analysis.
The table below sets forth the long-term equity awards granted in 2023 for 2022 performance:
Equity Grants Made in 2023 for 2022 Performance	Total Grant Value ($)	PSU Grant Value ($)	PSUs (#)	RSU Grant Value ($)	RSUs (#)
Ms. Lavallee	$5,761,500	$3,168,825	43,195	$2,592,675	35,351
Mr. Templin	$3,000,000	$1,650,000	22,491	$1,350,000	18,407
Mr. Martin	$9,990,000	$5,494,500	74,897	$4,495,500	61,296
Ms. Hurtsellers	$2,578,125	$1,417,969	19,328	$1,160,156	15,818
Mr. Grubka	$2,145,000	$1,179,750	16,081	$965,250	13,161
Former Executive Officer
Mr. Silva	$1,401,840	$771,012	10,509	$630,828	8,601
Although these amounts were granted in respect of 2022 performance, because of the SEC rules governing the presentation of executive compensation in proxy statements, such amounts appear in the table titled “—Summary Compensation Table” and other tables below under “—Executive Compensation Tables and Narratives” as compensation for 2022, because such awards were granted in 2023.

Voya 2024 Proxy Statement	49

Payout for Previously Granted PSUs
The table below shows the 2023 performance result and the payout for the PSUs granted in 2021:
	Weight	Minimum	Target	Maximum	Actual Performance	Payout
Payout Opportunity		50%	100%	150%
Adjusted Operating Return on Equity	20%	12.7%	14.2%	15.6%	14.3%	105%
Adjusted Operating Earnings Per Share	30%	6.03	6.70	7.37	7.11	131%
Payout Opportunity		25%	100%	150%
Relative TSR vs. Compensation Peer Group	50%	25th Percentile	Median	75th Percentile	33rd Percentile	50%
Total	100%					85%
Adjusted Operating Return on Equity and Adjusted Operating EPS are non-GAAP financial measures. See Exhibit A — Non-GAAP Financial Measures.
One-time long-term incentive awards granted to CEO and certain NEOs to promote smooth leadership transition and alignment with shareholders’ interests
As described in Voya’s Form 8-K that was filed on July 7, 2022 and the second supplement to Voya’s 2023 proxy statement, and as further disclosed in the Summary Compensation Table and certain other compensation tables included in this proxy statement, in July 2022, as part of our CEO succession and leadership transition, the Company awarded Ms. Lavallee (then CEO-elect) a one-time, long-term incentive award with a grant date value of $5 million and each member of the Executive Committee at that time a one-time, long-term incentive award with a grant date value of $1 million. These one-time grants are consistent with the alignment of our pay-for-performance model to shareholder interests by rewarding executives’ efforts to achieve sustained share price increases, while encouraging retention of our executive team.
Importantly, 80% of Ms. Lavallee’s grant value and 70% of the grant values made to the other executives were in the form of performance stock units (PSUs) that could be earned based on achievement of stock price targets, which must be sustained for at least 30 days, ranging from $69.10 to $119.10 (with $10 achievement hurdles) during the three-year performance period from July 1, 2022 to June 30, 2025. The PSUs were designed to incentivize significant and sustained outperformance, with achievement occurring at stock price targets significantly above the Company’s stock price on the grant date ($59.55), which is very strongly aligned with shareholder interests. The first stock price hurdle of $69.10 was achieved in 2023.
Vesting of any earned units cannot occur until at least one year following the date earned and the maximum number of PSUs that could be earned is capped at 150% of the PSU target. The remainder of the grant values was made in the form of restricted stock units (RSUs), cliff-vesting after three years (on July 1, 2025) for Ms. Lavallee, and vesting ratably over the performance period (July 1, 2023, July 2024, and July 1, 2025) for the other executives.

Voya 2024 Proxy Statement	50

The chart below summarizes the details of the PSU portion of the award for the NEOs:
Segment	Stock Price Target(1)	Earnable # of PSUs through 6/30/25		Earned # of PSUs as of 12/31/2023		Vest Date of Earned PSUs
		Ms. Lavallee	Other NEOs(2)	Ms. Lavallee	Other NEOs(2)	Ms. Lavallee	Other NEOs(2)
1 (earned on 7/1/23)	$69.10	16,792	2,938	16,792	2,938	6/30/25	7/1/2024
2	$79.10	16,792	2,938	0	0
3	$89.10	16,792	2,939	0	0
4(3)	$99.10	16,792	2,939	0	0
5	$109.10	16,792	2,939	0	0
6	$119.10	16,792	2,939	0	0
(1)	In order to satisfy a stock price target, the average of the Company’s daily volume weighted average price over a trailing 30-day trading period must equal or exceed the stock price target.
(2)	Ms. Hurtsellers, Mr. Grubka and Mr. Silva. Mr. Martin, CEO at the time of grant, and Mr. Templin, who had not yet been hired, did not receive this award.
(3)	PSU target
Other Compensation Practices and Considerations
Employment and Severance Arrangements
Each NEO is subject to the Company’s Severance Plan for Senior Managers (Severance Plan) which provides severance benefits in the event of specified “Qualified Terminations,” generally involving terminations not for Cause (as such term is defined in the Severance Plan), or, following certain change in control events, voluntary terminations for Good Reason (as such term is defined in the Severance Plan). The Committee believes that these arrangements: (1) help secure the continued employment and dedication of our senior executives; (2) enhance the Company’s value to a potential acquirer because our NEOs have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, we do not provide change in control-related tax gross-ups in the event of a “potential change in control” or “change in control” during the term. Please see additional information about the Severance Plan under “Executive Compensation Tables and Narratives - Potential Payments Upon Termination or Change in Control”.
Pursuant to the CEO succession planning as previously disclosed in July 2022, Rodney O. Martin, Jr.'s term as Executive Chairman expired on February 29, 2024 and Mr. Martin has retired from the Company. As part of the leadership transition, the Company had entered into an amended and restated employment agreement with Mr. Martin. Please see discussion under “Executive Compensation Tables and Narratives - Employment Agreements”.
In January 2024, the Company announced that Ms. Hurtsellers stepped down from her role as CEO of Voya IM and intends to retire later this year. Ms. Hurtsellers has entered into an agreement pursuant to which she will continue as an employee to serve as a strategic advisor to IM and the Company in supporting the transition of her successor until her retirement later this year. Please see discussion under “Executive Compensation Tables and Narratives - Employment Agreements”.
Neither Mr. Martin nor Ms. Hurtsellers are eligible for severance payments or benefits in connection with their respective retirements.
The Company entered into a separation agreement with Kevin Silva, former Chief Human Resources Officer, and terminated his employment without cause, effective November 30, 2023. Mr. Silva received severance payments and benefits under the Severance Plan.
Health and Insurance Plans
Our NEOs are currently eligible to participate in Company-sponsored benefit programs, offered on the same terms and conditions as those made generally available to all full-time and part-time employees. Health, life insurance, disability benefits and similar programs are provided to give employees access to healthcare and income protection for themselves and their family members. The NEOs also have access to a supplemental long-term disability program, facilitated by the Company, generally available to a broad group of highly paid Company employees on an elective basis. The cost of participating in the supplemental disability program is borne entirely by each NEO.

Voya 2024 Proxy Statement	51

Tax-Qualified and Non-Qualified Retirement and Other Deferred Compensation Plans
Our NEOs generally are eligible for the same retirement benefits as full-time and part-time employees under the Company’s broad-based, tax-qualified retirement plans. As described further in the narrative description preceding the table entitled “—Pension Benefits as of December 31, 2023”, below, the Company sponsors the Voya Retirement Plan (Retirement Plan), a tax-qualified, noncontributory, cash-balance formula, defined benefit pension plan for eligible employees.
The Company also sponsors the Voya 401(k) Savings Plan (401(k) Plan), a tax-qualified defined contribution plan. Under the 401(k) Plan, the Company will match 100% of a participant’s contribution up to 6% of eligible compensation.
In addition to the tax-qualified retirement benefits described above, the Company also maintains the Voya Supplemental Executive Retirement Plan (SERP) and the Voya 409A Deferred Compensation Savings Plan (DCSP). The SERP and the DCSP permit our NEOs and certain other employees whose participation in our tax-qualified plans is limited due to compensation and contribution limits imposed under the Internal Revenue Code (Code) to receive the benefits on a non-qualified basis that they otherwise would have been eligible to receive under the Retirement Plan and the 401(k) Savings Plan if it were not for the Code’s compensation and contribution limits. For purposes of determining benefits under the SERP and the DCSP, eligible compensation is limited to three times the Code compensation limit, which was $330,000 for 2023. See the narrative description preceding the table entitled “—Pension Benefits in 2023” for more detail of the Retirement Plan and the SERP. See the narrative description preceding the table entitled “Non-Qualified Deferred Compensation Plans Table for 2023” for more detail of the DCSP.
Perquisites and Other Benefits
During 2023, we provided the NEOs with Company-selected independent advisors to assist them with financial planning and tax issues. In addition, certain of our NEOs have personal use of a company car and driver (principally for commuting purposes), and in certain cases the Company provided travel-related perquisites, including for spousal travel. Further, following a review of peer company and market practices in 2020, the Compensation, Benefits and Talent Management Committee approved limited personal use of corporate aircraft by Mr. Martin in order to minimize his personal travel time and to work more productively on confidential and sensitive matters while traveling for time-sensitive personal matters. Mr. Martin’s use of corporate aircraft for personal travel has been subject to an annual limit in 2023 of $150,000 in aggregate incremental costs to the Company. We impute as income the cost of these perquisites and other benefits. See “—All Other Compensation Table for 2023” below, for additional information concerning perquisites.
Compensation Recoupment Policy
Voya maintains a compensation recoupment policy that permits the Company to recover from employees, directors and officers all forms of income, including incentive-based or equity-based compensation (time-based and performance-based) in the event of misconduct. “Misconduct” means willful misconduct, gross negligence, or any failure to make any required report of the willful misconduct or gross negligence of another person that has resulted in, or could reasonably be expected to result in, financial or reputational harm to Voya. In addition, Voya’s equity award agreements provide that such equity awards are subject to clawback under applicable provisions of Voya policy.
Additionally, Voya revised its compensation recoupment policy in October 2023 to include provisions complying with new NYSE listing standards and Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the revised policy, additional clawback provisions apply to current or former Section 16 officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. Misconduct on the part of the executive is not required. Under these additional clawback provisions, Voya is required to recoup incentive-based compensation (as that term is defined in Section 10D of the Exchange Act, which includes our PSU awards and our annual incentive awards) erroneously received within the three fiscal years preceding the date a restatement is determined to be required.
Hedging, Speculative Trading and Pledging of Securities
Our personal trading policy prohibits our directors, executive officers and employees from engaging in any short sales of our common stock, as well as sales of our common stock that have not been held for a minimum of sixty days after being acquired in the open market. In addition, such persons are prohibited under our personal trading policy from entering into hedging or other transactions involving options (including exchange-traded options), puts, calls, forward contracts or other derivatives involving our securities (such prohibitions do not apply to the acceptance of stock options or other stock awards granted under our annual or long-term incentive plans). Directors, executive officers and employees are also prohibited from pledging our securities, such as in connection with a margin account.

Voya 2024 Proxy Statement	52

Stock Ownership Guidelines
The Company has established stock ownership guidelines for all executive officers. These guidelines are designed to align the interests of Voya's leadership team with those of the Company’s shareholders through a mandatory equity ownership stake in Voya, and to focus leaders on the long-term success and growth of Voya.
CEO and Executive Chair	5x
CFO	4x
All other NEOs	3x
For purposes of satisfying this ownership requirement, the following holdings count towards satisfying the guidelines: (i) shares of Company common stock beneficially owned by the NEO, (ii) investments in the Voya common stock fund, including unvested matching amounts, held in the Company’s 401(k) plan, (iii) notional investments in the Voya common stock fund held in the Deferred Compensation Savings Plan, and (iv) unvested restricted stock units in respect of Company common stock awarded to the NEO under a Voya compensation plan. Stock options, unvested performance stock units granted under a Voya compensation plan, and actual or notional investments in Voya mutual funds do not count toward satisfying these guidelines. Stock ownership requirements must be met within five years of becoming an executive covered by the guidelines. As of the date of this proxy statement, all of our NEOs met or are on track to meet the stock ownership requirements.
RELATIONSHIP OF COMPENSATION POLICIES AND PRACTICES TO RISK MANAGEMENT
The Company adheres to compensation policies and practices that are designed to support a strong risk management culture. Voya adheres to a Human Resources Risk Policy, approved by the Compensation, Benefits and Talent Management Committee, which outlines the roles and responsibilities of the Committee and management to monitor compensation and benefit risks as well as key talent risks. The Policy is based on the following principles:
▪	Align compensation programs and decisions with shareholder interests;
▪	Attract, retain and motivate executive talent to lead the Company to success;
▪	Establish an appropriate approach to governance that reflects the needs of all stakeholders and includes the Company’s right to claw back compensation in certain circumstances;
▪	Support a business culture based on the highest ethical standards; and
▪	Manage risk taking by executives by encouraging prudent decision-making.
The Committee has reviewed the Company’s compensation programs, policies and practices for employees to ensure that, in design and operation and taking into account all of the risk management processes in place, they do not encourage excessive risk-taking. In particular, the following features of our compensation program guard against excessive risk-taking:
▪	Determination of incentive awards based on a variety of performance metrics, thus diversifying the risk associated with any single indicator of performance;
▪	Long-term compensation awards and vesting periods that encourage a focus on sustained, long-term results;
▪	A mix of fixed and variable, annual and long-term, and cash and equity compensation designed to encourage actions that are in our long-term best interest;
▪	Maximum discretionary incentive opportunities are capped and remained unchanged from 2022 to 2023; and
▪	Our equity plans do not allow re-pricing of stock options without shareholder approval and require double trigger vesting for awards upon a change in control.
The Committee has determined that these programs, policies and practices are not reasonably likely to have a material adverse effect on the Company.

Voya 2024 Proxy Statement	53

REPORT OF OUR COMPENSATION, BENEFITS AND TALENT MANAGEMENT COMMITTEE
Our Compensation, Benefits and Talent Management Committee reviewed the Compensation Discussion and Analysis (CD&A), as prepared by the management of the Company, and discussed the CD&A with the management of the Company. Based on the Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this proxy statement.
Compensation, Benefits and Talent Management Committee:
Lynne Biggar (Chair)
Yvette S. Butler
Hikmet Ersek
Robert Leary
Aylwin B. Lewis
Joseph V. Tripodi

Voya 2024 Proxy Statement	54

EXECUTIVE COMPENSATION TABLES AND NARRATIVES
Summary Compensation Table
The following table presents the cash and other compensation for our NEOs for 2023, 2022 and 2021.
Summary Compensation Table for 2023 Proxy
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards	Non-Equity Incentive Compensation	Change in Pension Value(3)	All Other Compensation(4)	Total
Heather Lavallee, Chief Executive Officer(5)	2023	$950,000	$0	$5,830,245	$0	$1,752,750	$113,898	$75,479	$8,722,372
	2022	$662,424	$0	$5,516,796	$0	$2,141,775	$0	$70,104	$8,391,099
	2021	$496,667	$0	$1,292,464	$0	$1,885,000	$0	$67,404	$3,741,534
Don Templin, EVP, Chief Financial Officer(5)	2023	$800,000	$0	$3,035,741	$0	$1,246,400	$38,123	$72,212	$5,192,476
	2022	$106,061	$0	$0	$0	$199,880	$3,712	$4,000	$313,653
Rodney O. Martin, Jr., Executive Chairman	2023	$1,025,000	$0	$10,109,217	$0	$1,891,125	$53,681	$299,765	$13,378,788
	2022	$1,200,000	$0	$10,314,325	$0	$2,800,000	$44,291	$318,267	$14,676,883
	2021	$1,200,000	$0	$9,935,115	$0	$4,580,000	$39,673	$275,317	$16,030,105
Christine Hurtsellers, CEO, Investment Management	2023	$625,000	$0	$2,608,787	$0	$1,537,500	$153,568	$204,257	$5,129,112
	2022	$625,000	$0	$3,384,255	$0	$1,603,125	$0	$139,535	$5,751,915
	2021	$620,833	$0	$2,430,676	$0	$2,718,750	$0	$59,192	$5,829,452
Rob Grubka, CEO, Workplace Solutions	2023	$650,000	$0	$2,170,549	$0	$1,599,000	$66,661	$66,411	$4,552,621
Former Executive Officer
Kevin D. Silva, EVP and Chief HR Officer(6)	2023	$540,833	$0	$1,418,479	$0	$0	$53,111	$3,062,165	$5,074,589
(1)
Amounts in this column represent salary that was actually paid to each NEO during the listed calendar year. Ms. Lavallee's 2022 salary is based on her annualized base salary of $500,000 from January 1, 2022 through July 6, 2022 and an annualized base salary of $835,000 from July 7, 2022 through December 31, 2022. Ms. Lavallee's 2021 salary is based on her annualized base salary of $480,000 from January 1, 2021 through February 28, 2021 and an annualized base salary of $500,000 from March 1, 2021 through December 31, 2021. Mr. Templin's 2022 salary is based on his actual salary paid from November 14, 2022, his hire date, to December 31, 2022. Mr. Martin's 2021 salary is based on his annual base salary from January 1, 2021 to December 31, 2021. Ms. Hurtsellers' 2021 salary is based on her annualized base salary of $600,000 from January 1, 2021 through February 28, 2021 and an annualized base salary of $625,000 from March 1, 2021 through December 31, 2021. Mr. Silva's 2023 salary is his actual salary paid from January 1, 2023 to November 30, 2023, his date of termination.

(2)
Amounts in this column include the grant date fair value calculated in accordance with FASB ASC Topic 718 for 2021, 2022 and 2023 time-based and performance-based awards (at target) granted to the NEOs, under Voya’s 2019 Omnibus Employee Incentive Plan (the “2019 Omnibus Plan”), in each case in respect of prior year performance. Maximum payout (150% of target) for PSUs would result in the following grant date fair values:

NEO	2023 PSUs	2022 PSUs	2021 PSUs
Ms. Lavallee	$4,065,621	$4,123,855	$885,257
Mr. Templin	$2,116,909	—	—
Mr. Martin	$7,049,493	$7,118,880	$6,804,967
Ms. Hurtsellers	$1,819,200	$2,304,846	$1,664,886
Mr. Grubka	$1,513,584	—	—
Former Executive Officer
Mr. Silva	$989,133	—	—
For a discussion of the valuation methodology for the PSUs, see Footnote 1 to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(3)	Amounts in this column represent the net changes in actuarial present value under the Retirement Plan and the SERP.
(4)	All amounts in this column for 2023 are described in more detail in the table below entitled “—All Other Compensation Table for 2023”.
(5)	As of July 7, 2022, Ms. Lavallee was promoted to President and CEO - Elect. As of November 14, 2022, Mr. Templin was hired as EVP, Chief Financial Officer.
(6)
Mr. Silva’s employment was terminated on November 30, 2023. In accordance with the terms of Voya’s Severance Plan for Senior Managers, Mr. Silva’s termination is a qualifying termination without cause. Mr. Silva is included in the Executive Compensation Tables and Narratives as a former executive officer pursuant to SEC rules.

Voya 2024 Proxy Statement	55

All Other Compensation
The table below presents the breakdown of the All Other Compensation column:
All Other Compensation Table for 2023
Name	401(k) Plan Match(1)	DCSP Employer Match(2)	Financial Tax Services(3)	Gross- Ups	Other(4)	Total
Heather Lavallee	$19,333	$39,600	$15,312	$0	$1,234	$75,479
Donald Templin	$19,311	$39,600	$13,301	$0	$0	$72,212
Rodney Martin	$19,083	$39,600	$18,529	$0	$222,553	$299,765
Christine Hurtsellers	$7,917	$39,600	$18,529	$0	$138,212	$204,257
Rob Grubka	$19,800	$39,600	$0	$0	$7,011	$66,411
Former Executive Officer
Kevin D. Silva	$19,800	$39,600	$19,295	$0	$2,983,470	$3,062,165
(1)	See the narrative under “—Tax-qualified and Non-qualified Retirement and Other Deferred Compensation Plans” for a description of the material terms of the 401(k) Plan.
(2)	See the narrative under “—Tax-qualified and Non-qualified Retirement and Other Deferred Compensation Plans” for a description of the material terms of the DCSP.
(3)	Amounts in this column represent the amounts actually paid by the Company, on behalf of each NEO, to the Company-selected financial advisor in 2023.
(4)
Amount in this column for Ms. Lavallee is the income that was imputed as a result of business-related spousal travel. Amount in this column for Mr. Martin represents the aggregate incremental cost to the company associated with travel perquisites, including for spousal travel. Amount reported for Mr. Martin includes costs related to personal usage of private aircraft ($133,999), calculated based on costs provided by the applicable charter company. Amount reported for Mr. Martin includes costs related to personal use of a company car and driver ($29,207), calculated based on an allocation of the total cost associated with the car and driver between business and personal usage, based on total miles driven. Amount in this column for Ms. Hurtsellers is equal to the in-service distributions she received from Voya's Deferred Compensation Savings Plan in 2023. Amount in this column for Mr. Silva represents payments pursuant to Voya Financial, Inc.'s Severance Plan for Senior Managers ($2,877,479), payment for unused PTO ($50,491) and the value of outplacement benefits ($55,500).

Voya 2024 Proxy Statement	56

Grants of Plan-Based Awards
The table below presents individual grants of awards made to each NEO during 2023 under the 2019 Omnibus Plan and Annual Cash Incentive Plan.
Grants of Plan-Based Awards Table for 2023
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Number of Other Stock Awards	Estimated Future Payouts Under Option Awards		Grant Date Fair Value of Stock Award(2)
Name	Grant Type	Grant Date	Threshold	Target	Maximum	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares		Number of Securities Underlying Options	Exercise Price of Stock Options
Heather Lavallee	2019 Omnibus Plan — Long-Term Incentive RSUs	2/22/2023							35,351			$2,521,940
	2019 Omnibus Plan — Long-Term Incentive PSUs	2/22/2023				16,198	43,195	64,792				$3,308,305
	Annual Incentive Plan			$2,137,500	$4,275,000
Don Templin	2019 Omnibus Plan — Long-Term Incentive RSUs	2/22/2023							18,407			$1,313,155
	2019 Omnibus Plan — Long-Term Incentive PSUs	2/22/2023				8,434	22,491	33,736				$1,722,586
	Annual Incentive Plan			$1,600,000	$3,200,000
Rodney O. Martin, Jr.	2019 Omnibus Plan — Long-Term Incentive RSUs	2/22/2023							61,296			$4,372,857
	2019 Omnibus Plan — Long-Term Incentive PSUs	2/22/2023				28,086	74,897	112,345				$5,736,361
	Annual Incentive Plan			$2,306,250	$4,612,500
Christine Hurtsellers	2019 Omnibus Plan — Long-Term Incentive RSUs	2/22/2023							15,818			$1,128,456
	2019 Omnibus Plan — Long-Term Incentive PSUs	2/22/2023				7,248	19,328	28,992				$1,480,332
	Annual Incentive Plan			$1,875,000	$3,750,000
Rob Grubka	2019 Omnibus Plan — Long-Term Incentive RSUs	2/22/2023							13,161			$938,906
	2019 Omnibus Plan — Long-Term Incentive PSUs	2/22/2023				6,030	16,081	24,121				$1,231,644
	Annual Incentive Plan			$1,950,000	$3,900,000
Former Executive Officer
Kevin Silva	2019 Omnibus Plan – Long-Term Incentive RSUs	2/22/2023							8,601			$613,595
	2019 Omnibus Plan – Long-Term Incentive PSUs	2/22/2023				3,940	10,509	15,763				$804,884
	Annual Incentive Plan(3)			$674,863	$1,349,726
(1)
PSUs granted on February 22, 2023 will cliff vest on February 17, 2026. The value at vesting will depend both on Voya’s stock price at the time of vesting and on Voya’s achievement of pre-established performance measures (Adjusted Operating Return on Equity (20%), Adjusted Operating Earnings Per Share (30%) and Relative Total Shareholder Return (50%)). Maximum payout is 150%.

(2)	Amounts in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718.
(3)	Target and Maximum payout amounts are prorated to reflect Mr. Silva’s termination on November 30, 2023

Voya 2024 Proxy Statement	57

Outstanding Equity Awards at Year End
The table below provides information concerning unexercised options and stock-based awards that have not vested for each NEO, outstanding as of December 31, 2023.
Outstanding Equity Awards Table at 2023 Year End
	Option Awards						Stock Awards
	Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
	Heather Lavallee
2021 RSUs							3,552(2)	$259,154
2021 PSUs									13,837(5)	$1,009,548
2022 RSUs							5,708(3)	$416,456
2022 PSUs									10,611(6)	$774,179
2022 Off-Cycle RSUs							16,792(10)	$1,225,144
2022 Off-Cycle PSUs									100,755(11)	$7,351,085
2023 RSUs							35,351(4)	$2,579,209
2023 PSUs									43,195(7)	$3,151,507
	Don Templin
2023 RSUs							18,407(4)	$1,342,975
2023 PSUs									22,491(7)	$1,640,943
	Rodney O. Martin, Jr.
2021 RSUs							26,483(2)	$1,932,200
2021 PSUs									106,365(5)	$7,760,390
2022 RSUs							44,683(3)	$3,260,072
2022 PSUs									86,279(6)	$6,294,916
2023 RSUs							59,009(4)	$4,305,297
2023 PSUs									74,897(7)	$5,464,485
	Christine Hurtsellers
2015 Performance Options		39,700(8)			$37.60	12/16/2025
2019 Performance Options		71,174(9)			$50.03	02/21/2029
2021 RSUs							6,406(2)	$467,382
2021 PSUs									26,023(5)	$1,898,638
2022 RSUs							10,857(3)	$792,127
2022 PSUs									21,045(6)	$1,535,443
2022 Off-cycle RSUs							3,358(12)	$245,000
2022 Off-cycle PSUs									17,631(13)	$1,286,358
2023 RSUs							15,168(4)	$1,106,657
2023 PSUs									19,328(7)	$1,410,171
	Rob Grubka
2021 RSUs							3,260(2)	$237,850
2021 PSUs									12,701(5)	$926,665
2022 RSUs							5,708(3)	$416,456
2022 PSUs									10,611(6)	$774,179
2022 Off-Cycle RSUs							3,358(12)	$245,000
2022 Off-Cycle PSUs									17,631(13)	$1,286,358
2023 RSUs							13,161(4)	$960,227
2023 PSUs									16,081(7)	$1,173,270

Voya 2024 Proxy Statement	58

	Option Awards						Stock Awards
	Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)

Former Executive Officer
	Kevin Silva
2019 Performance Options		71,174(9)			$50.03	2/21/2029
2021 RSUs							3,183(2)	$232,232
2021 PSUs									12,952(5)	$944,978
2022 RSUs							6,363(3)	$464,244
2022 PSUs									12,397(6)	$904,485
2022 Off-Cycle PSUs									17,631(13)	$1,286,358
2023 RSUs							8,206(4)	$598,710
2023 PSUs									10,509(7)	$766,737
(1)
The market value of the Company's equity awards was determined by multiplying $72.96, the closing price per share of the Company's common stock, as reported by the NYSE, on December 29, 2023, by the number of units.

(2)
Represents RSUs of Voya Financial, Inc. One third of such units vested on February 22, 2022, one third of such units vested on February 22, 2023 and the remaining one-third vested on February 20, 2024.

(3)
Represents RSUs of Voya Financial, Inc. One third of such units vested on February 22, 2023, one third of such units vested on February 20, 2024 and the remaining one-third is scheduled to vest on February 18, 2025.

(4)
Represents RSUs of Voya Financial, Inc. One third of such units vested on February 20, 2024 and the remaining two-thirds of such units are scheduled to vest in equal amounts on February 18, 2025 and February 17, 2026.

(5)	Represents PSUs of Voya Financial, Inc. All such units vested on February 20, 2024.
(6)	Represents PSUs of Voya Financial, Inc. All such units are scheduled to vest on February 18, 2025.
(7)	Represents PSUs of Voya Financial, Inc. All such units are scheduled to vest on February 17, 2026.
(8)
Represents performance-vested non-qualified stock options of Voya Financial, Inc. granted on December 16, 2015. One quarter of the award vested on March 31, 2017 and became exercisable on March 31, 2018 and the remaining three-quarters vested on June 30, 2017 and became exercisable on June 30, 2018.

(9)
Represents performance-vested non-qualified stock options of Voya Financial, Inc. granted on February 21, 2019. One half of the award vested on April 22, 2019 and became exercisable on April 22, 2020. The remaining half of the award vested and became exercisable on July 31. 2021.

(10)	Represents RSUs of Voya Financial, Inc. granted on July 7, 2022. All such units are scheduled to vest on July 1, 2025.
(11)
Represents PSUs of Voya Financial, Inc. granted on July 7, 2022. All such units may vest between July 1, 2023 and June 30, 2025 depending on the achievement of performance metrics. The first performance metric was achieved in 2023. Vestings that occur between July 1, 2023 and June 30, 2024 will be deferred until June 30,2025. Vestings that occur between July 1, 2024 and June 30,2025 will be deferred for one year from the vesting date.

(12)	Represents RSUs of Voya Financial, Inc. granted on July 7, 2022. One third vested on July 1, 2023, with the remaining two-thirds scheduled to vest on July 1, 2024 and July 1, 2025 in equal amounts.
(13)
Represents PSUs of Voya Financial, Inc. granted on July 7, 2022. All such units may vest between July 1, 2023 and June 30, 2025 depending on the achievement of performance metrics. The first performance metric was achieved in 2023. Each vesting event is further subject to a one-year deferral period.

Voya 2024 Proxy Statement	59

Option Exercises and Stock Vested in 2023
The following table provides information regarding all of the RSUs and PSUs held by the NEOs that vested during 2023 and options that were exercised by NEOs during 2023. Mr. Templin did not have any option exercises or stock vested in 2023 and therefore is not included in the table below.
Option Exercises and Stock Vested Table for 2023
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Heather Lavallee			3,945	$293,666(1)
			1,700	$126,548(2)
			3,552	$264,411(3)
			2,854	$209,312(4)
Rodney O. Martin, Jr.			72,416	$5,390,647(1)
			19,895	$1,480,984(2)
			26,481	$1,971,246(3)
			22,340	$1,638,416(4)
	158,900	$5,818,730(5)
Christine Hurtsellers			20,597	$1,533,241(1)
			5,942	$442,322(2)
			6,404	$476,714(3)
			1,679	$120,670(4)
			5,427	$398,016(4)
Rob Grubka			3,076	$228,977(1)
			1,326	$98,707(2)
			3,260	$242,674(3)
			1,679	$120,670(4)
			2,854	$209,312(4)
Former Executive Officer
Kevin Silva			10,251	$763,084(1)
			2,801	$208,506(2)
			3,182	$236,868(3)
			3,181	$233,295(4)
			1,679	$120,670(4)
			699	$49,985(4)
(1)	Represents vesting of a portion of Voya performance share awards granted under the Omnibus Plan during 2020.
(2)	Represents vesting of a portion of Voya restricted awards granted under the Omnibus Plan during 2020.
(3)	Represents vesting of a portion of Voya restricted awards granted under the Omnibus Plan during 2021.
(4)	Represents vesting of a portion of Voya restricted awards granted under the Omnibus Plan during 2022.
(5)	Represents performance-vested non-qualified stock options of Voya Financial, Inc. granted on December 16, 2015 that vested in 2017 and remained restricted until 2018.

Voya 2024 Proxy Statement	60

Pay Versus Performance
Our CEOs are the principal executive officers (“PEOs”). PEO 1 is Mr. Martin, who was CEO in 2020, 2021, and 2022. PEO 2 is Ms. Lavallee, who was CEO in 2023. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The following table sets forth information concerning the compensation of our PEOs and other NEOs for each of the fiscal years (“FY”) ended December 31, 2020, 2021, 2022 and 2023 and our financial performance for each such fiscal year:
Fiscal Year	Summary Compensation Table Total for PEO 1(1)	Compensation Actually Paid to PEO 1(2)	Summary Compensation Table Total for PEO 2(1)	Compensation Actually Paid to PEO 2(2)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:(3)		Net Income ($ in Millions)	Company Selected Measure Relative TSR(4)
							Total Shareholder Return	Peer Group Total Shareholder Return(3)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$0	$0	$8,722,372	$11,013,417	$6,665,517	$8,884,546	$125.97	$133.20	$625.0	100%
2022	$14,676,883	$13,193,735	$0	$0	$4,828,157	$4,745,267	$104.40	$118.77	$510.0	53%
2021	$16,030,105	$19,751,360	$0	$0	$5,439,994	$6,280,117	$111.20	$132.75	$2,126.0	21%
2020	$13,597,008	$12,993,061	$0	$0	$4,581,542	$4,167,899	$97.55	$98.31	($206.0)	64%
(1)	Refer to the Summary Compensation Table as set forth on page 55 of this proxy statement. For each of 2020, 2021, and 2022 and 2023, the NEOs were:
Year	PEO 1	PEO 2	Other NEOs
2023		Heather Lavallee	Donald C. Templin, Rodney O. Martin, Jr., Christine Hurtsellers, Robert Grubka, Kevin Silva
2022	Rodney O. Martin, Jr.		Michael S. Smith, Donald C. Templin, Heather Lavallee, Christine Hurtsellers, Charles Nelson
2021	Rodney O. Martin, Jr.		Michael S. Smith, Heather Lavallee, Christine Hurtsellers, Charles Nelson
2020	Rodney O. Martin, Jr.		Michael S. Smith, Christine Hurtsellers, Charles Nelson, Margaret Parent
(2)
The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” (otherwise known as CAP), adjusted as follows in the table below, as determined in accordance with SEC rules. None of the equity awards held by our NEOs was forfeited during fiscal year 2023; therefore, no amounts are reported for forfeited awards. “Compensation actually paid” does not necessarily represent cash, pension contributions, and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. Similarly, no adjustment is made for dividends because the amount associated with such dividends are reflected in the fair value of the award for the covered fiscal year.

Reconciliation of SCT Total to CAP Total
Fiscal Year	Executives	SCT Total	Subtract Grant Date Fair Value of Stock Awards Reported in SCT	Subtract Aggregate Change in Actuarial Present Value of Accumulated Benefits Under all Defined Benefit Pension Plans from SCT	Add Defined Benefit and Pension Service Cost	Year End Fair Value of New Awards	Change in Fair Value of Outstanding Unvested Awards From Prior FY End to Applicable FY End	Change in Fair Value of Awards that Vested in Applicable Year from Prior FY End to Vesting Date	CAP
		(i)	(ii)	(iii)	(iv)	(v)	(vi)	(vii)	=(i)-(ii)- (iii)+(iv)+(v)+ (vi)+(vii)
2023	PEO	$8,722,372	$5,830,245	$113,898	$28,905	$6,158,229	$1,879,617	$168,438	$11,013,417
	Non- PEO NEOs	$6,665,517	$3,868,555	$73,029	$15,154	$4,086,180	$1,433,925	$625,353	$8,884,546
The valuation assumptions and processes used to recalculate fair values did not materially differ from those disclosed at the time of grant.
(3)
TSR is determined based on the value of an initial fixed investment of $100 made on December 31, 2019. The TSR peer group consists of the S&P 500 Financials Sector Index, which is used for our Stock Performance presentation set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(4)
Our Company-Selected Measure, which is the measure that we believe represents the most important financial performance measure not otherwise presented in the table above that we use to link CAP to our NEOs for fiscal 2023 to our Company’s performance is Relative TSR, which is consistent with the peer group metric used for our PSUs under our annual Long Term Incentive Program. For illustrative purposes, calculations within this column are based on 1-year measurements (as opposed to the 3-year relative TSR performance period regarding the Company’s PSUs). For purposes of relative TSR, the peer group used in the PSU metric under our annual Long-Term Incentive Program refer to the Comparison Group as set forth on pages 41-42.

Voya 2024 Proxy Statement	61

Narrative to Pay Versus Performance Table
For the fiscal year ended December 31, 2023, there are six important performance measures used to link compensation actually paid to our NEOs to company performance. Our NEO’s target total compensation is heavily weighted towards short and long-term performance with performance goals aligned with our shareholders’ interests. The majority of target compensation was weighted toward long-term equity performance and time-based awards and the financial performance metrics for long-term equity-based incentive awards were Adjusted Operating Return on Equity (ROE), Adjusted Operating Earnings Per Share (EPS) and Relative Total Shareholder Return (TSR). The short-term incentive program’s funding metrics are Adjusted Operating Earnings, Adjusted Operating Return on Allocated Capital as well as Strategic Indicators as a non-financial performance measure with quantitative metrics.
Important Performance Measures
Adjusted Operating Return on Equity
Adjusted Operating Earnings Per Share
Relative Total Shareholder Return
Adjusted Operating Earnings Before Taxes
Adjusted Operating Return on Allocated Capital
Strategic Indicators

Voya 2024 Proxy Statement	62

The following graph compares the compensation actually paid to our PEO, the average of the compensation actually paid to our remaining NEOs and the TSR performance of our stock price with the TSR performance of the disclosed peer group.

VOYA & Peer TSR vs. Compensation Actually Paid
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($M)
$140
$130
$120
$110
$100
$90
$80
Value of $100 Investment from 12/31/2019)
$12.99
$4.17
$97.55
$98.31
$19.75
$6.28
$132.75
$111.20
$13.19
$4.75
$118.77
$104.40
$8.88
$11.01
$133.20
$125.97
12/31/2020
12/31/2021
12/31/2022
12/31/2023
PEO 1 CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
VOYA TSR
S&P 500 Financials TSR

Voya 2024 Proxy Statement	63

The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining NEOs with our Company Selected Metric: Relative TSR.

Relative TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
TSR Percentile Rank
$25
$20
$15
$10
$5
$0
120%
100%
80%
60%
40%
20%
0%
$12.99
$4.17
64%
$19.75
$6.28
21%
$13.19
$4.75
53%
$8.88
$11.01
100%
12/31/2020
12/31/2021
12/31/2022
12/31/2023
PEO 1 CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
Relative TSR Percentile Rank

Voya 2024 Proxy Statement	64

The following graph compares the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining NEOs with net income.

Net Income vs. Compensation Actually Paid
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($M)
$2,500
$2,000
$1,500
$1,000
$500
$0
($500)
Net Income ($M)
$12.99
$4.17
($206)
$19.75
$2,126
$6.28
$13.19
$4.75
$510
$625
$8.88
$11.01
12/31/2020
12/31/2021
12/31/2022
12/31/2023
PEO 1 CAP ($M)
Average Non-PEO NEO CAP ($M)
PEO 2 CAP ($M)
Net Income ($M)

Voya 2024 Proxy Statement	65

Pension Benefits
As described above under “—Tax-Qualified and Non-Qualified Retirement and Other Deferred Compensation Plans,” the Company maintains tax-qualified and non-qualified defined benefit (pension) plans that provide retirement benefits for employees whose length of service allows them to vest in and receive these benefits. During 2023, regular full-time and part-time employees of the Company were covered by the Retirement Plan. Participants in the Retirement Plan whose benefits cannot be paid from the Retirement Plan as a result of Internal Revenue Service (IRS) compensation or benefit limitations and who are designated by the Company are also eligible to participate in the SERP.
Beginning January 1, 2012, all of the Company’s employees transitioned to a new cash balance pension formula under the Retirement Plan. A similar change to the SERP was also made. The cash balance pension formula credits 4% of eligible compensation to a hypothetical account in the Retirement Plan and the SERP, as applicable, each month. Account balances receive a monthly interest credit based on a 30-year Treasury bond rate published by the IRS in the preceding August of each year (for 2023 that rate was 3.75%). Participants in the Retirement Plan and the SERP prior to January 1, 2012, including Ms. Hurtsellers and Ms. Lavallee, transitioned to the new cash balance pension formula during the two-year period ending December 31, 2013. Benefits that accrued during the transition period have been determined based on the prior final average pay pension formula or the new cash balance pension formula, whichever is greater. Pension benefits that accrue after the transition period are solely based on the new cash balance pension formula. The SERP benefit is equal to the difference between (a) the participant’s retirement benefit before taking into account the tax limitations on eligible compensation and other compensation deferrals and (b) the participant’s actual retirement benefit paid from the Retirement Plan. Because they began employment after December 31, 2008, the benefits of all NEOs, except Ms. Hurtsellers and Ms. Lavallee, will be determined based solely on the new cash balance pension formula.
A participant’s retirement benefits under the Retirement Plan and the SERP vest in full upon completion of three years of vesting service, when the participant reaches age 65 or if the participant dies while in active service with the Company. Participants may begin receiving full retirement benefits at age 65 and may be eligible for reduced benefits if retiring at an earlier age with a minimum of three years of vesting service. As of December 31, 2023, all NEOs, except Mr. Templin, were fully vested in Retirement Plan benefits and eligible for early retirement under the Retirement Plan. Eligible compensation generally includes base salary, annual cash incentive award and commissions, if applicable. Cash balance pension benefits under the Retirement Plan are generally payable as a lump-sum but may be paid as a monthly annuity. Cash balance pension benefits under the SERP are payable as a lump sum only. Benefits that accrued under the Retirement Plan and SERP before the cash balance transition period are generally payable in the form of a monthly annuity, though certain benefits under the Retirement Plan may be received as a lump-sum or partial lump-sum payment. Benefits under the SERP may be forfeited at the discretion of the Company if the participant engages in unauthorized competition with the Company, is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company.
The following table presents the accumulated benefits under the Company pension plans in which each NEO participates.

Voya 2024 Proxy Statement	66

Present Value of Pension Benefits as of December 31, 2023
Name	Plan Name	Number Years Credit Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)	Change in Pension Value for Summary Compensation Table
Heather Lavallee	Voya Retirement Plan	15.00	$245,169	$0
	Voya SERP		$507,949	$0
	Total		$753,118		$113,898
Donald Templin	Voya Retirement Plan	1.13	$16,731	$0
	Voya SERP		$25,104	$0
	Total		$41,835		$38,123
Rodney Martin	Voya Retirement Plan	12.00	$155,779	$0
	Voya SERP		$310,884	$0
	Total		$466,663		$53,681
Christine Hurtsellers	Voya Retirement Plan	19.00	$470,208	$0
	Voya SERP		$1,035,679	$0
	Total		$1,505,887		$153,568
Robert Grubka	Voya Retirement Plan	8.87	$97,826	$0
	Voya SERP		$162,585	$0
	Total		$260,411		$66,661
Former Executive Officer
Kevin Silva	Voya Retirement Plan	11.86	$155,500	$0
	Voya SERP		$293,036	$0
	Total		$448,536		$53,111
The present value of accumulated benefits under the Retirement Plan and the SERP shown in the “—Pension Benefits as of December 31, 2023” table is calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, and assuming benefits commence as of age 65 under both plans. Those assumptions are:
▪	The discount rate is 5.28%;
▪
The post-retirement mortality assumption used for annuity payments and to measure liabilities under ASC 175 is based on the PRI-2012 Retiree, Amounts-Weighted, White Collar Mortality Table (Gender Specific) with generational mortality improvement projected using Scale MP-2021 after commencement at age 65. No mortality is assumed before age 65; and

▪	The long-term interest crediting rate on cash balance accounts is 3.75%.
Non-Qualified Deferred Compensation Savings Plans (DCSP)
The Company maintains the DCSP, a non-qualified deferred compensation plan that allows employees to contribute to deferred compensation accounts amounts above the 401(k) Plan annual limit and provides certain Company matching contributions on the deferred amounts.
Eligible employees who meet certain compensation thresholds may elect to participate in the DCSP. Participating employees may elect to defer up to 50% of their salary, up to 50% of their sales-based commission compensation, or up to 100% of their short-term variable compensation (excluding sales-based commissions). In addition, participants may also elect to defer compensation they would have contributed to their 401(k) Plan accounts were it not for the compensation and contribution limits under the Code (a “spillover deferral” election).
The Company provides a 100% matching contribution on spillover deferral amounts to enable Company matched contributions on deferrals that are in excess of the Code’s 401(k) contribution limits. Compensation eligible for spillover deferral and matching benefits is limited to three times the Code compensation limit, which was $330,000 for 2023. The aggregate Company match under the 401(k) Plan and DCSP for 2023 was limited to $59,400 (6% of $990,000, the maximum eligible compensation for 2023).
The table below presents, for each NEO, 2023 information with respect to the DCSP.

Voya 2024 Proxy Statement	67

Non-Qualified Deferred Compensation Plans Table for 2023
Name	Executive Contributions in 2023(1)	Registrant Contributions in 2023(1)	Aggregate Earnings in 2023(2)	Aggregate Withdrawals/ Distributions(3)	Aggregate Balance at 2023 Year End
Heather Lavallee	$168,632	$39,600	$376,302	$—	$3,022,242
Donald Templin	$220,442	$39,600	$25,397	$—	$285,438
Rodney Martin	$1,897,105	$39,600	$1,244,631	$—	$12,150,294
Christine Hurtsellers	$126,438	$39,600	$686,556	$(138,212)	$4,493,725
Robert Grubka	$178,125	$39,600	$223,244	$—	$1,682,486
Former Executive Officer
Kevin Silva	$63,609	$39,600	$42,255	$—	$1,220,102
(1)
Amounts reported in this column that are reported in the “Summary Compensation Table” (for 2023) are: Ms. Lavallee – $168,632 base salary; Mr. Templin – $28,714.26 base salary and bonus $191,727.24; Mr. Martin – $53,855.01 base salary and bonus $1,792,000; Ms. Hurtsellers – $126,438 base salary; Mr. Grubka – $178,125 base salary; and Mr. Silva $63,609 base salary.

(2)
Amounts in this column reflect the interest earned on notional investments, which investments are elected by the participant. The participant has the ability to change his or her investment election only during open periods.

(3)	Ms. Hurtsellers began receiving In-Service distribution payments in June 2022.
Employment Agreements
Employment Agreement of Mr. Martin
The Company has had an employment agreement with Mr. Martin, serving as Chief Executive Officer and Chairman of the Board, throughout its history as a public company. We have amended the original agreement several times, most recently in July 2022 (as so amended, the “Agreement”). As of January 1, 2023, Mr. Martin's position changed from Chief Executive Officer and Chairman of the Board of Directors to Executive Chairman of the Board of Directors. The term of Mr. Martin’s employment under the Agreement expired on February 29, 2024.
Under the terms of this Agreement, in 2023, Mr. Martin, as Executive Chairman of the Board of Directors, received an annual base salary of $1.025 million and remained eligible for certain incentive payments. Mr. Martin was and continues to be eligible to participate in the Company’s annual cash incentive compensation program (ACIP). Mr. Martin’s target incentive opportunity under the ACIP is equal to 225% of base salary, with any actual award (higher or lower) to be determined by the Compensation, Benefits and Talent Management Committee based on the Company’s actual performance, subject to the terms and conditions of the ACIP. Any actual award for the 2024 performance year would be prorated for the term of his 2024 employment.
Mr. Martin was eligible to receive long-term equity-based incentive awards with a target value equal to 750% of base salary, and received an actual award for the 2023 performance year that was determined by the Compensation, Benefits and Talent Management Committee based on the Company’s and his performance and is subject to the terms and conditions of the applicable long-term incentive program. The Agreement does not provide for long-term equity-based incentive compensation for the 2024 performance year. Mr. Martin had been entitled to participate in each of the Company’s employee benefit and welfare plans, including plans providing retirement benefits and medical, dental, hospitalization, life or disability insurance, on a basis that is at least as favorable as that provided to other senior executives of the Company generally.
The Agreement contains various provisions governing termination under various scenarios which are no longer applicable due to Mr. Martin’s retirement.
Employment Letter of Ms. Lavallee
On December 21, 2022, we agreed to changes to Ms. Lavallee’s compensation arrangements effective January 1, 2023. The changes include an increase in Ms. Lavallee's annual rate of base salary to $950,000 from $835,000; a target cash incentive opportunity under the Company’s Annual Cash Incentive Plan of 225% of Ms. Lavallee’s year-end base salary; and an increase in her target long-term incentive opportunity from 575% to 750% of her year-end base salary. Ms. Lavallee was eligible for both incentive opportunities at these higher targets in the annual awards granted in the first quarter of 2024.

Voya 2024 Proxy Statement	68

Separation Agreement of Ms. Hurtsellers
On January 9, 2024, we entered into an agreement with Ms. Hurtsellers in connection with her retirement. Under the agreement’s terms, Ms. Hurtsellers has continued as an employee to serve as a strategic advisor to Voya Investment Management and the Company in supporting the transition of her successor until her retirement later this year. For her role, Ms. Hurtsellers continues to receive a base salary (annualized at $300,000) in accordance with normal payroll practices and received annual incentive and long-term incentive awards payable in respect of services rendered in 2023. Upon completion of such role, Ms. Hurtsellers will be eligible for an additional cash incentive award to be paid in 2025.
Potential Payments upon Termination or Change in Control
Severance Plan. The Voya Financial, Inc. Severance Plan for Senior Managers (Severance Plan) provides severance benefits for designated senior managers (Plan Participants) of the Company and its subsidiaries in the event of specified “Qualified Terminations,” generally involving terminations not for Cause (as such term is defined in the Severance Plan), or, following certain change in control events, voluntary terminations for Good Reason (as such term is defined in the Severance Plan). The provisions of the Severance Plan do not apply to Mr. Martin, whose employment agreement provides for specific severance benefits and contains non-compete, non-solicitation and other restrictive covenants. Effective January 1, 2023, Ms. Lavallee's classification under the Severance Plan changed from “Tier 1” to “Principal Executive Officer” (as such terms are defined in the Severance Plan).
Under the Severance Plan, in the event of a Qualified Termination, NEOs would be entitled to specified severance benefits, including (i) a lump sum cash payment equal to the NEO’s eligible base salary and target annual cash incentive, multiplied by 1.75 for NEOs other than Ms. Lavallee (increased to 2.00 in the event of a termination within two years of a change in control) or by 2.00 in all cases for Ms. Lavallee; (ii) 12 months of continued participation in the Company’s health care plan on the terms and conditions available to active employees, which period of participation shall be considered part of the period of continued coverage required to be offered by the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985; and (iii) a pro-rated annual cash incentive with respect to the period of employment prior to the Qualified Termination (which shall be paid based on actual performance for NEOs).
In consideration for receipt of severance benefits, Plan Participants are required to execute a release of claims in favor of the Company, as well as abide by a set of restrictive covenants, which include (i) non-competition with the Company for a period ranging from six months to one year (one year for NEOs); (ii) non-solicitation of the Company’s employees and agents for a period of one year; (iii) non-solicitation of the Company’s customers and prospective customers for a period of one year; and (iv) certain confidentiality and cooperation provisions, in all cases subject to carveouts under applicable laws.
If the Company determines that the payment of benefits under this Plan would subject the eligible senior management employee to excise taxes under Code section 4999 (or similar provisions) or any associated interest or penalties (the “excise taxes”), the Company may reduce the benefits due under this Plan to an amount that avoids the imposition of excise taxes to the extent that such reduction would result in a greater after-tax (including excise taxes) amount remaining to the employee than if the full benefits under this Plan had been paid. Any such reduction will be implemented in accordance with the terms of the Plan. The provisions of the Severance Plan do not apply to certain employees of the Company or its subsidiaries who have entered into a written employment agreement with the Company providing for specific severance benefits.
The treatment of equity awards for NEOs upon termination or change in control is set forth in the Voya 2019 Omnibus Employee Incentive Plan and in the proposed new Voya 2024 Omnibus Incentive Plan which shareholders are being asked to approve at the Annual Meeting. The new plan’s provisions affecting the treatment of equity awards upon termination or change in control are substantially the same as in the existing plan. For a description of such provisions, please see Proposal 3 on page 74.

Voya 2024 Proxy Statement	69

Potential Payments upon Termination or Change in Control Table(1)
The following table sets forth, for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with a termination of employment under the circumstances enumerated below on December 29, 2023.
Name	Termination Trigger	Severance(2)	Annual Incentive(3)	Health & Welfare Continuation	Equity Vesting(4)	Other Benefits(5)	Total
Heather Lavallee	Involuntary Termination without Cause (Prior to Change in Control)	$6,175,000	$1,752,750	$15,180	$11,717,084	$35,000	$19,695,015
	Involuntary Termination without Cause or Voluntary Termination for Good Reason (in Each Case within 2 Years Following Change in Control)	$6,175,000	$1,752,750	$15,180	$16,614,816	$35,000	$24,592,746
	Voluntary Termination or Termination for Cause	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—	$—
	Death and Disability	$—	$1,752,750	$—	$16,614,816	$—	$18,367,566
Don Templin	Involuntary Termination without Cause (Prior to Change in Control)	$4,200,000	$1,312,000	$—	$994,591	$35,000	$6,541,591
	Involuntary Termination without Cause or Voluntary Termination for Good Reason (in Each Case within 2 Years Following Change in Control)	$4,800,000	$1,312,000	$—	$2,983,918	$35,000	$9,130,918
	Voluntary Termination or Termination for Cause	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—	$—
	Death and Disability	$—	$1,312,000	$—	$2,983,918	$—	$4,295,918
Rodney O. Martin, Jr.(6)	Retirement	$—	$1,891,125	$—	$27,853,283	$—	$29,744,408
Christine Hurtsellers(7)	Involuntary Termination without Cause (Prior to Change in Control)	$4,375,000	$1,537,500	$15,180	$8,273,664	$35,000	$14,236,344
	Involuntary Termination without Cause or Voluntary Termination for Good Reason (in Each Case within 2 Years Following Change in Control)	$5,000,000	$1,537,500	$15,180	$8,456,940	$35,000	$15,044,620
	Voluntary Termination or Termination for Cause	$—	$—	$—	$—	$—	$—
	Retirement	$—	$1,537,500	$—	$6,925,582	$—	$8,463,082
	Death and Disability	$—	$1,537,500	$—	$8,456,940	$—	$9,994,440
Rob Grubka	Involuntary Termination without Cause (Prior to Change in Control)	$4,550,000	$1,599,000	$15,180	$3,809,023	$35,000	$10,008,203
	Involuntary Termination without Cause or Voluntary Termination for Good Reason (in Each Case within 2 Years Following Change in Control)	$5,200,000	$1,599,000	$15,180	$5,880,941	$35,000	$12,730,121
	Voluntary Termination or Termination for Cause	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—	$—
	Death and Disability	$—	$1,599,000	$—	$5,880,941	$—	$7,479,941
Former Executive Officer
Kevin Silva(8)	Involuntary Termination without Cause (Prior to Change in Control)	$2,323,125	$554,354	$7,506	$5,106,981	$105,991	$8,097,957
(1)
All amounts assume that the triggering event took place on December 29, 2023 (except for Mr. Silva who terminated on Nov. 30, 2023) and the price per share of Voya common stock was $72.96. There are no change in control provisions that would affect the level of benefits payable from the pension plans.

(2)
Under the terms of the Voya Financial, Inc. Severance Plan for Senior Managers and subject to each executive’s execution of a release, the Company would make lump sum cash severance payments to all other NEOs.

(3)	Annual Incentive amount equals target award multiplied by a performance factor of 82% for 2023.
(4)
As of December 29, 2023, Mr. Martin, Ms. Hurtsellers and Mr. Silva are retirement eligible under Voya's Long-Term Incentive Plan. Upon termination of employment, previously granted equity would continue to vest in accordance with the terms and conditions of individual equity award agreements.

(5)
All NEOs would be eligible, under the applicable scenarios, for the Company’s executive outplacement program which provides a benefit for up to 12 months post-termination at a fixed cost to the Company of approximately $35,000 per executive.

(6)	Mr. Martin retired on February 29, 2024.
(7)
Ms. Hurtsellers’ continued employment from January 8, 2024 as a strategic advisor to Voya Investment Management and the Company is governed by a separation agreement, which would determine actual payments upon any termination in 2024.

(8)
Mr. Silva’s employment was terminated on November 30, 2023. Amounts shown under the Severance and Annual Incentive columns reflect actual payments received by Mr. Silva pursuant to the terms of the Severance Plan. The amount shown in the Other Benefits column includes out placement benefit of $55,500 and payment for unused PTO of $50,491.

Voya 2024 Proxy Statement	70

CEO PAY RATIO – 76:1
Median EE Selection	Salary Paid in 2023	Annual Incentive	Stock Awards	Non-Equity Incentive Plan Comp	Change in Pension & NQDC Earnings	All Other Comp	Total	Pay Ratio
	$90,950	$13,643	n/a	n/a	$9,578	$0	$114,171	76
CEO*	$950,000	$1,752,750	$5,830,245	n/a	$113,898	$75,479	$8,722,372	—
Pursuant to the Dodd-Frank Act, we are required to annually disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer. The annual total compensation for fiscal year 2023 for our CEO was $8,722,372 and for the median employee was $114,171. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2023 was 76 to 1.
To identify the median of the annual total compensation of our employees (excluding our CEO), we utilized target total direct compensation, which includes base salary, target annual cash incentive, and target long-term incentive, as the consistently applied compensation measure. We included all our U.S. full-time and part-time employees as well as seasonal and temporary employees whose compensation was determined by us, in each case employed with us as of December 31, 2023. In accordance with SEC guidance, we excluded all of the approximately 2,000 non-U.S. employees who have become employees of the Company as a result of our acquisition of all remaining equity interest in VFI SLK Global Services Private Limited previously held by SLK Software Private Limited on August 1, 2023. Compensation for employees with partial year of service was not annualized and no assumptions, adjustments or estimates were applied.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Voya 2024 Proxy Statement	71

NON-EMPLOYEE DIRECTOR COMPENSATION
Overview
In order to attract and retain highly qualified directors to represent shareholders, our philosophy is to set compensation to be within a competitive range of non-employee director pay at comparable companies. Annually, the Nominating, Governance and Social Responsibility Committee reviews peer group data to understand market practices for director compensation with the assistance of the board’s independent third-party compensation consultant.
Our non-employee director compensation is compared to that of companies in the Comparison Group described on page 41 of this proxy statement. The Nominating, Governance and Social Responsibility Committee uses the approximate median of the Comparison Group’s director compensation as a reference point for setting director compensation. The most recent competitive pay study was completed in July 2023.
Annual Cash Retainer
The annual cash retainer for each non-employee director is $105,000. The additional cash retainer for membership of all committees (except committee chairs) is $10,000. The additional cash retainer for the Chair of the Audit Committee is $30,000, the additional cash retainer for the Chair of the Compensation, Benefits and Talent Management Committee, the Nominating, Governance and Social Responsibility Committee, the Risk, Investment and Finance Committee and the Technology, Innovation and Operations Committee, respectively, is $20,000. The Non-Executive Chairperson receives an additional cash retainer of $100,000.

Equity Compensation
Each non-employee director receives an annual equity grant of time-vested RSUs equal in value to $150,000 and subject to the stock ownership guidelines described below. Stock grants are made on the date of the annual meeting of shareholders at which a director is elected or re-elected to serve on the Board and will vest on the date of the next annual meeting.

Director Compensation Deferral
In 2015, we adopted a deferred cash fee plan pursuant to which non-employee directors may elect to defer all or a portion of their cash director fees either into a cash account or into an account in the form of our common stock and receive amounts deferred upon the earlier of the in-service distribution date designated by the director and the date on which the director first ceases to be a director of the Company. Directors may elect to receive their distributions either in a single lump sum or in quarterly or annual installments over a period of five or 10 years.

Stock Ownership Guidelines
Our non-employee directors are required to own Company stock in an amount that is five times the annual board cash fees no later than the fifth anniversary from the director’s initial election or appointment to the Board. For purposes of satisfying this ownership requirement, “Company stock” shall be deemed to include only (i) shares of Company common stock beneficially owned by the director and (ii) restricted stock units (vested and unvested) in respect of Company common stock awarded to the director. As of our latest measurement date (March 28, 2024), all of our non-employee directors (other than Mses. Butler and DeRose who joined the Board in 2021 and 2019, Ms. Biggar, who rejoined the board in 2022, and Messrs. Bowman, Ersek, Leary and Lewis, who joined the Board in 2023, 2023, 2024 and 2020, respectively) met the required ownership guideline level.

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Director Summary Compensation Table
The chart below indicates the elements and total value of cash compensation and of RSUs granted to each non-employee director for services performed in 2023. Pursuant to SEC rules, this table includes equity awards granted during 2023, and excludes equity awards granted in 2024 in respect of 2023 service. Cash amounts, however, reflect amounts paid in respect of 2023 service, even if paid during 2024.
Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Lynne Biggar	$129,542	$150,013	$19,500	$299,055
Stephen Bowman	$101,355	$184,974	$25,000	$311,329
Yvette Butler	$136,659	$150,013	$0	$286,672
Jane Chwick	$144,659	$150,013	$9,000	$303,672
Kathleen DeRose	$155,000	$150,013	$17,200	$322,213
Hikmet Ersek	$101,355	$184,974	$0	$286,329
Ruth Ann Gillis	$101,500	$150,013	$25,000	$276,513
Aylwin Lewis	$135,000	$150,013	$0	$285,013
Byron H. Pollitt, Jr.	$109,991	$0	$0	$109,991
Joseph Tripodi	$146,159	$150,013	$22,500	$318,672
David Zwiener	$180,000	$150,013	$20,600	$350,613
(1)	Certain directors elected to defer the cash portion of their Director Fees for 2023 under the Director Compensation Deferral Plan adopted in 2015 which is described above.
(2)	Amounts in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718.
(3)
Amounts in this column represent matching charitable contributions (maximum of $25,000 per year) made by the Company on behalf of each Director. For a description of our matching gifts program and our community investments, please see Part I – Corporate Responsibility – Community Investment.

Director Equity Awards
The following table sets forth outstanding equity awards held by each non-employee Director as of December 31, 2023.
Director	# of RSUs Outstanding
Lynne Biggar	3,807
Yvette Butler	3,596
Jane Chwick	21,013
Kathleen DeRose	10,118
Ruth Ann M. Gillis	22,931
Aylwin Lewis	6,386
Byron Pollitt, Jr.*	0
Joseph Tripodi	16,270
David Zwiener	28,264
Hikmet Ersek	2,165
Stephen Bowman	2,165
*	Mr. Pollitt retired from the Board on May 25, 2023.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There are no interlocking relationships between any member of our Compensation, Benefits and Talent Management Committee and any of our executive officers that require disclosure under the applicable rules promulgated under the federal securities laws.

Voya 2024 Proxy Statement	73

Proposal 3: Approval of the Adoption of the Voya Financial, Inc. 2024 Omnibus Incentive Plan
The shareholders are being asked to approve the adoption of the Voya Financial, Inc. 2024 Omnibus Incentive Plan (the “2024 Omnibus Plan”), which will serve to replace the existing Voya Financial, Inc. 2019 Omnibus Employee Incentive Plan and the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan (collectively, the “Old Plans”) and the Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive (the “Non-Employee Director Plan” and, collectively with the Old Plans, the “Prior Plans”) as the principal plan through which we provide equity-based compensation to our employees and non-employee directors. The Non-Employee Director Plan expired in accordance with its terms on April 30, 2023, i.e., the tenth anniversary of its effective date, and we no longer have a shareholder approved equity plan under which stock awards to our non-employee directors can be granted. Accordingly, shareholders are being asked to approve the new 2024 Omnibus Incentive Plan.
The 2024 Omnibus Plan, a copy of which is attached as Exhibit B to this proxy statement, is substantially the same as the 2019 Omnibus Employee Incentive Plan, except that:
▪
The 2024 Omnibus Plan provides for 8,000,000 shares of Company common stock to be initially available for issuance under the 2024 Omnibus Plan, less one (1) share for every one (1) share granted under the Prior Plans after December 31, 2023 and prior to the effective date of the 2024 Omnibus Plan, provided that, if (i) an award is forfeited, expires or settled for cash or (ii) after December 31, 2023, an award under any Prior Plan is forfeited, expires or is settled for cash, then the shares of Company common stock subject to such awards will be available for issuance under the 2024 Omnibus Plan. If withholding tax liabilities arising from an award other than a stock option or stock appreciation right (“SAR”), or, after December 31, 2023, an award other than an option or SAR under the Prior Plans are satisfied by the tendering or withholding of shares of Company common stock, the shares so tendered or withheld will be available for issuance under the 2024 Omnibus Plan (but will not be available for incentive stock options).

▪
The 2024 Omnibus Plan provides that the following shares of Company common stock will not be added to the shares of Company common stock authorized for grant under the 2024 Omnibus Plan: (i) shares of Company common stock used in payment of the purchase price of a stock option, or, after December 31, 2023, stock options under any Prior Plans, (ii) shares of Company common stock tendered by the grantee or withheld by the Company to satisfy any tax withholding obligation with respect to stock options or SARs or, after December 31, 2023, stock options or SARs under any Prior Plans, (iii) shares of Company common stock subject to a SAR that are not issued in connection with net stock settlement on exercise of the SAR and (iv) shares of Company common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options or, after December 31, 2023, options under any Prior Plans.

▪
The 2024 Omnibus Plan enables participation by non-employee directors, in addition to employees. Additionally, non-employee directors are subject to a limit on the amount of cash fees and equity compensation that may be provided annually; however, independent directors may make exceptions to this limit for a non-executive chair of the board.

▪	The 2024 Omnibus Plan removes all provisions related to Section 162(m) of the Internal Revenue Code (the “Code”).
▪	The 2024 Omnibus Plan allows SARs to be granted.
▪	The 2024 Omnibus Plan provides that unexercised options or SARs will be deemed automatically exercised immediately prior to expiration if the fair market value is greater than the exercise price.
▪
The 2024 Omnibus Plan provides that if dividends are declared while an award is unvested and outstanding, any dividends or dividend equivalents shall either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirements to the same extent as the applicable award and shall only be paid at the time or times requirements are satisfied. In no event shall dividends or dividend equivalents be paid with respect to stock options or SARs.

Our Board of Directors adopted the 2024 Omnibus Plan on March 20, 2024 upon recommendation of the Compensation, Benefits and Talent Management Committee, subject to shareholder approval.
Board Recommendation: The Board of Directors of the Company unanimously recommends that shareholders vote FOR the adoption of the 2024 Omnibus Plan. If the 2024 Omnibus Plan is not approved, the Old Plans would stay in effect in accordance with their terms. The Non-Employee Director Plan expired on April 30, 2023, and if the 2024 Omnibus Plan is not approved, (i) equity awards granted to non-employee directors in 2023 that vest in 2024 would be settled upon vesting in cash instead of shares and (ii) equity awards granted to non-employee directors in 2024 that vest in 2025 would also be settled upon vesting in cash instead of shares.

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Share Information: The following table presents information as of December 31, 2023 about the number of shares of Company common stock that were subject to all outstanding equity awards previously granted and shares of Company common stock remaining available for issuance under existing equity plans. On the record date, March 27, 2024, the total number of shares outstanding was 101,341,316.
As of December 31, 2023
Number of stock options outstanding	1,200,000
Weighted average exercise price of the outstanding stock options/SARs	$44.79
Weighted average remaining term of the outstanding stock options/SARs	3.1 years
Number of service-based RSUs outstanding(1)	2,000,000
Number of performance-based awards (PSUs) outstanding	2,200,000
Shares remaining available under the Non-Employee Director Incentive Plan(2)	-0-
Shares remaining available under the Old Plans(3)	8,922,727
Shares initially available for issuance under the 2024 Omnibus Plan(4)	8,000,000
(1)	Includes awards of both non-employee director RSUs and employee RSUs.
(2)	The Non-Employee Director Plan expired in accordance with its terms on April 30, 2023, i.e., the tenth anniversary of its effective date, and no further awards may be granted.
(3)	As of the effective date of the 2024 Omnibus Plan, no additional grants may thereafter be issued under the Old Plans.
(4)	The initially available share reserve under the 2024 Omnibus Plan is subject to reduction on a share-for-share basis for any awards granted under the Old Plans after December 31, 2023.
Share Usage. The following table presents information about the Company’s annual share usage during each of the last three fiscal years:
	2023	2022	2021	3-Year Average
Stock Options/Stock Appreciation Rights (SARs) Granted	0	0	0
Restricted Shares/Units Granted	1,700,000	800,000	800,000
Performance Shares/Units Granted	800,000	900,000	800,000
Weighted-Average Basic Common Shares Outstanding	102,700,000	100,700,000	116,700,000
Share Usage Rate	2.43%	1.69%	1.37%	1.83%
Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to attract, retain and motivate our leadership team, key employees and non-employee directors. The total fully-diluted overhang as of December 31, 2023 is approximately 11.5%. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of December 31, 2023. Our Board believes that the proposed share reserve under the 2024 Omnibus Plan represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
We expect that the share reserve under the 2024 Omnibus Plan, if this proposal is approved by our shareholders, will be sufficient for awards for approximately five years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2024 Omnibus Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

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Plan Governance. The 2024 Omnibus Plan incorporates certain governance best practices, including:
▪	No “liberal share recycling” of options or SARs.
▪	No dividends or dividend equivalents on options or SARs.
▪	Dividends and dividend equivalent rights on all other awards, if paid, are deferred until the vesting restrictions imposed on such awards lapse.
▪	Minimum 100% fair market value exercise price for options and SARs (except for substitute awards).
▪	No “liberal” change in control definition.
▪	No automatic single-trigger acceleration on a change of control transaction.
▪
No repricing of options or SARs and no cash buyout of underwater options and SARs without shareholder approval, except for adjustments with respect to a change of control or an equitable adjustment in connection with certain corporate transactions.

▪	Awards are subject to rigorous clawback provisions.
Summary of Plan
The following description of the 2024 Omnibus Plan, as proposed to be adopted by the foregoing resolution, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the proposed 2024 Omnibus Plan.
Purpose; Types of Awards. The purposes of the 2024 Omnibus Plan are to align the long-term financial interests of eligible participants of the Company with those of our shareholders, to attract and retain those individuals by providing compensation opportunities that are consistent with our compensation philosophy, and to provide incentives to those individuals who contribute significantly to our long-term performance and growth. To accomplish these purposes, the 2024 Omnibus Plan provides for grants of stock options (both stock options intended to be “incentive stock options” (“ISOs”) under Section 422 of the Code and non-qualified stock options), restricted shares, restricted stock units (“RSUs”), SARs, dividend equivalent rights and other equity-based or equity-related awards pursuant to which Company common stock, cash or other property may be delivered. Cash-based awards may also be made under the 2024 Omnibus Plan.
Shares Subject to the 2024 Omnibus Plan. Subject to adjustment as described below, a total of 8,000,000 shares of Company common stock are reserved and available for issuance under the 2024 Omnibus Plan, less one (1) share for every one (1) share granted under the Prior Plans after December 31, 2023 and prior to the effective date of the 2024 Omnibus Plan.
If (i) an award is forfeited, expires or settled for cash or (ii) after December 31, 2023, an award under any Prior Plans is forfeited, expires or is settled for cash, then the shares of Company common stock subject to such awards will be available for issuance under the 2024 Omnibus Plan. If withholding tax liabilities arising from an award other than a stock option or SAR, or, after December 31, 2023, an award other than an option or SAR under the Prior Plans are satisfied by the tendering or withholding of shares of Company common stock, the shares so tendered or withheld will be available for issuance under the 2024 Omnibus Plan (but will not be available for ISOs).
The following shares of Company common stock will not be added to the shares of Company common stock authorized for grant under the 2024 Omnibus Plan: (i) shares of Company common stock used in payment of the purchase price of a stock option, or, after December 31, 2023, stock options under any Prior Plans, (ii) shares of Company common stock tendered by the grantee or withheld by the Company to satisfy any tax withholding obligation with respect to stock options or SARs or, after December 31, 2023, stock options or SARs under any Prior Plans, (iii) shares of Company common stock subject to a SAR that are not issued in connection with stock settlement on exercise of the SAR and (iv) shares of Company common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options or, after December 31, 2023, options under any Prior Plans.
The maximum number of shares of Company common stock that can be delivered through ISOs under the 2024 Omnibus Plan may not exceed 8,000,000 shares (subject to adjustment as described below). The 2024 Omnibus Plan provides that non-employee directors may not receive awards (including equity awards and any cash fees) exceeding $750,000 in total value, taken together with any cash fees paid during the fiscal year; however, independent directors may make exceptions to this limit for a non-executive chair.
As of March 27, 2024, the closing market value of a share of Common Stock was $73.41.
Administration of the 2024 Omnibus Plan. The 2024 Omnibus Plan is administered by our Compensation, Benefits and Talent Management Committee. Subject to the terms of the 2024 Omnibus Plan, the Committee will determine which employees and

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prospective employees will receive grants under the 2024 Omnibus Plan, the dates of grant, the numbers and types of stock awards to be granted, the exercise or purchase price of each award, and the terms and conditions of the stock awards, including the period of their exercisability and vesting and the fair market value applicable to a stock award. With respect to non-employee director compensation under the 2024 Omnibus Plan, the Nominating, Governance and Social Responsibility Committee will make such determinations, pursuant to delegated authority. In addition, the Committee will interpret the 2024 Omnibus Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the 2024 Omnibus Plan or any awards granted under the 2024 Omnibus Plan as it deems to be appropriate. The Committee may also delegate any of its powers, responsibilities or duties to any person who is not a member of the Committee or any administrative group within the Company. Our Board of Directors may also grant awards or administer the 2024 Omnibus Plan directly.
Eligibility. Any current or prospective employee or consultant of Voya Financial or its subsidiaries, any consultant who provides bona fide consulting or advisory services to Voya Financial or any subsidiary, or any current or prospective member of the board of directors of Voya Financial or the board of directors of a consolidated subsidiary of Voya Financial who is not an employee of Voya Financial or its affiliates, is eligible for selection by the Compensation, Benefits and Talent Management Committee to receive an award under the 2024 Omnibus Plan. While all employees are eligible to receive awards under the 2024 Omnibus Plan, the Committee will determine which employees will receive awards under the 2024 Omnibus Plan based on internal company guidelines. As of February 29, 2024, Voya Financial, Inc. had 11 non-employee directors, approximately 9,200 employees and approximately 3,300 consultants.
The basis for participation in the 2024 Omnibus Plan is the Committee’s decision, in its sole discretion, to grant an award to an eligible participant, which will further the 2024 Omnibus Plan’s purposes of helping Voya Financial (1) attract, retain and motivate officers and key employees, consultants, non-employee directors and others who may perform services for the Company; (2) align the interests of such persons with the shareholders of Voya Financial; and (3) promote ownership of Voya Financial’s equity, which is generally set out in Section 1.1 of the 2024 Omnibus Plan.
Types of Awards
The types of awards that may be made under the 2024 Omnibus Plan are described below. These awards may be made singly or in combination, as part of compensation awards or performance awards, or both. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation, Benefits and Talent Management Committee, in its sole discretion subject to certain limitations provided in the 2024 Omnibus Plan. Each award will be evidenced by an award agreement, which will govern that award’s terms and conditions.
Performance Shares. An award of performance shares entitles the recipient to receive a number of shares of Company common stock equal to a number of shares identified upon the issuance of the award multiplied, upon vesting, by a performance factor representing the level of achievement, over a stated performance period, of one or more performance goals.
Restricted Shares. A restricted share is an award of outstanding shares of Company common stock that is subject to transfer and/or forfeiture restrictions for a period of time. During the period that any restrictions apply, the transfer of restricted shares is generally prohibited. Participants will generally have the same voting and dividend rights as any other shareholder of Company.
RSUs. A RSU is an unfunded, unsecured right to receive a share of Company common stock, cash or other property at a future date, subject to such terms and conditions as the Compensation, Benefits and Talent Management Committee may determine.
Dividend Equivalent Rights. Dividend equivalents entitle the participant to receive amounts equal to ordinary cash dividends that are paid on the shares underlying a grant of awards (other than stock options and SARs) while the grant is outstanding. Dividend equivalents may be paid in cash, in shares of Company common stock or in a combination of the two. The Compensation, Benefits and Talent Management Committee will determine whether dividend equivalents will be conditioned upon the vesting or payment of the grant to which they relate and the other terms and conditions of the grant.
Stock Options and Stock Appreciation Rights.
▪
A stock option entitles the recipient to purchase shares of Company common stock at a fixed exercise price. The exercise price per share will be determined by the Compensation, Benefits and Talent Management Committee but will not be less than 100% of the fair market value of Company common stock on the date of grant. Fair market value will generally be the closing price of Company common stock on the NYSE on the date of grant. Stock options generally must be exercised within 10 years from the date of grant or they will expire. Stock options may be made in the form of non-qualified stock options or ISOs. A non-qualified stock option is an option that does not meet the qualifications of an ISO.

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▪
An ISO is a stock option that meets the requirements of Section 422 of the Code. ISOs may be granted only to employees and the aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

▪	The Compensation, Benefits and Talent Management Committee may grant SARs with an exercise price or hurdle price per share not less than the fair market value of the Company common stock.
▪
For a stock option or SAR, that is a substitute award, the exercise price may be less than 100% the fair market value of the Company common stock on the date of the grant. In no event will any stock option or SAR be exercisable after the expiration of ten years from the date on which the option or SAR is granted. If the fair market value of one share of the unexercised option or SAR is greater than the exercise price or hurdle price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.

Other Stock-Based Awards. The Compensation, Benefits and Talent Management Committee may grant other types of stock-based or stock-related awards, including the grant of performance-based awards or unrestricted shares of Company common stock in such amounts, and subject to such terms and conditions, as the Committee may determine.
Cash-Based Awards. The Compensation, Benefits and Talent Management Committee may grant awards that are settled in cash, and are not settled in or related to Company common stock, in such amounts, and subject to such terms and conditions, as the Committee may determine.
No Dividends or Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the 2024 Omnibus Plan to the contrary, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is unvested and outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to stock options or SARs.
Adjustments. In connection with any recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Company common stock, merger, consolidation, rights offering, separation, reorganization, liquidation, or any other change in the corporate structure or shares of Company common stock, including any extraordinary dividend or extraordinary distribution, the Compensation, Benefits and Talent Management Committee will make adjustments as it deems appropriate to the terms of any outstanding award, the number of shares of Company common stock issuable under the 2024 Omnibus Plan, the limit on the number of shares subject to awards in any one fiscal year and the limit on the number of shares that can be issued through incentive stock options.
Change in Control. Unless our Compensation, Benefits and Talent Management Committee determines otherwise (or unless otherwise set forth in an employment, service or award agreement), subject to all applicable laws and regulations, upon a “change in control” as defined in the 2024 Omnibus Plan, for grantees other than non-employee directors terminated without cause or for good reason upon or within two years after a change in control (and non-employee directors terminated upon or within one year after a change in control) (i.e., after a “double trigger” change in control event), any award which has not been assumed or substituted shall become fully vested and any outstanding performance based awards shall be deemed earned at the greater of the target performance level or actual performance level through the change in control date (or if no target level is specified with respect to an award, such award shall be deemed earned as if a target performance level had been set and achieved at exactly 100% of such target performance level) with respect to all open performance periods.
In the event of a change in control, to the extent permitted by Section 409A of the Code, the Compensation, Benefits and Talent Management Committee may (i) settle the awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, which for stock options or SARs will be equal to the in-the-money spread value and for fair value for other awards (as determined in the sole discretion of the Committee), (ii) provide for the assumption of or the issuance of substitute awards or (iii) provide that for a period of at least 20 days prior to the change in control, stock options or SARs will be exercisable as to all shares of Company common stock subject thereto and that any stock options or SARs not exercised prior to the consummation of the change in control will terminate and be of no further force or effect as of the consummation of the change in control.

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Clawback/Recoupment. Awards under the 2024 Omnibus Plan are subject to recoupment or clawback as may be required by applicable law, including the Dodd-Frank Act final clawback rule adopted by the SEC in October 2022, or under the Company’s compensation recoupment policy. The Company’s policy exceeds the SEC and NYSE requirements; please see “Compensation Discussion and Analysis – Compensation Recoupment Policy” for a summary of Voya’s clawback policy.
Repricing Prohibition. Except in connection with a change in control or pursuant to an equitable adjustment, the Committee may not, without shareholder approval, reprice any previously granted stock options or SARs by: (i) amending or modifying the terms of the stock option or SAR to lower the exercise price; (ii) cancelling the stock option or SAR and granting either (A) replacement stock options or SARs having a lower exercise price or (B) other awards in exchange; or (iii) cancelling or repurchasing the underwater stock options or SARs for cash or other securities.
Amendment and Termination. Our Board of Directors may from time to time suspend, discontinue, revise or amend the 2024 Omnibus Plan. Amendments to the 2024 Omnibus Plan must be submitted to shareholders if required by applicable law, regulation or rule of a securities exchange.
Unless previously terminated by the Board of Directors, the 2024 Omnibus Plan will terminate on May 23, 2034.
New Plan Benefits: In 2023, the Company granted 21,650 RSU awards to its directors, in accordance with the Company’s annual practices. These awards will be settled under the 2024 Omnibus Plan, if approved (and if the 2024 Omnibus Plan is not approved, they will be settled in cash). As of the date of this proxy statement, no awards have been made under the 2024 Omnibus Plan. The benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all non-employee directors as a group and all employees who are not executive officers as a group under the 2024 Omnibus Plan, are not presently determinable.
Summary of Federal Income Tax Consequences of Awards
As required by the rules of the SEC, the following is a summary of U.S. federal income tax consequences of equity awards granted under the 2024 Omnibus Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences.
Non-qualified Stock Options. A participant who is granted a stock option that is not an ISO (a non-qualified stock option) does not recognize any taxable income at the time of grant. Upon exercise, the participant recognizes taxable income in an amount equal to the aggregate fair market value of the shares subject to the non-qualified stock options over the aggregate exercise price of such shares. Any taxable income recognized in connection with the exercise of non-qualified stock options by a participant is subject to payroll taxes. Voya Financial, Inc. is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. The participant’s basis in the option shares will be increased by the amount of ordinary income recognized. Upon the sale of the shares issued upon exercise of the non-qualified stock options, any further gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.
ISOs. A participant who is granted an ISO does not recognize taxable income at the time the ISO is granted or upon its exercise, but the excess of the aggregate fair market value of the shares acquired on the exercise date (ISO shares) over the aggregate exercise price paid by the participant is included in the participant’s income for alternative minimum tax purposes. Upon a disposition of the ISO shares more than two years after grant of the ISOs and one year after exercise of the ISOs, any gain or loss is treated as long-term capital gain or loss. In such case, Voya Financial, Inc. would not be entitled to a deduction. If the participant sells the ISO shares prior to the expiration of these holding periods, the participant recognizes ordinary income at the time of disposition equal to the excess if any, of the lesser of (1) the aggregate fair market value of the ISO shares at the date of exercise and (2) the amount received for the ISO shares, over the aggregate exercise price previously paid by the participant. Any gain or loss recognized on such a premature disposition of the ISO shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. The amount of ordinary income recognized by the participant is subject to payroll taxes. Voya Financial, Inc. is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.
SARs. A participant who is granted an SAR does not recognize taxable income at the time a SAR is granted, but rather at the time of the exercise of the SAR. The amount of income will equal the amount of cash or fair market value of shares paid or transferred and will be ordinary income. Voya Financial, Inc. is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

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RSUs. A participant who is granted an RSU does not recognize taxable income at the time an RSU is granted, but will rather recognize ordinary income equal to the fair market value of the RSUs at the time of the settlement of the award. Voya Financial, Inc. will withhold any Federal Insurance Contribution Act (“FICA”) taxes due in respect of the RSUs in the year the RSUs vest based on the fair market value of the shares and/or cash underlying such award on the vesting date. Upon a subsequent sale or exchange of the shares, any gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.
Restricted Stock. A participant who is granted restricted stock will not recognize any income upon the receipt of unvested shares or restricted stock unless the participant elects under Section 83(b) of the Code, within 30 days after receipt of the shares, to recognize ordinary income in an amount equal to the fair market value of the shares at the time of receipt, less any amount paid for the Shares. A participant who makes the election will not be allowed a deduction for the value of any shares subsequently forfeited. A participant who does not make the election generally will recognize ordinary income on the date of the lapse of the restrictions applicable to the shares, which may be at the time of grant, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares. Voya Financial, Inc. will withhold any FICA taxes due in respect of the shares in the year the restrictions applicable to the shares lapse, based on the fair market value of the shares on the vesting date, unless the participant elects under Section 83(b) of the Code, in which case the Company will withhold any FICA taxes due in respect of the shares in the year of grant based on the fair market value of the Shares on the grant date.
Generally, upon a sale or other disposition of restricted stock with respect to which a participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions previously lapsed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the basis in such shares. Any gain or loss recognized will be treated as long-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.
Filing of S-8
In connection with the 2024 Omnibus Plan and conditioned on shareholder approval, the Company will file an S-8.
Securities Authorized for Issuance under Equity Compensation Plans
As of December 31, 2023, the following securities were available for issuance under the Company’s equity compensation plans:
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5.4 million shares of common stock	$44.79	8.9 million shares of common stock
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	5.4 million shares of common stock	$44.79	8.9 million shares of common stock
(1)	Performance -based units are assumed to vest at target. Up to an additional 1.0 million shares of common stock could be issued if such units were to vest at maximum payout.
(2)	Weight-average exercise price of 1.2 million outstanding options only. Other outstanding awards do not have an exercise price.

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As noted above, the Non-Employee Director Plan expired on April 30, 2023, and if the 2024 Omnibus Plan is not approved, equity awards granted to non-employee directors in 2023 that vest in 2024 would be settled upon vesting in cash instead of shares.
All future awards to directors, officers, employees and consultants will be made at the discretion of the Board or any committee, directors or officers to whom authority to grant awards has been delegated under the 2024 Plan. As such, the Company cannot determine future benefits under the 2024 Plan at this time. Information regarding the Company’s recent practices with respect to equity-based compensation under the 2019 Plan is presented elsewhere in this proxy statement and in the Company’s Annual Report on Form 10-K, filed on February 23, 2024.
Accordingly, the following resolution will be presented at our Annual Meeting:
RESOLVED, that the Voya Financial, Inc. 2024 Omnibus Incentive Plan is hereby approved.
Board Recommendation: Our Board unanimously recommends that the shareholders vote FOR the Approval of the Adoption of the Voya Financial, Inc. 2024 Omnibus Incentive Plan.

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Proposal 4. Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation
In addition to the advisory vote on compensation matters referred to in Proposal 2 above, Section 14A of the Exchange Act also requires that shareholders be given the opportunity to cast an advisory vote on the frequency with which we will conduct the advisory vote on compensation. You may vote that we have this advisory vote every year, every two years or every three years or you may abstain.
Our Compensation, Benefits and Talent Management Committee and Board believe that a frequency of every one year for the advisory vote on executive compensation is the best approach for Voya and our shareholders. An annual vote will allow our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement each year. The Committee, which administers our executive compensation program, values the opinions expressed by shareholders in these votes. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. We expect the next advisory vote on frequency for holding advisory votes on executive compensation will take place at our 2030 annual shareholders meeting.
Accordingly, the following resolution will be presented at our Annual Meeting:
RESOLVED, that the shareholders indicate, by their vote on this resolution, whether the advisory vote on executive compensation should be held every year, every two years or every three years.
This vote is only advisory and will not be binding on the Compensation, Benefits and Talent Management Committee, which is responsible for determining the compensation of our NEOs. The results of the vote will be taken into account, however, by the Committee when considering our compensation policies and the frequency with which we pursue an advisory vote on executive compensation from our shareholders.
Board Recommendation: Our Board unanimously recommends that shareholders vote 1 YEAR for the frequency for holding advisory votes on executive compensation.

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Part III: Audit-Related Matters
Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, which is retained to audit the Company’s financial statements.
▪
The Audit Committee determines and approves the audit fees paid to Ernst & Young LLP. Further, our Audit Committee approves in advance all services rendered by Ernst & Young LLP to us and our consolidated subsidiaries, either on an individual basis or pursuant to our pre-approval policy. These services include audit, audit-related services (including attestation reports, accounting and technical assistance and risk and control services) and tax services.

▪
In order to assure continuing auditor independence, the Audit Committee periodically evaluates the qualifications, performance and independence of the Company’s independent registered public accounting firm before determining whether to renew its engagement. Further, in connection with the rotation of our independent registered public accounting firm’s lead engagement partner, as mandated by the rules of the SEC and the U.S. Public Company Accounting Oversight Board (PCAOB), our Audit Committee is directly involved in the selection of Ernst & Young LLP’s lead engagement partner.

In particular, our Audit Committee considered the following factors in evaluating Ernst & Young LLP and its lead engagement partner:
▪	Knowledge, technical skills of the firm, the lead engagement partner and the audit team, including local engagement teams;
▪
Communication with management and the Audit Committee regarding: (a) the audit plan and the engagement team, (b) potential and emerging issues and risks, (c) consultations with the national practice office, if any, (d) internal control matters, (e) required communications and (f) rotation plan for the lead engagement partner;

▪
Responsiveness/services related to the Company’s business requirements such as quality and timeliness, responsiveness to changes in business and/or risks, assignment of appropriate resources to meet transaction timeliness and competitiveness of fees/value for services rendered; and

▪
Demonstration of independence, objectivity and professional skepticism by maintaining respectful but questioning approach, demonstrating independence in fact and in appearance, dealing with issues in a forthright manner and communicating potential independence issues with the Company and the Audit Committee, if any.

The Audit Committee also reviews and approves our policy on external auditor independence. This policy sets forth appointment, independence and responsibilities of the external auditor, as well as permitted services and the procedure for pre-approval of services.
Based on the foregoing, the members of our Audit Committee and our Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and its shareholders. As a result, our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2024. We are asking shareholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, although such ratification is not a legal requirement of, or condition to, such appointment. If our shareholders do not ratify the appointment, our Audit Committee will reconsider its retention of Ernst & Young LLP, but will not necessarily revoke their appointment as the Company’s independent registered public accounting firm. Similarly, even if ratified by our shareholders, our Audit Committee may determine to appoint a different firm at any time during the year if it determines that such a change would be in the interests of our Company and its shareholders.
A representative of Ernst & Young LLP is expected to participate in our Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

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Accordingly, the following resolution will be presented at our Annual Meeting:
RESOLVED, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the purposes of the audit of the Company’s financial statements for the year ending December 31, 2024, is hereby APPROVED.
Board Recommendation: Our Board unanimously recommends that the shareholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.
MEMBERSHIP OF OUR AUDIT COMMITTEE
The Audit Committee of our Board currently consists of Ruth Ann M. Gillis*, who serves as chairperson, Lynne Biggar, S. Biff Bowman, Kathleen DeRose, and Aylwin B. Lewis, each of whom is an independent director. Our Board has determined that each member of our Audit Committee is financially literate, as such term is defined under the rules of the NYSE, and that, Mr. Bowman, Ms. Gillis, and Mr. Lewis, each qualify as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K of the SEC.
REPORT OF OUR AUDIT COMMITTEE
Responsibility for the preparation, presentation and integrity of the Company’s financial statements, for its accounting policies and procedures, and for the establishment and effectiveness of internal controls and procedures lies with the Company’s management. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s annual financial statements and of its internal control over financial reporting in accordance with the standards of the PCAOB, and for expressing an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate.
In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with each of management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the PCAOB. The Audit Committee has received the written disclosures from the independent registered public accounting firm in accordance with the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm such firm’s independence. The Audit Committee approves in advance all audit and any non-audit services rendered by Ernst & Young LLP to us and our consolidated subsidiaries.
Based on the reports and discussions discussed above, the Audit Committee recommended to the Board that the audited financial statements of the Company for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Additional information about the Audit Committee and its responsibilities may be found beginning on page 25 of this proxy statement and the Audit Committee Charter is available on the Company’s website in the Investor Relations section.
Audit Committee:
Ruth Ann M. Gillis, Chairperson*
Lynne Biggar
S. Biff Bowman
Kathleen DeRose
Aylwin B. Lewis
*
Ruth Ann M. Gillis will assume the role of Non-Executive Chairperson upon the election of Directors at the Annual Meeting. Upon Ms. Gillis’s appointment as Non-Executive Chairperson, Aylwin B. Lewis will become Chair of the Audit Committee.

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FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table provides information about fees payable by us to Ernst & Young LLP for each of 2023 and 2022.
	2023 fees (in millions)	2022 fees (in millions)
Audit fees(1)	$13.7	$14.6
Audit-related fees(2)	$1.6	$1.6
Tax fees(3)	$1.7	$1.9
All other fees	$0	$0
(1)
Includes fees for the audits of the Company’s annual consolidated financial statements, audits of subsidiaries and audits of certain managed investment funds consolidated by the Company. The 2022 fees have been revised to exclude the audit fees of our affiliated investment companies that are not consolidated by the Company.

(2)	Includes the audit of service organization control reports and accounting consultations.
(3)	Includes tax compliance services provided to the Company and to consolidated investment funds, and routine tax advisory services.
Excluded from the amounts reported in the table above, Ernst & Young LLP also provides audit, audit-related and tax services directly to certain of our affiliated investment companies, unit trusts and partnerships that are not consolidated by the Company. Fees paid to Ernst & Young LLP by these funds for such services were $6.7 and $4.9 for fiscal years ended December 31, 2023 and 2022, respectively. These amounts exclude the fees paid to Ernst & Young LLP for audit, audit-related and tax services by our registered investment companies (i.e., mutual funds).
All services performed for the Company by Ernst & Young LLP were approved by the Audit Committee. The charter of our Audit Committee provides that the Audit Committee pre-approves all audit and any non-audit services rendered to us by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy pursuant to which certain categories of engagements have been pre-approved without specific prior identification to the Audit Committee.

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Part IV: Certain Relationships and Related-Party Transactions
RELATED-PARTY TRANSACTION APPROVAL POLICY
Our Board has adopted a written related-party transaction approval policy pursuant to which the Nominating, Governance and Social Responsibility Committee of our Board reviews and approves or takes such other action as it may deem appropriate with respect to the following transactions:
▪
A transaction in which we or one or more of our subsidiaries is a participant and which involves an amount exceeding $120,000 and in which any of our directors, executive officers, or 5% shareholders or any other “related person” as defined in Item 404 of Regulation S-K (Item 404), has or will have a direct or indirect material interest; and

▪	Any other transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404.
The policy provides that an investment by a director or executive officer in a fund or other investment vehicle sponsored or managed by the Company or by one or more of its subsidiaries shall not be deemed to be a related-party transaction if:
▪	Such investment is made pursuant to the Company’s 401(k) plan, Deferred Compensation Savings Plan or any other similar type of Company-sponsored employee or director plan; or
▪
Such investment is made on terms and conditions that are (i) in all material respects not more favorable to such director or executive officer than are available to investors that are not employed by or affiliated with the Company or any of its subsidiaries or (ii) subject to certain exceptions, are consistent in all material respects with those offered to one or more classes of employees of the Company or any of its subsidiaries who are not executive officers of the Company.

Certain of our directors and executive officers may from time to time invest their personal funds in funds or other investment vehicles that we or one or more of our subsidiaries manage or sponsor. These investments are made on substantially similar terms and conditions as other similarly situated investors in these funds or investment vehicles who are not employed or affiliated with the Company or any of its subsidiaries. In addition, from time to time our directors and executive officers may engage in transactions in the ordinary course of business involving other services and products we offer, such as insurance and retirement services, on terms similar to those extended to customers that are not employed or affiliated with the Company or any of its subsidiaries.
This policy sets forth factors to be considered by the Nominating, Governance and Social Responsibility Committee in determining whether to approve any such transaction, including the nature of our and our subsidiaries’ involvement in the transaction, whether we or our subsidiaries have demonstrable business reasons to enter into the transaction, whether the transaction would impair the independence of a director and whether the proposed transaction involves any potential reputational or other risk issues.
To simplify the administration of the approval process under this policy, the Nominating, Governance and Social Responsibility Committee may, where appropriate, establish guidelines for certain types of related party transactions or designate certain types of such transactions that will be deemed pre-approved. This policy also provides that the following transactions are deemed pre-approved:
▪	Decisions on compensation or benefits or the hiring or retention of our or any of our subsidiaries’ directors or executive officers, if approved by the applicable board committee;
▪	The indemnification and advancement of expenses pursuant to our amended and restated certificate of incorporation, by-laws or an indemnification agreement; and
▪	Transactions where the related person’s interest or benefit arises solely from such person’s ownership of our securities and holders of such securities receive the same benefit on a pro rata basis.
A member of the Nominating, Governance and Social Responsibility Committee who has an interest in a related-party transaction being considered by the Nominating, Governance and Social Responsibility Committee will not participate in the consideration of that transaction unless requested by the chairperson of the Nominating, Governance and Social Responsibility Committee.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of the Company. All Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal year 2023, except that, due to administrative oversight, two Form 4s were filed one day late in February 2023 and one Form 4 was one day late in June 2023.

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BENEFICIAL OWNERSHIP OF CERTAIN HOLDERS
The following table presents information as of March 27, 2024 regarding the beneficial ownership of our common stock by:
▪	All persons known by us to own beneficially more than 5% of our common stock;
▪	Each of our named executive officers, current directors and new director nominee as of such date; and
▪	All current executive officers, current directors and new director nominee as a group.
Unless otherwise indicated, the address of each beneficial owner presented in the table below is c/o Voya Financial, Inc., 230 Park Avenue, New York, New York 10169.
		Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owners	Number of Shares(8)	Options Exercisable within 60 days	Percentage of Class	Additional Underlying Stock Units(9)	Total Common Stock and Stock Units
BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	10,772,001	—	10.3%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	10,434,796	—	10.27%
Wellington Management Group LLP(3) 280 Congress Street Boston, MA 02210	7,354,780	—	7.04%
The Bank of New York Mellon Corporation(4) 240 Greenwich Street New York, NY 10286	5,863,437	—	5.61%
Franklin Mutual Advisers, LLC(5) 101 John F. Kennedy Parkway Short Hills, NJ 07078	5,779,604	—	5.5%
Named executive officers and current directors (17 persons)
Heather Lavallee	29,918	—	*	276,520	306,438
Donald Templin	4,255	—	*	78,674	82,929
Rodney O. Martin, Jr.(6)	88,895	—	*	369,435	458,330
Christine Hurtsellers	7,877	110,874	*	116,881	235,632
Robert Grubka	40,385	—	*	87,999	128,384
Kevin Silva(10)	3,809	35,587	*	70,177	105,764
Lynne Biggar	15,433	—	*	5,309	20,742
Stephen Bowman	527	—	*	2,165	2,692
Yvette S. Butler	—	—	*	3,596	3,596
Jane P. Chwick	5,374	—	*	21,013	26,387
Kathleen DeRose	—	—	*	10,118	10,118
Hikmet Ersek	527	—	*	2,165	2,692
Ruth Ann M. Gillis	7,162	—	*	28,383	35,545
Robert G. Leary	—	—	*	868	868
Aylwin B. Lewis	486	—	*	6,386	6,872
Joseph V. Tripodi	11,021	—	*	16,270	27,291
David Zwiener	7,247	—	*	28,264	35,511
All current executive officers and directors (16 persons)	219,107	110,874	*	1,054,046	1,384,027
*	Less than 1%
(1)
Based on information as of December 31, 2023, contained in a Schedule 13G/A filed with the SEC on January 31, 2024, by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 10,329,143 of these shares and sole dispositive power with respect to all 10,772,001 shares.

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(2)
Based on information as of February 29, 2024, contained in a Schedule 13G/A filed with the SEC on March 11, 2024, by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole voting power with respect to none of these shares, shared voting power with respect to 50, 332 of these shares, sole dispositive power with respect to 10,197,881 of these shares and shared dispositive power with respect to 236,915 of these shares.

(3)
Based on information as of December 29, 2023, contained in a Schedule 13G filed with the SEC on February 8, 2024, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. The Schedule 13G/A indicates that Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have sole voting power with respect to none of these shares, shared voting power with respect to 6,342,568 of these shares, sole dispositive power with respect to none of these shares and shared dispositive power with respect to all 7,354,780 shares. The Schedule 13G/A also indicates that Wellington Management Company LLP has sole voting power with respect to none of these shares, shared voting power with respect to 5,773,299 of these shares, sole dispositive power with respect to none of these shares and shared dispositive power with respect to 6,321,769 of these shares.

(4)
Based on information as of December 31, 2023, contained in a Schedule 13G filed with the SEC on January 24, 2024, by The Bank of New York Mellon Corporation. The Schedule 13G indicates that The Bank of New York Mellon Corporation has sole voting power with respect to 5,672,000 of these shares, shared voting power with respect to 48,756 of these shares, sole dispositive power with respect to 3,962,098 of these shares and shared dispositive power with respect to 1,901,339 of these shares.

(5)
Based on information as of December 31, 2023, contained in a Schedule 13G/A filed with the SEC on January 30, 2024, by Franklin Mutual Advisers, LLC. The Schedule 13G/A indicates that Franklin Mutual Advisers, LLC has sole voting power and sole dispositive power with respect to all 5,779,604 shares.

(6)	Includes shares held by the Rodney O. Martin Jr. 2006 Irrevocable Insurance Trust, an estate planning trust for the benefit of certain members of Mr. Martin’s family.
(8)	Amounts include, for directors, vested RSUs awarded as compensation. See “Part II: Compensation Matters-Non-Employee Director Compensation-Director Equity Awards.”
(9)
Amounts include, for directors and executive officers, unvested RSUs and deferred stock units issued pursuant to deferred compensation plan arrangements. For executive officers, amounts also include unvested PSUs. The ultimate number of common stock shares earned at vesting of PSUs is formulaically determined, with potential payout value ranging from 0% to 150% depending on the achievement of certain performance factors.

(10)	Mr. Silva is a former executive officer. Amounts are provided as of the last required Form 4 filing, prior to his termination date, November 30, 2023.

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Part V: Other Information
Frequently Asked Questions About our Annual Meeting
When and where is our Annual Meeting?
We will hold our Annual Meeting on Thursday, May 23, 2024, at 11:00 a.m., Eastern Daylight Time. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/VOYA2024, thus facilitating maximum participation by our shareholders.
Who can participate in our Annual Meeting?
You are entitled to participate in our Annual Meeting if you were a shareholder of record of Voya as of the close of business on March 27, 2024, which we refer to in this proxy statement as the “Record Date”, or if you hold a valid proxy for the Annual Meeting. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you must request a legal proxy from your broker or nominee to participate and vote at the Annual Meeting.
How do I attend the Annual Meeting virtually?
You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VOYA2024 and using your 16-digit control number to enter the meeting.
What if I have trouble participating in the Annual Meeting?
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 10:45 a.m., Eastern Daylight Time. If you encounter any difficulties accessing the virtual meeting during the check-in time or during the annual meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/VOYA2024.
How can I submit questions?
If you wish to submit a question, you may do so in a few ways. If you want to ask a question before the meeting, you may do so at www.proxyvote.com. You may also access copies of our proxy materials at www.proxyvote.com. If you want to submit your question during the annual meeting, you may submit your question by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/VOYA2024 and type your question into the “Ask a Question” field. Alternatively, a telephone number will be included on the virtual meeting platform and you may ask a question by calling that number.
What are the rules of conduct Q&As?
We have published rules of conduct Q&As for the annual meeting on www.virtualshareholdermeeting.com/VOYA2024. You will find in the rules of conduct:
1.	What types of questions will be allowed and answered;
2.	The number of questions allowed per shareholder;
3.	Time guidelines for questions; and
4.	What happens if we run out of time and there are unanswered questions.
Will you archive the meeting for future viewing?
Yes, we will archive the meeting on our investor relations website at investors.voya.com for future viewing.
Why did I receive this proxy statement?
The Board is soliciting proxies to be voted at the Annual Meeting. Under the NYSE rules, the stock exchange on which our common stock is listed, we are required to solicit proxies from our shareholders in connection with any meeting of our shareholders, including the Annual Meeting. Under the rules of the SEC, when our Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to shareholders), containing certain required information. These materials will be first made available, sent or given to shareholders on or about April 11, 2024.

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What is included in our proxy materials?
Our proxy materials include:
▪	This proxy statement;
▪	A notice of our 2024 Annual Meeting of Shareholders (which is attached to this proxy statement); and
▪	Our Annual Report to Shareholders for 2023.
If you request to receive printed versions of these materials by mail (rather than through electronic delivery), these materials will also include a proxy card or voting instruction form. If you received or accessed these materials through the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.
Why didn’t I receive a paper copy of these materials?
SEC rules allow companies to deliver a notice of Internet availability of proxy materials to shareholders and provide Internet access to those proxy materials, in lieu of providing paper materials. Shareholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.
What is “householding?”
We may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice of Internet Availability of Proxy Materials by delivering a single copy of these documents to an address shared by two or more shareholders.
If you share the same address as multiple shareholders and would like the Company to send only one copy of future proxy materials, please contact Computershare Trust Company, N.A. (Computershare) at 118 Fernwood Avenue, Edison, New Jersey 08837. You can also contact Computershare to receive individual copies of all documents. You may also contact the Corporate Secretary at Voya Financial, Inc., 230 Park Avenue, New York, New York 10169, Office of the Corporate Secretary.
What is a proxy?
It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Company has designated four of the Company’s officers to act as proxies at the Annual Meeting.
Who can vote by proxy at the Annual Meeting?
Persons who held stock as of the close of business on the Record Date, March 27, 2024, can vote their stock at the Annual Meeting, either by participating in the online meeting or by executing (manually, telephonically, or electronically) a proxy card or voting instruction form.
What will shareholders vote on at the Annual Meeting?
At the Annual Meeting, our shareholders will be asked to cast votes on the following items of business:
▪	Election of the 11 directors who make up our Board;
▪	Advisory vote on the approval of executive compensation;
▪	Approval of the adoption of the Voya Financial, Inc. 2024 Omnibus Incentive Plan;
▪	Advisory vote to approve the frequency of future advisory votes on executive compensation; and
▪	Vote to ratify the appointment of Ernst & Young LLP as the Company’s auditors for 2024.
Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline in our by-laws for shareholder director nominations and other proposals has passed. However, if any other matter should properly come before the meeting, the officers we have designated to act as proxies will vote the stock for which they have received a valid proxy according to their best judgment.
How many votes do I have?
You will have one vote for every share of common stock of Voya that you owned at the close of business on the Record Date, March 27, 2024.

Voya 2024 Proxy Statement	91

What constitutes a quorum for the Annual Meeting?
A majority of the outstanding shares of common stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting for a quorum to exist. On the Record Date, there were 101,341,316 shares of common stock outstanding. A quorum must be present before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner of common stock held in “street name”?
Shareholder of Record: If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” of those shares.
Shares Held in “Street Name”: If your shares of common stock are held in an account at a brokerage firm, bank, broker- dealer or other similar organization (which we refer to in this proxy statement as a “financial intermediary”), then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the financial intermediary holding your account and, as a beneficial owner, you have the right to direct your financial intermediary as to how to vote the shares held in your account.
How do I vote?
The manner in which you cast your vote depends on whether you are a shareholder of record or you are a beneficial owner of shares held in “street name.” In order to vote your shares, you may vote:
	If you are a shareholder of record	If you hold your shares in “street name”
By Internet-Advance Voting:	www.proxyvote.com	www.proxyvote.com
By Internet at our Annual Meeting:	www.virtualshareholdermeeting.com/VOYA2024	www.virtualshareholdermeeting.com/VOYA2024
By Telephone	1-800-690-6903	1-800-690-6903
By Mail:	Return a properly executed and dated proxy card in the pre-paid envelope we have provided.	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your financial intermediary makes available.
To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting instruction form, as applicable.
How do I revoke my proxy?
If you hold your shares in street name, you must follow the instructions of your broker or bank to revoke your voting instructions. Otherwise, you can revoke your proxy by executing a new proxy, by voting at the meeting or by giving notice of revocation in writing to the Corporate Secretary.
How do I vote my shares held in the Company’s 401(k) plans?
The trustee of the plans will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. If your proxy is not returned or is returned unsigned, the trustee will vote your shares in the same proportion as are all the shares held by the respective plan that are allocated to the participants of such plan for which voting instructions have been received.

Voya 2024 Proxy Statement	92

How will my shares be voted if I do not give specific voting instructions?
The voting of shares for which a proxy has been executed, dated and delivered, but for which no specific voting instructions have been provided, depends on whether the shares are held by a shareholder of record or are held beneficially in “street name”, and if shares are held in “street name”, on the financial intermediary through which beneficial ownership is held.
Are you a Shareholder of Record?	Are you a Beneficial Owner of Shares Held in “Street Name”?
✔ If you are a shareholder of record and you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then your shares will be voted in the manner recommended by our Board on all matters presented in this proxy statement, and the proxy holders may vote in their discretion with respect to any other matters properly presented for a vote at our Annual Meeting.
✔ While our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if that occurs, proxies will be voted in favor of such other person or persons as may be recommended by our Nominating, Governance and Social Responsibility Committee and nominated by our Board.

✔ If you are a beneficial owner of shares and your brokerage firm, bank, broker-dealer or other similar organization does not receive voting instructions from you, the manner in which your shares may be voted differs, depending on the specific resolution being voted upon.
✔ Ratification of Auditors. For the resolution to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, NYSE rules provide that brokers that have not received voting instructions from their customers at least 10 days before the meeting date may vote their customers’ shares in the brokers’ discretion. This is called broker-discretionary voting. The foregoing rule does not apply, however, if your broker is an affiliate of our Company. In such a case, NYSE policy specifies that, in the absence of your specific voting instructions, your shares may be voted only in the same proportion as are the other shares voted with respect to the resolution.
✔ All other matters. All other resolutions to be presented at our Annual Meeting are considered “non-discretionary matters” under NYSE rules, and your brokerage firm, bank, broker-dealer or other similar organization may not vote your shares without voting instructions from you (“broker non-votes”). Therefore, you must provide voting instructions in order for your vote to be counted

Voya 2024 Proxy Statement	93

What vote is required for adoption or approval of each matter to be voted on?
The chart below sets forth each item of business that we expect to be put before our shareholders at the Annual Meeting, and for each such item: the voting options available, the vote required to adopt or approve, the voting recommendation of our Board, the effect of abstaining from the vote, whether such item is a “discretionary matter” for which brokers may cast discretionary votes and the effect of broker non-votes.
Proposal	Voting Options	Vote Required	Directors’ Recommendation	Effect of Abstentions	Broker Discretionary Votes Allowed?	Effect of Broker Non-Votes
Election of Directors	You may vote FOR, AGAINST, or ABSTAIN for each nominee for director.	For each nominee, election requires a number of FOR votes that represents a majority of the votes cast FOR or AGAINST each nominee for director.	FOR all director nominees. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of our director nominees.	Abstentions are not counted as a vote cast and will therefore have no effect on the vote.	No	No effect
Advisory Vote to Approve Executive Compensation	You may vote FOR, AGAINST, or ABSTAIN on the resolution to approve the executive compensation of our NEOs.	Approval requires a number of FOR votes that represents a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter.	FOR the resolution. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the approval of the executive compensation of our NEOs.	Abstentions will have the same effect as a vote AGAINST the resolution.	No	No effect
Approval of the adoption of the Voya Financial, Inc. 2024 Omnibus Incentive Plan	You may vote FOR, AGAINST, or ABSTAIN on the resolution to approve the adoption of the incentive plan.	Approval requires a number of FOR votes that represents a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter.	FOR the resolution Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the approval of the adoption of the incentive plan.	Abstentions will have the same effect as a vote AGAINST the resolution.	No	No effect
Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation	You may vote for EVERY YEAR, EVERY TWO YEARS, EVERY THREE YEARS, or ABSTAIN on the resolution to approve the frequency of future advisory votes on executive compensation.	The option that receives the greatest number of votes cast will determine the outcome of the vote.	That future votes be held EVERY YEAR. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the EVERY YEAR alternative.	Abstentions will not affect which option receives the greatest number of votes case and will have no effect on the vote.	No	No effect
Ratification of Appointment of Independent Registered Public Accounting Firm	You may vote FOR, AGAINST, or ABSTAIN on the resolution to ratify the appointment.	Approval requires a number of FOR votes that represents a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter.	FOR the ratification of the appointment. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the ratification of the appointment.	Abstentions will have the same effect as a vote AGAINST the resolution.	Yes	N/A

Voya 2024 Proxy Statement	94

Who counts the votes?
Votes will be counted by Computershare Trust Company, N.A.
How will the results of the votes taken at our Annual Meeting be reported?
We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the SEC, and will be available at www.sec.gov and on our website at www.voya.com.
How do I inspect the list of shareholders of record?
A list of the shareholders as of the Record Date of March 27, 2024, will be available for inspection during ordinary business hours at our headquarters at 230 Park Avenue, New York, New York 10169, from May 13, 2024 to May 23, 2024. This list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/VOYA2024. Information from this website is not incorporated by reference into this proxy statement.
How do I submit a shareholder proposal or director nominations for the 2025 Annual Meeting?
Shareholder Proposals under SEC Rule 14a-8: Shareholders who wish to present proposals pursuant to SEC Rule 14a-8 for inclusion in the proxy materials to be distributed by us in connection with our 2025 Annual Meeting of Shareholders must submit their proposals to the Law Department, Office of the Corporate Secretary, at Voya Financial, Inc., 230 Park Avenue, New York, New York 10169. Proposals must be received on or before December 12, 2024, unless our 2025 Annual Meeting of Shareholders is held more than 30 days before or after the anniversary date of the 2024 Annual Meeting, in which case proposals must be received a reasonable time before we begin to print and send proxy materials for the 2025 Annual Meeting of Shareholders. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable limitations.
Proxy Access Director Nominations: Our by-laws provide for “proxy access”, which permits eligible shareholders to nominate directors for inclusion in our proxy materials. For a director nominee to be included in the Company's proxy statement for the 2025 Annual Meeting of Shareholders, a notice of the nomination must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not before November 12, 2024, and not later than December 12, 2024. If, however, our 2025 Annual Meeting of Shareholders is held before the date that is 30 days before the anniversary date of the 2024 Annual Meeting, or after the date that is 30 days after the anniversary date of the 2024 Annual Meeting, then our by-laws provide that the deadline for such notice of the nomination will be the later of the close of business on (i) the date that is 180 days before the date of our 2025 Annual Meeting of Shareholders and (ii) the 10th day following the date on which the date of our 2025 Annual Meeting of Shareholders is first publicly announced or disclosed. Our by-laws also specify additional requirements that must be met (including eligibility requirements applicable to any nominator and any nominee) in order for a director nomination to be included in the Company's proxy statement for the 2025 Annual Meeting of Shareholders.
Advance Notice Bylaws for Proposals and Nominations Not Included in Our Proxy Statement: In accordance with our by-laws, for a proposal or director nomination not included in our proxy materials to be properly brought before the 2025 Annual Meeting of Shareholders, a notice of the proposal or nomination must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not before January 23, 2025, and not later than February 22, 2025. If, however, our 2025 Annual Meeting of Shareholders is held before the date that is 30 days before the anniversary date of the 2024 Annual Meeting, or after the date that is 60 days after the anniversary date of the 2024 Annual Meeting, then our by-laws provide that the deadline for such a notice will be the later of the close of business on (i) the date that is 90 days before the date of our 2025 Annual Meeting of Shareholders and (ii) the tenth day following the date on which the date of our 2025 Annual Meeting of Shareholders is first publicly announced or disclosed. Our by-laws specify additional requirements in order for a shareholder to bring a proposal or nominate a director.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025, unless the by-laws provide for an alternative deadline due to the date of the 2025 Annual Meeting of Shareholders.

Voya 2024 Proxy Statement	95

Who pays the expenses of this proxy solicitation?
Expenses for the preparation of these proxy materials and the solicitation of proxies for our Annual Meeting are paid by the Company. In addition to the solicitation of proxies over the Internet or by mail, certain of our directors, officers or employees may solicit proxies in person, by telephone, or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. The Company has retained MacKenzie Partners, Inc. as proxy solicitor for a fee of $22,500 plus the reimbursement of any out-of-pocket expenses. We will reimburse brokers, including our affiliated brokers, and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.
Where can I receive more information about the Company?
We file reports and other information with the SEC. This information is available on the Company’s website at www.voya.com and at the Internet site maintained by the SEC at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The charters of our Audit; Compensation, Benefits and Talent Management; Nominating, Governance and Social Responsibility; Risk, Investment and Finance; and Technology, Innovation and Operations Committees, as well as the Company’s Corporate Governance Guidelines and the Corporate Code of Business Conduct and Ethics are available on the Company’s investor relations website, investors.voya.com.
Communications with our Board
Any person who wishes to communicate with any of our directors, our Non-Executive Chairperson, our committee chairs or with our independent directors as a group should address communications to the Board or the particular director or directors, as the case may be, and mailed to Voya Financial, Inc., 230 Park Avenue, New York, New York 10169, Office of the Corporate Secretary or sent by electronic mail to CorporateSecretary@voya.com.
Code of Ethics and Conduct
Our Board has adopted a code of ethics and a code of conduct as such terms are used in Item 406 of Regulation S-K and the NYSE listing rules. A copy of our Code of Business Conduct and Ethics is available from our investor relations website at investors.voya.com. The Company intends to satisfy any disclosure requirement under Item 5.05 of Form 8-K with respect to its code of ethics through a notice posted at investors.voya.com. Information from this website is not incorporated by reference into this proxy statement.

Voya 2024 Proxy Statement	96

Exhibit A
Non-GAAP Financial Measures
In this proxy statement, we present Adjusted Operating Earnings, Adjusted Operating Earnings Per Share, Adjusted Operating Return on Allocated Capital and Adjusted Operating Return on Equity, each of which is a non-GAAP financial measure.
Adjusted Operating Earnings
Adjusted operating earnings before income taxes is calculated by adjusting GAAP income (loss) before income taxes for the following items:
▪
Net investment gains (losses), which are significantly influenced by economic and market conditions, including interest rates and credit spreads, and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the fair value option unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations, and changes in the fair value of derivative instruments, excluding gains (losses) associated with swap settlements and accrued interest. It also includes changes in the fair value of derivatives related to managed custody guarantees, net of related reserve increases (decreases), less the estimated cost of these benefits, changes in nonperformance spread, and changes in market risk benefits;

▪
Income (loss) related to businesses exited or to be exited through reinsurance or divestment, which includes gains and (losses) associated with transactions to exit blocks of business, amortization of intangible assets and residual run-off activity. Excluding this activity better reveals trends in our core business and more closely aligns Adjusted operating earnings before income taxes with how we manage our segments;

▪
Income (loss) attributable to noncontrolling interests to which we are not economically entitled, such as Allianz SE's (“Allianz”) stake in the results of VIM Holdings LLC (referred to as redeemable noncontrolling interest and Allianz noncontrolling interest) or the attribution of results from consolidated VIEs or VOEs;

▪	Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
▪	Other adjustments may include the following items:
▪	Income (loss) related to early extinguishment of debt since the outcome of decisions to restructure debt are not indicative of normal operations;
▪	Impairment of goodwill and intangible assets as these represent losses related to infrequent events and do not reflect normal, cash-settled expenses;
▪
Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments incurred in connection with certain acquisitions which are not indicative of current Operating expense fundamentals;

▪
Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments. These amounts do not reflect cash-settled expenses, and are not indicative of current Operating expense fundamentals; and

▪
Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate. These items vary widely in timing, scope and frequency between periods as well as among companies to which we are compared. Accordingly, we adjust for these items as we believe that these items distort the ability to make a meaningful evaluation of the current and future performance of our segments.

Adjusted Operating Return on Allocated Capital
Adjusted Operating Return on Allocated Capital is defined as adjusted operating earnings for the Wealth Solutions, Health Solutions and Investment Management Segments (tax-effected based on the actual operating effective tax rate for the period) divided by the average capital allocated to these business segments for the period.
Adjusted Operating Earnings Per Share
Adjusted Operating Earnings Per Share is defined as adjusted operating earnings after income taxes divided by average diluted common shares.

Voya 2024 Proxy Statement	A-1

Adjusted Operating Return on Equity
Adjusted Operating Earnings Per Share is defined as adjusted operating earnings after income taxes divided by average common equity excluding AOCI.
Voya Financial, Inc.
Reconciliation of Adjusted Operating Earnings before income taxes to Income (Loss) before income taxes
($ in millions)	Year ended December 31, 2023
Income (loss) before income taxes	$678
Less:
Net investment gains (losses)	(15)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(182)
Net income (loss) attributable to noncontrolling interests	104
Dividend payments made to preferred shareholders	36
Other adjustments	(180)
Adjusted operating earnings before income taxes	$916
Quantitative Adjustments[1]	1
Adjusted operating earnings before income taxes, including quantitative adjustments	$917
(1)
Includes adjustments made by the Compensation, Benefits, and Talent Management Committee, primarily related to acquisition and divestment impacts that were not reflected in the original targets, which were largely offsetting for 2023.

Voya 2024 Proxy Statement	A-2

Voya Financial, Inc.
Calculation and Reconciliation of Adjusted Operating Return on Allocated Capital
($ in millions, unless otherwise indicated)	Year ended December 31, 2023
Total Voya Financial, Inc. Shareholders' Equity — end of period	$4,193
Total Voya Financial, Inc. Shareholders' Equity — average for period	$3,664
Net income (loss) available to Voya Financial, Inc.’s common shareholders	$589
Return on Voya Financial, Inc. Equity	16.1%

Total Voya Financial, Inc. Shareholders' Equity — average for period	$3,664
Less: Accumulated Other Comprehensive Income (AOCI) — average for period	(2,865)
Plus: Total Voya Debt — average for period	$2,181
Total Capitalization (Excluding AOCI) — average for period	$8,710
Less: Corporate Segment Capital — average for period	$3,151
Quantitative Adjustments — average for period[1]	(578)
Total Allocated Capital — average for period, including quantitative adjustments	$4,981
Adjusted operating earnings after income taxes	$763
Less: Corporate adjusted operating earnings after income taxes	(180)
Adjusted operating earnings after income taxes, excluding Corporate	$943
Quantitative Adjustments[1]	18
Adjusted Operating earnings after income taxes, excluding Corporate and including quantitative adjustments	$961
Adjusted Operating Return on Allocated Capital	19.3%
(1)
Includes adjustments made by the Compensation, Benefits, and Talent Management Committee, primarily related to acquisition and divestment impacts that were not reflected in the original targets and incentive compensation above or below target that is reported in Corporate.

Voya 2024 Proxy Statement	A-3

Voya Financial, Inc.
Reconciliation of Adjusted Operating Return on Equity (ROE) and Adjusted Operating Earnings Per Share (EPS)
	After Income Taxes		Per Share
($ in millions, except per share)	Full Year 2023	Full Year 2022[1]	Full Year 2023	Full Year 2022[1]
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$589	$474	$5.42	$4.30
Less:
Net investment gains (losses)	(2)	(150)	(0.02)	(1.36)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(44)	(109)	(0.40)	(0.99)
Other adjustments	(128)	(74)	(1.18)	(0.67)
Adjusted operating earnings	$763	$807	$7.02	$7.32
Quantitative Adjustments[2]	15	(28)	0.14	(0.25)
Adjusted operating earnings, including quantitative adjustments	$778	$779	$7.16	$7.07
Average Common Equity excluding AOCI and including quantitative adjustments[2]	$5,888	$5,077
Adjusted Operating Return on Equity (ROE)	13.2%	15.4%
2023 and 2022 Average Adjusted Operating ROE and EPS	14.3%		$7.11
(1)
2022 reflects recasted figures due to the adoption of Targeted Improvements to the Accounting for Long-Duration Contracts and updates to our definition of Adjusted Operating Earnings Before Income Taxes in Corporate.

(2)	Includes adjustments made by the Compensation, Benefits, and Talent Management Committee, primarily related to acquisition and divestment impacts that were not reflected in the original targets.

Voya 2024 Proxy Statement	A-4

Voya Financial, Inc.
Reconciliation of Adjusted Operating Earnings Excluding Notable Items
	After Income Taxes		Per Share
($ in millions, except per share)	Full Year 2023	Full Year 2022[1]	Full Year 2023	Full Year 2022[1]
Adjusted operating earnings	$763	$807	$7.02	$7.32
Less:
Alternative investment income and prepayment fees above (below) long-term expectations net of variable compensation	(97)	(84)	(0.89)	(0.76)
Other[2]	(13)	67	(0.12)	0.60
Adjusted operating earnings excluding notable items	$873	$824	$8.03	$7.48
Growth of 2023 Adjusted operating earnings per share excluding notable items compared to 2022			7%
(1)
2022 reflects recasted figures due to the adoption of Targeted Improvements to the Accounting for Long-Duration Contracts and updates to our definition of Adjusted Operating Earnings Before Income Taxes in Corporate.

(2)
In 2023, includes changes in certain legal and other reserves not expected to recur at the same level. In 2022, includes changes in certain other reserves not expected to recur at the same level, favorable tax adjustments primarily related to foreign tax credits, and COVID-19 Impacts.

Voya 2024 Proxy Statement	A-5

Voya Financial, Inc.
Reconciliation of Wealth Solutions Adjusted Operating Revenues to Net Revenues Excluding Notable Items
	Year Ended
($ in millions)	2023	2022
Adjusted operating revenues	$2,776	$2,778
Plus:
Interest credited and other benefits to contract owners/policyholders	(895)	(886)
Net Revenue	1,881	1,892
Less:
Alternative investment income and prepayment fees above (below) long-term expectations	(110)	(76)
Net revenue excluding notable items	$1,991	$1,967
Growth of 2023 Net revenue excluding notable items compared to 2022	1.2%

Voya 2024 Proxy Statement	A-6

Voya Financial, Inc.
Calculation and Reconciliation of Financial Leverage Ratio excluding AOCI
($ in millions, unless otherwise indicated)	Year ended December 31, 2023
Total Financial Debt — end of period	$2,098
Total Voya Financial, Inc. Shareholders' Equity — end of period	$4,193
Capitalization — end of period[1]	$6,291
Debt-to-Capital Ratio[2]	33.3%
Plus:
Capital impact of adding noncontrolling interest	-7.6%
Impact of adding other financial obligations and treatment of preferred stock[3]	10.0%
Capital impact of excluding AOCI	-7.9%
Financial leverage ratio excluding AOCI	27.8%
(1)	Includes Total Financial Debt and Total Voya Financial, Inc. Shareholders' Equity.
(2)	Total Financial Debt divided by Capitalization.
(3)	Includes operating leases, finance leases, and unfunded pension plan after-tax and the impact of eliminating equity treatment for preferred stock.
Forward-Looking and Other Cautionary Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market risks, including general economic conditions, our ability to manage such risks and interest rates; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and availability of funds through dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; (vi) tax, regulatory and legal risks, including limits on our ability to use deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) - Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 23, 2024.

Voya 2024 Proxy Statement	A-7

Exhibit B
VOYA FINANCIAL, INC.

2024 OMNIBUS INCENTIVE PLAN

Voya 2024 Proxy Statement

VOYA FINANCIAL, INC.

2024 OMNIBUS INCENTIVE PLAN
ARTICLE I

GENERAL
1.1 Purpose
The Voya Financial, Inc. 2024 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is designed to help the Company (as hereinafter defined): (1) attract, retain and motivate officers and key employees (including prospective employees), Consultants, Non-Employee Directors and others who may perform services for the Company; (2) align the interests of such persons with the stockholders of Voya Financial; and (3) promote ownership of Voya Financial’s equity.
This Plan governs Awards granted on or after the Effective Date (as hereinafter defined). This Plan will not affect the terms or conditions of any equity award grants under any other plans before the Effective Date. This Plan is a successor to the Voya Financial, Inc. 2019 Omnibus Employee Incentive Plan, the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan and the Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive Plan (the “Prior Plans”) and, provided that this Plan is approved by the Company’s shareholders, no further grants shall be made pursuant to the Prior Plans after the Effective Date.
1.2 Definitions of Certain Terms
For purposes of this Plan, the following terms have the meanings set forth below:
1.2.0 “Affiliate” means any person or entity that controls, is controlled by or is under common control with the Company.
1.2.1 “Award” means an award made pursuant to the Plan.
1.2.2 “Award Agreement” means the written document by which each Award is evidenced, and which the Committee will require a Grantee to execute or acknowledge as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.
1.2.3 “Board” means the Board of Directors of Voya Financial.
1.2.4 “Business Combination” has the meaning set forth in Section 1.2.7(d).
1.2.5 “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.
1.2.6 “Cause” means (x) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Cause”, “Cause” as defined in that agreement or (y) with respect to any other Grantee, the occurrence of any of the following:
(a) such Grantee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction;
(b) such Grantee’s commission of, or participation in, a fraud against Voya Financial or any Subsidiary or any client of Voya Financial or of any Subsidiary or an act of dishonesty against Voya Financial or any Subsidiary or any client of Voya Financial or any Subsidiary that is materially injurious to the Company or its Affiliates;
(c) such Grantee’s material violation of any material contract or agreement between the Grantee and Voya Financial or any Subsidiary;

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(d) any act or omission by Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties and responsibilities to the material detriment of Voya Financial or any Subsidiary; or
(e) such Grantee’s material violation of the applicable rules or regulations of any governmental or self-regulatory authority that causes material harm to Voya Financial or any Subsidiary, such Grantee’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by his or her job description or such Grantee’s loss of any governmental or self-regulatory license that is reasonably necessary for such Grantee to perform his or her duties or responsibilities, in each case as an employee or a Consultant, as applicable, of Voya Financial or any Subsidiary.
The determination as to whether Cause has occurred shall be made by the Committee in its sole discretion and, in such case, the Committee also may, but shall not be required to, specify the date such Cause occurred (including by determining that a prior termination of Employment was for Cause).
1.2.7 “Change in Control” means the occurrence of any of the following events:
(a) individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Voya Financial in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Voya Financial as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(b) any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Voya Financial representing 30% or more of the combined voting power of Voya Financial’s then-outstanding securities eligible to vote for the election of the Board (the “Voya Financial Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of the ownership of, or an acquisition of, Voya Financial Voting Securities: (1) by Voya Financial or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by Voya Financial or any Subsidiary, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities or (4) pursuant to a Non-Qualifying Transaction (as defined in Section 1.2.7(d));
(c) the consummation of a sale of all or substantially all of Voya Financial’s assets;
(d) the consummation of any merger, consolidation or statutory share exchange or similar form of corporate transaction involving Voya Financial that requires the approval of the stockholders of Voya Financial, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”) unless immediately following such Business Combination: (1) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Voya Financial Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voya Financial Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voya Financial Voting Securities among the holders thereof immediately prior to the Business Combination), (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (3) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) described in this clause (d) shall be deemed a “Non-Qualifying Transaction”); or

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(e) the approval by the stockholders of Voya Financial of any dissolution or liquidation of Voya Financial.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Voya Financial Voting Securities as a result of the acquisition of Voya Financial Voting Securities by Voya Financial which reduces the number of Voya Financial Voting Securities outstanding; provided that if after such acquisition by Voya Financial such person becomes the beneficial owner of additional Voya Financial Voting Securities that increases the percentage of outstanding Voya Financial Voting Securities beneficially owned by such person, a Change in Control shall then occur.
1.2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
1.2.9 “Committee” has the meaning set forth in Section 1.3.1.
1.2.10 “Common Stock” means the common stock of Voya Financial, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.
1.2.11 “Company” means Voya Financial, Inc. and any Subsidiary.
1.2.12 “Consent” has the meaning set forth in Section 3.3.2.
1.2.13 “Consultant” means any individual who provides bona fide consulting or advisory services to Voya Financial or any Subsidiary pursuant to a written agreement.
1.2.14 “Covered Person” has the meaning set forth in Section 1.3.4.
1.2.15 “Director” means a member of the Board or a member of the board of directors of a consolidated subsidiary of Voya Financial.
1.2.16 “Effective Date” has the meaning set forth in Section 3.22.
1.2.17 “Employee” means a regular, active employee and a prospective employee of Voya Financial or any Subsidiary, as determined by the Committee, in its sole discretion.
1.2.18 “Employment” means a Grantee’s performance of services for Voya or any Subsidiary, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with Voya Financial or any Subsidiary results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (“Section 409A”) (and not exempt therefrom), a termination of Employment occurs when a Grantee experiences a “separation from service” (as such term is defined under Section 409A).
1.2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.20 “Fair Market Value” means, with respect to a share of Common Stock, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

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1.2.21 “Family Member” means, as to a Grantee, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or domestic partner of such Grantee, (ii) trusts for the exclusive benefit of one or more such persons and/or the Grantee and (iii) other entity owned solely by one or more such persons and/or the Grantee.
1.2.22 “Good Reason” means, in the absence of written consent of a Grantee:
(a) any material and adverse change in the Grantee’s position or authority with Voya Financial or any Subsidiary as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by Voya Financial or any Subsidiary within 60 days after receipt of notice thereof given by the Grantee;
(b) the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before a Change in Control; or
(c) a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies to all similarly situated employees.
Notwithstanding the foregoing, placing the Grantee on a paid leave for up to 90 days, pending the determination of whether there is a basis to terminate the Grantee for Cause, shall not constitute a Good Reason event. If the Grantee does not deliver to Voya Financial or the Subsidiary of whom he is an Employee, as applicable, a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Grantee must give Voya Financial or the Subsidiary, as applicable, notice and 30 days to cure the event constituting Good Reason.
1.2.23 “Grantee” means an Employee, Non-Employee Director or Consultant who receives an Award.
1.2.24 “Incentive Stock Option” means a stock option to purchase shares of Common Stock that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.
1.2.25 “Incumbent Directors” has the meaning set forth in Section 1.2.7(a).
1.2.26 “Non-Employee Director” means a regular, active Director or prospective Director, in either case who is not an employee of the Company or its Affiliates.
1.2.27 “Non-Qualifying Transaction” has the meaning set forth in Section 1.2.7(d).
1.2.28 “Performance Goals” means the goals determined by the Committee, in its discretion, to be applicable to a Grantee with respect to an Award. Performance goals for any Award may relate to any criteria determined by the Committee, in its discretion.
1.2.29 “Plan” has the meaning set forth in Section 1.1.
1.2.30 “Plan Action” has the meaning set forth in Section 3.3.1.
1.2.31 “Section 409A” has the meaning set forth in Section 1.2.18.
1.2.32 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
1.2.33 “Subsidiary” means any corporation or other entity in which Voya Financial has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners.
1.2.34 “Surviving Entity” has the meaning set forth in Section 1.2.7(d).
1.2.35 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of Voya Financial and of any Subsidiary or parent corporation of Voya Financial.

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1.2.36 “Voya Financial” means Voya Financial, Inc., a Delaware corporation.
1.2.37 “Voya Financial Voting Securities” has the meaning set forth in Section 1.2.7(b).
1.3 Administration
1.3.1 The Compensation and Benefits Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:
(a) exercise all of the powers granted to it under the Plan;
(b) construe, interpret and implement the Plan and all Award Agreements;
(c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;
(d) make all determinations necessary or advisable in administering the Plan;
(e) correct any defect, supply any omission and reconcile any inconsistency in the Plan;
(f) amend the Plan to reflect changes in applicable law;
(g) grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards;
(h) amend any outstanding Award Agreement in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee’s circumstances (e.g., a termination of a Grantee’s service as a Non-Employee Director, a change to part-time employment status or a change in position, duties or responsibilities); and
(i) determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 2.3.6, 2.4.5 and 3.13, (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee, (3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards, (4) Awards may be settled by Voya Financial, any Subsidiary or any of its affiliates or any of its or their designees and (5) the exercise price or hurdle price (as applicable) for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) or stock appreciation rights (“SARs”) may be reset.
1.3.2 Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically or through other permissible virtual or electronic means). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive.

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The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties, subject to applicable law. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.
1.3.3 Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.
1.3.4 No Employee or Non-Employee Director (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award, except as expressly provided by statute. Subject to Section 3.14, each Covered Person will be indemnified and held harmless by Voya Financial against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (b) any and all amounts paid by such Covered Person, with Voya Financial’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Voya Financial will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Voya Financial gives notice of its intent to assume the defense, Voya Financial will have sole control over such defense with counsel of Voya Financial’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction or arbitration venue in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Voya Financial’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that Voya Financial may have to indemnify such persons or hold them harmless.
1.4 Persons Eligible for Awards
Awards under the Plan may be made to Employees, Non-Employee Directors and Consultants.
1.5 Types of Awards under Plan
Awards may be made under the Plan in the form of any of the following: (A) in each case in respect of Common Stock, (a) performance shares, (b) restricted shares, (c) restricted stock units, (d) dividend equivalent rights, (e) stock options, (f) SARs and (g) other stock-based or stock-related Awards (including performance-based awards and as further described in Section 2.9.1) and (B) cash-based awards (as further described in Section 2.9.2), in each case that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.
1.6 Shares of Common Stock Available for Awards
1.6.1 Subject to adjustment as provided in this Section 1.6, 8,000,000 shares of the common stock of the Company (the “Common Stock”) shall initially be available for all Awards under the Plan, less one (1) share for every one (1) share granted under any Prior Plan after December 31, 2023 (the “Plan Reserve”). Subject to adjustment as provided in this Section 1.6, the maximum number of shares of Common Stock in the aggregate that may be issued under the Plan in connection with Incentive Stock Options shall not exceed the Plan Reserve. After the Effective Date, no awards may be granted under any Prior Plan; however, any awards under a Prior Plan that are outstanding as of the Effective Date shall remain subject to the terms and conditions of, and continue to be governed by, such Prior Plan.
1.6.2 Permitted Addbacks to Share Reserve. If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2023 any shares of Common Stock subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to

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such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under the Plan. In the event that withholding tax liabilities arising from an Award other than a stock option or SAR or, after December 31, 2023, an award other than an option or SAR under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, the shares so tendered or withheld shall be added to the shares of Common Stock available for Awards under the Plan; provided, however, that shares that again become available for issuance under the Plan pursuant to the preceding clause (ii) shall not increase the numbers of shares of Common Stock that may be granted under the Plan in connection with Incentive Stock Options.
1.6.3 No Recycling of Options or SARs. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added to the shares of Common Stock authorized for grant under Section 1.6.1: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option or, after December 31, 2023, a stock option under any Prior Plan, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to stock options or SARs or, after December 31, 2023, stock options or SARs under any Prior Plan, (iii) shares of Common Stock subject to a SAR or, after December 31, 2023, a SAR under any Prior Plan, that are not issued in connection with its net stock settlement on exercise thereof, and (iv) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options or, after December 31, 2023, options under any Prior Plan.
1.6.4 Source of Common Stock Subject to the Plan. Effective as of the Effective Date, the shares of Common Stock available for issuance pursuant to Awards under the Plan may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by Voya Financial. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted as a result of the acquisition by Voya Financial or a Subsidiary of another company (including by way of merger, combination or similar transaction) (such awards, “Substitute Awards”) will not count against the number of shares that may be issued under the Plan.
1.6.5 Adjustments. The Committee will adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1, adjust the individual Grantee limitations set forth in Section 2.10, adjust the number of shares of Common Stock set forth in Section 2.3.2 that can be issued through Incentive Stock Options and adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise price or hurdle price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split-up, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of Voya Financial, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A. After any adjustment made pursuant to this Section 1.6.5, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number.
ARTICLE II

AWARDS UNDER THE PLAN
2.1 Agreements Evidencing Awards
Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.13, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of Voya Financial or any of its Affiliates. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

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2.2 No Rights as a Stockholder
No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of Voya Financial with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.5, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.
2.3 Options
2.3.1 Grant. Subject to Section 2.10, stock options may be granted in such number and at such times during the term of the Plan as the Committee may determine.
2.3.2 Incentive Stock Options. At the time of grant, the Committee will determine (a) whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option and (b) the number of shares subject to such Incentive Stock Option; provided, however, that (1) the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of Voya Financial or any Affiliate) will not exceed $100,000 and (2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by Voya Financial in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of shares subject to the Incentive Stock Option. No more than 8,000,000 shares of Common Stock (as adjusted pursuant to the provisions of Section 1.6.5) that can be delivered under the Plan shall be issued through Incentive Stock Options.
2.3.3 Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Notwithstanding the foregoing, in the case of a stock option that is a Substitute Award, the exercise price per share may be less than 100% of the Fair Market Value of the Common Stock on the date of grant provided that the grant of such Substitute Award stock option is in compliance with the applicable requirements of Section 409A.
2.3.4 Term of Stock Option. In no event will any stock option be exercisable after the expiration of ten years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years) from the date on which the stock option is granted. In the case of Incentive Stock Options, no Incentive Stock Option may be granted more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the Plan by shareholders of the Company.
2.3.5 Vesting and Exercise of Stock Option and Payment for Shares. A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to Voya Financial specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) shares of Common Stock, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by Voya Financial, on terms acceptable to Voya Financial, with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, shares acquired

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pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship. To the extent a stock option is not previously exercised as to all of the shares subject thereto, and, if the Fair Market Value of one share is greater than the exercise price then in effect, then the stock option shall be deemed automatically exercised immediately before its expiration.
2.3.6 Repricing. Except in connection with a Change in Control or as otherwise permitted by Section 1.6.5, the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted stock option or similar Award by: (i) amending or modifying the terms of the stock option or similar Award to lower the exercise price; (ii) cancelling the stock option or similar Award and granting either (A) replacement stock options or similar Awards having a lower exercise price or (B) other Awards in exchange; or (iii) cancelling or repurchasing underwater stock options or similar Awards for cash or other securities. A stock option or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the shares covered by such Award is less than the exercise price of the Award.
2.4 Stock Appreciation Rights
2.4.1 Grant. Subject to Section 2.10, SARs may be granted in such number and at such times during the term of the Plan as the Committee may determine. SARs may be granted under the Plan to Grantees either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, related to a specific stock option granted under Section 2.3.
2.4.2 Exercise Price/Hurdle Price. The exercise price or hurdle price per share with respect to each SAR will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock. Notwithstanding the foregoing, in the case of a SAR that is a Substitute Award, the exercise price or hurdle price per share may be less than 100% of the Fair Market Value of the Common Stock on the date of grant provided that the grant of such Substitute Award SAR is in compliance with the applicable requirements of Section 409A.
2.4.3 Term of SAR. In no event will any SAR be exercisable after the expiration of ten years from the date on which the SAR is granted.
2.4.4 Vesting and Exercise of SARs and Payment for Shares. A SAR may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the SAR is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement and this Plan, any payment not acquired pursuant to the exercise of a SAR on the applicable vesting date may be acquired thereafter at any time before the final expiration of the SAR. To exercise a SAR, the Grantee must give written notice to Voya Financial specifying the number of shares underlying the SAR the Grantee wishes to exercise. Any person exercising a SAR will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by Voya Financial, on terms acceptable to Voya Financial, with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. To the extent a SAR is not previously exercised as to all of the shares subject thereto, and, if the Fair Market Value of one share is greater than the exercise price or hurdle price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.
2.4.5 Repricing. Except in connection with a Change in Control or as otherwise permitted by Section 1.6.5, the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted SAR or similar Award by: (i) amending or modifying the terms of the SAR or similar Award to lower the exercise price or hurdle price; (ii) cancelling the SAR or similar Award and granting either (A) replacement SARs or similar Awards having a lower exercise price or hurdle price or (B) other Awards in exchange; or (iii) cancelling or repurchasing the underwater SAR or similar Awards for cash or other securities. A SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the shares covered by such Award is less than the exercise price or hurdle price of the Award.
2.5 Restricted Shares
2.5.1 Grants. Subject to Section 2.10, the Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Upon

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the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee or its designated agent until the time the restrictions lapse.
2.5.2 Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement and subject to Section 2.8, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends or other distributions will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted share and retained by the Company will be paid, without interest, to the relevant Grantee.
2.6 Restricted Stock Units
Subject to Section 2.10, the Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of Voya Financial until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.
2.7 Dividend Equivalent Rights
Subject to Section 2.8 and 2.10, the Committee may include in the Award Agreement with respect to any Award (except stock options and SARs) a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The Grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Voya Financial until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.
2.8 Treatment of Dividends and Dividend Equivalents on Unvested Awards
Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is unvested and outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to stock options or SARs.
2.9 Other Stock-Based and Cash-Based Awards
2.9.1 Other Stock-Based Awards. Subject to Section 2.10, the Committee may grant other types of stock-based or stock-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock and the grant of performance-based awards) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as

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determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
2.9.2 Cash-Based Awards. Subject to Section 2.10, the Committee may grant cash-based Awards unrelated to Common Stock in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and payout based upon achievement of one or more goals related to completion of service by the Grantee, achievement of Performance Goals or other performance criteria unrelated to Common Stock, as determined by the Committee at the time of grant. Such Awards will be payable solely in cash and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
2.10 Non-Employee Director Limitation on Awards
The maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee Director, in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
2.11 Repayment if Conditions Not Met
If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option or SAR, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option or SAR, over the exercise price or hurdle price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares, (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to the applicable delivery date and (d) with respect to any cash-based Award, the full amount in cash paid to the Grantee, in each case with respect to clauses (a), (b), (c) and (d) of this Section 2.11, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.
ARTICLE III

MISCELLANEOUS
3.1 Amendment of the Plan
3.1.1 Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Section 1.6.5 and 3.6 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent.
3.1.2 Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self- regulatory agency; provided, however, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of Voya Financial.
3.2 Tax Withholding
Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other

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event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.
3.3 Required Consents and Legends
3.3.1 If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.
3.3.2 The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (1) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (2) the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (3) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.
3.4 Right of Offset
In the event of a Grantee’s termination of Employment, the Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.
3.5 Nonassignability; No Hedging
No Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit transfers of Awards to a Family Member

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(including transfers effected by a domestic relations order (in which case the term “spouse” in the definition of “Family Member” shall be deemed to include former spouses)) subject to such terms and conditions as the Committee shall determine; provided that that such Awards may only be transferred without the receipt of consideration by the Grantee. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.
3.6 Change in Control
3.6.1 In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (a) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where, in the case of stock options or SARs, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such Award; (b) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (c) provide that for a period of at least 20 days prior to the Change in Control, any stock options or SARs will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option or SAR for which the exercise price or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.
3.6.2 Unless otherwise determined by the Committee (or unless otherwise set forth in an employment agreement, individual service agreement or an Award Agreement):
(a) For Grantees other than Non-Employee Directors, upon or within two years after a Change in Control, to the extent an Award is not assumed or substituted pursuant to Section 3.6.1 and (i) a Grantee’s Employment is terminated by Voya Financial or any successor entity thereto without Cause or (ii) if the Grantee terminates Employment for Good Reason, each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of Employment, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment, provided that, as of the Change in Control date, any outstanding performance-based Awards shall be deemed earned at the greater of the target performance level or actual performance level through the Change in Control date (or if no target performance level is specified with respect to an Award, such Award shall be deemed earned as if a target performance level had been set and achieved at exactly 100% of such target performance level) with respect to all open performance periods.
(b) For Non-Employee Directors, upon or within one year after a Change in Control, to the extent an Award is not assumed or substituted pursuant to Section 3.6.1 and a Non-Employee Director’s service is terminated by Voya Financial or any successor entity thereto, each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of service, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of service.
3.7 Right of Discharge Reserved
Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will (a) confer upon any Grantee the right to continued Employment by the Company or affect any right which the Company may have to terminate or alter the terms and conditions of such Employment of (b) create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders.

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3.8 Nature of Payments
3.8.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.
3.8.2 All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.
3.9 Non-Uniform Determinations
3.9.1 The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non- uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.
3.9.2 To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules.
3.10 Other Payments or Awards
Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
3.11 Plan Headings
The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
3.12 Termination of Plan
The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the tenth anniversary of the Effective Date, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.
3.13 Section 409A
3.13.1 All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case

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of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Grantee by Section 409A or any damages for failing to comply with Section 409A.
3.13.2 Without limiting the generality of Section 3.13.1, with respect to any Award made under the Plan that is (whether or not intended to be) “deferred compensation” subject to Section 409A:
(a) any payment due upon a Grantee’s termination of Employment shall be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;
(b) any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Grantee’s separation from service (or earlier death) to the extent such Grantee is a “specified employee” (within the meaning of Section 409A);
(c) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);
(d) with respect to any required Consent described in Section 3.3.2 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;
(e) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;
(f) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and
(g) for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Voya Financial, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.
3.14 Clawback/Recoupment
Awards under this Plan shall be subject to recoupment or clawback as may be required by applicable law or stock exchange listing conditions or by the Voya Financial, Inc. Compensation Recoupment Policy as it may be amended from time to time.
3.15 Governing Law
THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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3.16 Arbitration
3.16.1 The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to resolving any disputes under the Plan or any Award Agreement by arbitration (which may be initiated by either party) administered by JAMS (also known as Judicial Arbitration and Mediation Services), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, unless such arbitration is prohibited by law. The arbitration shall be held in New York, New York and presided over by three arbitrators. The party who initiates the arbitration with JAMS shall also provide notice to JAMS and the opposing party at the time of the initiation of the arbitration of the name of the party selected arbitrator. The opposing party shall file its answering statement with JAMS with 45 days of their receipt of the notice of filing from JAMS. The name of the opposing party’s appointed arbitrator shall be included in such answering statement. The two party-appointed arbitrators shall select a third arbitrator, who shall serve as the chairperson. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any court for the purpose of enforcing the provisions of this Section 3.16.1. The parties agree that the arbitration shall be kept confidential. The existence of the arbitration, any nonpublic information provided in the arbitration, and any submissions, orders or awards made in the arbitration (together, the “Confidential Arbitration Information”) shall not be disclosed to any non-party except the tribunal, JAMS, the parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the arbitration. Notwithstanding the foregoing, a party may disclose Confidential Arbitration Information to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings.
3.16.2 Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the Chief Legal Officer of Voya Financial as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.
3.16.3 Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 3.16.3, except that a Grantee may disclose information concerning such dispute, controversy or claim to arbitration forum that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).
3.16.4 Without limiting the generality of the foregoing, nothing in this Plan (including this Section 3.16.4) or otherwise limits the Grantee’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the U.S. Securities and Exchange Commission (the “SEC”) or any other federal, state, local or foreign governmental agency or commission (“Government Agency”) regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against the Grantee for any of these activities, and nothing in this Plan requires the Grantee to waive any monetary award or other payment that the Grantee might become entitled to from the SEC or any other Government Agency. In addition, notwithstanding Grantee’s confidentiality obligations set forth in this Plan, Grantee understands that, pursuant to the U.S. Defend Trade Secrets Act of 2016, Grantee will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, local or non-U.S. government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Grantee also understands that if Grantee files an arbitration claim for retaliation by the Company for reporting a suspected violation of law, Grantee may disclose the trade secret to Grantee’s attorney and use the trade secret information in the arbitration proceeding, if Grantee (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order if applicable). Grantee understands that if a disclosure of trade secrets was not done in good faith pursuant to the above, then Grantee may be subject to liability, including, without limitation, punitive damages and attorneys’ fees.
3.17 Severability; Entire Agreement
If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such

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invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.
3.18 Waiver of Claims
Each Grantee of an Award recognizes and agrees that any determination made by the Committee, the Company or the Board on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive, including, without limitation, the amount of any Award and the terms of any Award Agreement. Each Grantee of an Award recognizes and agrees that neither the Committee, the Company nor the Board will be required to obtain the consent of any Grantee in order to make any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).
3.19 No Third Party Beneficiaries
Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.
3.20 Successors and Assigns of Voya Financial
The terms of the Plan will be binding upon and inure to the benefit of Voya Financial and any successor entity contemplated by Section 3.6.
3.21 Waiver of Jury Trial
EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.
3.22 Date of Adoption, Approval of Stockholders and Effective Date
The Plan was adopted by the Board on March 20, 2024, approved by the stockholders of Voya Financial on May 23, 2024 and became effective upon such stockholder approval (the “Effective Date”).

Voya 2024 Proxy Statement	B-17

Voya Financial
230 Park Avenue
New York, NY 10169
voya.com

PLAN | INVEST | PROTECT

VOYA FINANCIAL

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 22, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 20, 2024 for shares held in a Plan (as defined below). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VOYA2024**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 22, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 20, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V41860-P07801

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VOYA FINANCIAL, INC.

The Board of Directors recommends a vote FOR all nominees and FOR Items 2, 3 and 5.
The Board recommends a vote for EVERY YEAR for Item 4.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Lynne Biggar	☐	☐	☐
1b. Stephen Bowman	☐	☐	☐
1c. Yvette S. Butler	☐	☐	☐
1d. Jane P. Chwick	☐	☐	☐
1e. Kathleen DeRose	☐	☐	☐
1f. Hikmet Ersek	☐	☐	☐
1g. Ruth Ann M. Gillis	☐	☐	☐
1h. Heather Lavallee	☐	☐	☐
1i. Robert G. Leary	☐	☐	☐
1j. Aylwin B. Lewis	☐	☐	☐
1k. Joseph V. Tripodi	☐	☐	☐

	For	**Against**	**Abstain**
2. Approval, on an advisory basis, of executive compensation.	☐	☐	☐
3. Approval of the Voya Financial, Inc. 2024 Omnibus Incentive Plan.	☐	☐	☐

	Every Year	**Every Two Years**	**Every Three Years**	**Abstain**
4. Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VOYA FINANCIAL, INC.
2024 ANNUAL MEETING OF SHAREHOLDERS
May 23, 2024
11:00 a.m., Eastern Daylight Time

www.virtualshareholdermeeting.com/VOYA2024

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 p.m., Eastern Daylight Time on May 22, 2024 for shares held directly and through 11:59 p.m., Eastern Daylight Time on May 20, 2024 for shares held in a Plan.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V41861-P07801

PROXY
FOR ANNUAL MEETING OF SHAREHOLDERS
VOYA FINANCIAL, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Heather H. Lavallee, Donald C. Templin, and My Chi To, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Voya Financial, Inc. held of record by the undersigned as of March 27, 2024, at the 2024 Annual Meeting of Shareholders to be held on May 23, 2024, beginning at 11:00 a.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/VOYA2024, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Items 2, 3 and 5 and for EVERY YEAR in Item 4.

This proxy may be revoked at any time by executing a new proxy, by voting at the meeting or by giving notice of revocation in writing to the Corporate Secretary of Voya Financial, Inc.

If the undersigned is a participant in the Voya 401(k) Savings Plan or the Voya 401(k) Plan for VRIAC Agents (the "Plans"), then the undersigned hereby directs Voya Institutional Trust Company as Trustee of the Plans to vote all the shares of Voya Financial common stock credited to the undersigned's account as indicated on the reverse side at the meeting and at any adjournment(s) thereof. If your proxy is not returned or is returned unsigned, the Trustee will vote the shares in the same proportion as all the shares held by the respective plan that are allocated to the participants of such plan for which voting instructions have been received.

Continued and to be signed on reverse side